Exhibit 10.1.1

EXECUTION VERSION

AMENDMENT No. 1, dated as of May 15, 2013 (this “Amendment”), to the Credit and Guaranty Agreement dated as of December 28, 2012, among ANCESTRY.COM INC., a Delaware corporation (the “Borrower”), ANCESTRY.COM LLC (F/K/A ANVIL US I LLC), a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors listed on the signature pages hereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), BARCLAYS BANK PLC, as the administrative agent (the “Administrative Agent”) and the other parties thereto (as amended by (i) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Ancestry International LLC (f/k/a Anvil US 2 LLC), a Delaware limited liability company, and the Administrative Agent, (ii) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Anvilire Limited, a limited liability company organized under the laws of Ireland, and the Administrative Agent, (iii) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Anvilire One Limited, a limited liability company organized under the laws of Ireland, and the Administrative Agent, (iv) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Ancelux 3 S.àr.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, with registered office at 282 route de Longwy, L-1940 Luxembourg, registered with the register of commerce of Luxembourg under the number B 174275 and having a share capital of USD 22,000, Ancelux 4 S.àr.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, with registered office at 282 route de Longwy, L-1940 Luxembourg, registered with the register of commerce of Luxembourg under the number B 174224 and having a share capital of USD 20,018,000, and the Administrative Agent, (v) that certain Guarantor Joinder Agreement, dated as of May 10, 2013, between Ancestry Ireland DNA LLC, a Delaware limited liability company and the Administrative Agent and (vi) that certain Guarantor Joinder Agreement, dated as of May 10, 2013, among Ancestry Information Operations Company, an Irish company, Ancestry International DNA Company, an Irish company, and the Administrative Agent, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 13.12(a) of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, (i) each New Term B-2 Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to provide Term B-2 Loans (as defined in Exhibit A) in the aggregate amount of its New Term B-2 Loan Commitment (as defined in Exhibit A) effective as of the Amendment No. 1 Effective Date (as defined below) and (ii) each Term B-1 Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to amend its existing Initial Term Loans such that it shall hold Term B-1 Loans effective as of the Amendment No. 1 Effective Date (the transactions described in clauses (i) and (ii) above, the “Amendment Transaction”).

WHEREAS, the proceeds of the Amendment Transaction shall be applied (i) to repay or refinance that portion of the Initial Term Loans that are not amended and (ii) to pay the fees and expenses in connection with the Amendment Transaction.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2. Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:

(i) Each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement and in or pursuant to the other Loan Documents are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be accurate in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent that any such representations or warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be accurate in all respects) as of such earlier date; and

(ii) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Amendment and the Amendment Transaction contemplated hereby.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders;

(ii) New Term Loan Joinder Agreement. The Administrative Agent, the Borrower and the New Term B-2 Lenders shall have entered into the New Term Loan Joinder Agreement (as defined in Exhibit A);

(iii) Fees. The Borrower shall have paid (i) to the Amendment No. 1 Lead Arranger (as defined in Exhibit A) in immediately available funds, all fees and expenses owing to the Amendment No. 1 Lead Arranger and due and payable on the Amendment No. 1 Effective Date pursuant to that certain Engagement Letter, dated as of May 2, 2013, among the Borrower and the Amendment No. 1 Lead Arranger and (ii) to the Initial Term Lenders (as defined in Exhibit A) the prepayment premium due to each Initial Term Lender pursuant to Section 5.1(b) of the Credit Agreement;

(iv) Legal Opinions. The Administrative Agent shall have received (i) a favorable legal opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Loan Parties, (ii) a legal opinion of Matheson, special counsel to Anvilire Limited, Anvilire One Limited, Ancestry Information Operations Company and Ancestry International DNA Company, (iii) a legal opinion of Clifford Chance LLP, special counsel to Ancelux 3 S.àr.l and Ancelux 4 S.àr.l and (iv) a legal opinion of Snell & Wilmer L.L.P., Utah local counsel to iArchives, Inc., in each case covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v) Officer’s Certificate. The Administrative Agent shall have received a certificate of an authorized officer of the Borrower dated the Amendment No. 1 Effective Date certifying that (a) after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(vi) Closing Certificates. The Administrative Agent shall have received (i) a certificate of good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a duly authorized officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) that there have been no changes to the organizational documents of such Loan Party since the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended since the date adopted and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate referred to above;

(vii) Repayment of Initial Term Loans. The Administrative Agent shall have received a notice of repayment in full of the Initial Term Loans that are not otherwise amended, which such repayment shall occur on the Amendment No. 1 Effective Date.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ALL LOAN DOCUMENTS GOVERNED BY OR EXPRESSED TO BE GOVERNED BY FOREIGN LAW), EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

Section 6. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party, as a debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accomodation party or guarantor, as the case may be, hereby ratifies and reaffirms (i) its Obligations, which shall include obligations (whether direct, as a guarantor or otherwise) in respect of the Term B-1 Loans and Term B-2 Loans and all other obligations, liabilities and indebtedness, under the Loan Documents to which it is party and (ii) the validity of the Liens granted by it pursuant to the Security Documents, and all UCC financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure and perfect all of its Obligations (including its obligations under the Term B-1 Loans and Term B-2 Loans), in each case to the extent provided in such Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby. Each of the Loan Parties who has executed any Loan Document which is governed by the laws of Ireland further consent and agree that the ratification, reaffirmation and confirmation given by it in this Section 7 in respect of such documentation be governed by the laws of Ireland.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ANCESTRY.COM INC. (F/K/A GLOBAL GENERATIONS MERGER SUB INC.), as Borrower

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY.COM LLC (F/K/A/ ANVIL US 1 LLC)

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY US HOLDINGS INC. (F/K/A GLOBAL GENERATIONS INTERNATIONAL INC.)

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY INTERNATIONAL HOLDINGS LLC (F/K/A ANCESTRY.COM LLC)

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Manager

ANCESTRY.COM DNA, LLC

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

[Signature Page to Amendment]

ANCESTRY.COM OPERATIONS INC.

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

iARCHIVES, INC.

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

TGN SERVICES, LLC

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY.COM OPERATIONS INC., as Sole Member of WE’RE RELATED, LLC

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY INTERNATIONAL LLC (F/K/A ANVIL US 2 LLC)

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Chief Financial Officer

[Signature Page to Amendment]

ANCESTRY IRELAND DNA LLC

By:	/s/ Howard Hochhauser
Name Howard Hochhauser
Title: Manager

[Signature Page to Amendment]

ANCELUX 3 S.À R.L.

By:	/s/ Séverine Michel
Name: Séverine Michel
Title: Manager

ANCELUX 4 S.À R.L.

By:	/s/ Séverine Michel
Name: Séverine Michel
Title: Manager

[Signature Page to Amendment]

PRESENT when the COMMON SEAL of ANVILIRE LIMITED was affixed hereto:

/s/ David Sanfey
Director

/s/ Patrick Malloy
Secretary, Matsack Trust Limited

PRESENT when the COMMON SEAL of ANVILIRE ONE LIMITED was affixed hereto:

/s/ David Sanfey
Director

/s/ Patrick Malloy
Secretary, Matsack Trust Limited

PRESENT when the COMMON SEAL of ANCESTRY INFORMATION OPERATIONS COMPANY was affixed hereto:

/s/ David Sanfey
Director

/s/ Patrick Malloy
Secretary, Matsack Trust Limited

[Signature Page to Amendment]

PRESENT when the COMMON SEAL of ANCESTRY INTERNATIONAL DNA COMPANY was affixed hereto:

/s/ David Sanfey
Director

/s/ Patrick Malloy
Secretary, Matsack Trust Limited

[Signature Page to Amendment]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Vice President

[Signature Page to Amendment]

FIRST AMENDMENT TO THE ANCESTRY.COM INC. CREDIT AGREEMENT DATED AS OF DECEMBER 28, 2012

THE UNDERSIGNED LENDER:

☐	Consents to Amendment

☐	Declines Amendment and wishes to exit the Credit Agreement

EVERY LENDER THAT CONSENTS TO THIS AMENDMENT NO. 1 HEREBY WAIVES ITS RIGHT TO COMPENSATION UNDER SECTIONS 2.11 AND 2.12 OF THE CREDIT AGREEMENT.

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

Existing Revolving Commitment amount1: $

Existing Initial Term Loan amount1: $

[1]	For informational purposes only. In the event of immaterial discrepancies the Administrative Agent’s Register will prevail.

[Lender Signature Page to Ancestry.com Credit Agreement Amendment No. 1]

Exhibit A

~~Execution Version~~

~~$720,000,000~~

$50,000,000 Revolving Facility

$488,325,000 Term B-1 Loans

$150,000,000 Term B-2 Loans

CREDIT AND GUARANTY AGREEMENT

among

Ancestry.com LLC (f/k/a ANVIL US 1 LLC),

as Holdings,

Ancestry US Holdings Inc. (f/k/a Global Generations International Inc.),

as U.S. Holdings,

Ancestry.com Inc. (f/k/a Global Generations Merger Sub Inc.),

as the Borrower,

The Several Lenders from Time to Time Parties Hereto,

and

Barclays Bank PLC,

as Administrative Agent

Dated as of December 28, 2012

and as amended by Amendment No. 1 on May 15, 2013

Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, Deutsche

Bank Securities Inc. and RBC Capital Markets,

as Initial Joint Lead Arrangers and Joint Bookrunners as of the Closing Date,

and

Morgan Stanley Senior Funding, Inc.,

as Lead Arranger and Bookrunner for Amendment No. 1

TABLE OF CONTENTS

Page
SECTION 1. DEFINITIONS		1

1.1	Defined Terms	1
1.2	Other Interpretive Provisions	~~54~~56
1.3	Calculations; Computations; Latest Maturity Date	~~54~~56

SECTION 2. AMOUNT AND TERMS OF CREDIT		~~56~~58

2.1	The Commitments	~~56~~58
2.2	Minimum Amount of Each Borrowing	~~58~~60
2.3	Notice of Borrowing	~~58~~60
2.4	Repayment of Loans	~~59~~61
2.5	Disbursement of Funds	~~60~~62
2.6	Notes	~~60~~63
2.7	Conversions/Continuation	~~61~~63
2.8	Pro Rata Borrowings	~~62~~64
2.9	Interest	~~62~~64
2.10	Interest Periods	~~63~~65
2.11	Increased Costs, Illegality, etc.	~~64~~66
2.12	Compensation	~~66~~69
2.13	Change of Lending Office	~~67~~69
2.14	Replacement of Lenders	~~67~~69
2.15	Incremental Credit Extensions	~~68~~71
2.16	Loan Modification Offers	~~71~~73
2.17	Defaulting Lender	~~72~~75
2.18	Refinancing Amendments	~~75~~78

SECTION 3. LETTERS OF CREDIT		~~76~~79

3.1	Letters of Credit	~~76~~79
3.2	Maximum Letter of Credit Outstandings; Final Maturities	~~77~~80
3.3	Letter of Credit Requests; Minimum Stated Amount	~~78~~80
3.4	Letter of Credit Participations	~~78~~81
3.5	Agreement to Repay Letter of Credit Drawings	~~80~~83
3.6	Increased Costs	~~81~~83

SECTION 4. COMMITMENT FEES; FEES; REDUCTIONS OF COMMITMENTS		~~81~~84

4.1	Fees	~~81~~84
4.2	Voluntary Termination of Unutilized Revolving Loan Commitments	~~82~~85
4.3	Mandatory Reduction of Commitments	~~83~~86

SECTION 5. PREPAYMENTS; PAYMENTS; TAXES		~~83~~86

5.1	Voluntary Prepayments	~~83~~86
5.2	Mandatory Repayments	~~84~~87
5.3	Repayment of Revolving Excess, etc.	~~87~~89
5.4	Method and Place of Payment	~~87~~89

- i -

5.5	Net Payments	~~87~~90

SECTION 6. REPRESENTATIONS AND WARRANTIES		~~89~~92

6.1	Financial Condition	~~89~~92
6.2	No Change	~~90~~92
6.3	Existence; Compliance with Law	~~90~~92
6.4	Power; Authorization; Enforceable Obligations	~~90~~93
6.5	Consents	~~90~~93
6.6	No Legal Bar	~~91~~93
6.7	Litigation	~~91~~93
6.8	[Reserved]	~~91~~94
6.9	Ownership of Property; Liens	~~91~~94
6.10	Intellectual Property	~~91~~94
6.11	Taxes	~~91~~94
6.12	Federal Regulations	~~92~~94
6.13	Labor Matters	~~92~~94
6.14	ERISA	~~92~~94
6.15	Investment Company Act; Other Regulations	~~93~~95
6.16	Capitalization and Subsidiaries	~~93~~96
6.17	Environmental Matters	~~93~~96
6.18	Accuracy of Information, etc.	~~94~~96
6.19	Security Documents	~~94~~97
6.20	Solvency	~~95~~98
6.21	Patriot Act; OFAC	~~95~~98
6.22	Status as Senior Indebtedness	~~95~~98
6.23	Anti Corruption Laws	~~96~~98

SECTION 7. CONDITIONS PRECEDENT		~~96~~98

7.1	Conditions to Initial Extension of Credit	~~96~~98
7.2	Conditions to Each Extension of Credit	~~98~~101
7.3	Condition to each Revolving Loan, Swingline Loan and Letter of Credit	~~99~~101

SECTION 8. AFFIRMATIVE COVENANTS		~~99~~101

8.1	Financial Statements	~~99~~102
8.2	Certificates; Other Information	~~100~~102
8.3	Payment of Taxes	~~101~~104
8.4	Maintenance of Existence; Compliance	~~101~~104
8.5	Maintenance of Property; Insurance	~~101~~104
8.6	Inspection of Property; Books and Records; Discussions	~~102~~104
8.7	Notices.	~~102~~105
8.8	Additional Collateral, etc.	~~103~~106
8.9	Credit Ratings	~~105~~108
8.10	Further Assurances	~~105~~108
8.11	Designation of Unrestricted Subsidiaries	~~105~~108
8.12	Post-Closing Matters	~~106~~109
8.13	Interest Rate Protection	~~106~~109
8.14	ERISA	~~106~~109
8.15	Use of Proceeds	~~106~~109

SECTION 9. NEGATIVE COVENANTS		~~107~~109

- ii -

9.1	Maximum Total Net Secured Leverage Ratio	~~107~~109
9.2	Indebtedness	~~107~~110
9.3	Liens	~~110~~112
9.4	Fundamental Changes	~~112~~115
9.5	Disposition of Property	~~113~~116
9.6	Restricted Payments	~~115~~118
9.7	Investments	~~118~~120
9.8	Payments and Modifications of Certain Debt Instruments	~~121~~123
9.9	Transactions with Affiliates	~~121~~124
9.10	Sale Leaseback Transactions	~~122~~125
9.11	Changes in Fiscal Periods	~~122~~125
9.12	Negative Pledge Clauses	~~122~~125
9.13	Clauses Restricting Restricted Subsidiary Distributions	~~123~~125
9.14	Lines of Business	~~123~~126

SECTION 10. GUARANTEE		~~124~~126

10.1	The Guarantee	~~124~~126
10.2	Obligations Unconditional	~~124~~127
10.3	Reinstatement	~~125~~128
10.4	No Subrogation	~~125~~128
10.5	Remedies	~~125~~128
10.6	Continuing Guarantee	~~125~~128
10.7	General Limitation on Guaranteed Obligations	~~126~~128
10.8	Release of Guarantors and Pledges	~~126~~129
10.9	Right of Contribution	~~126~~129

SECTION 11. EVENTS OF DEFAULT		~~127~~129

11.1	Events of Default	~~127~~129
11.2	Action in Event of Default	~~129~~132
11.3	Right to Cure	~~130~~133
11.4	Application of Proceeds	~~131~~133

SECTION 12. ADMINISTRATIVE AGENT		~~132~~135

12.1	Appointment	~~132~~135
12.2	Nature of Duties	~~132~~135
12.3	Lack of Reliance on the Administrative Agent	~~133~~135
12.4	Certain Rights of the Administrative Agent	~~133~~136
12.5	Reliance	~~133~~136
12.6	Indemnification	~~133~~136
12.7	The Administrative Agent in its Individual Capacity	~~134~~136
12.8	Holders	~~134~~137
12.9	Resignation by the Administrative Agent	~~134~~137
12.10	Collateral Matters	~~136~~138
12.11	Parallel Debt	~~136~~139
12.12	Delivery of Information	~~137~~140

SECTION 13. MISCELLANEOUS		~~138~~140

13.1	Payment of Expenses, etc.	~~138~~140
13.2	Right of Setoff	~~139~~142
13.3	Notices	~~140~~143

- iii -

13.4	Benefit of Agreement; Assignments; Participations	~~140~~143
13.5	No Waiver; Remedies Cumulative	~~145~~148
13.6	Payments Pro Rata	~~146~~148
13.7	[Reserved]	~~146~~149
13.8	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~146~~149
13.9	Counterparts	~~147~~150
13.10	~~Effectiveness~~ [Reserved.]	~~148~~151
13.11	Headings Descriptive	~~148~~151
13.12	Amendment or Waiver; etc.	~~148~~151
13.13	Survival	~~151~~154
13.14	Domicile of Loans	~~151~~154
13.15	Register	~~151~~154
13.16	Confidentiality	~~152~~155
13.17	Patriot Act	~~152~~155
13.18	Interest Rate Limitation	~~152~~155
13.19	Judgment Currency	~~153~~156
13.20	No Advisory or Fiduciary Responsibility	~~153~~156
13.21	Amendment and Restatement	157

SCHEDULES:

Schedule I	Lenders and Commitments

Schedule II	Notice Addresses

Schedule 1.1(a)	Mandatory Costs

Schedule 1.1(b)	Final Structure Schedule

Schedule 6.7	Litigation

Schedule 6.16	Subsidiaries

Schedule 6.19(a)	Security Documents

Schedule 6.19(b)	Owned Real Property

Schedule 7.1(g)	Local Counsel Opinions

Schedule 8.12	Post-Closing Matters

Schedule 9.2(j)	Existing Indebtedness

Schedule 9.3(i)	Existing Liens

Schedule 9.7(n)	Existing Investments

Schedule 9.9	Existing Affiliate Transactions

Schedule 9.12	Existing Restrictive Agreements

EXHIBITS:

Exhibit A	Form of Assignment and Assumption

Exhibit B	Form of Financial Statements Certificate

Exhibit C	Intercreditor Agreement Term Sheets

Exhibit D	Form of Guarantor Joinder Agreement

Exhibit E	Form of Security Agreement

Exhibit F	Form of Notice of Borrowing

Exhibit G-1	Form of Term B-1 Note

Exhibit G-2	Form of Term B-2 Note

Exhibit H	Form of Revolving Note

- iv -

Exhibit I	Form of Swingline Note

Exhibit J	Form of Notice of Conversion/Continuation

Exhibit K	Form of Letter of Credit Request

Exhibit L	Form of Non-Bank Certificate

Exhibit M	Form of Closing Certificate

Exhibit N	Form of Solvency Certificate

Exhibit O	Form of Prepayment Notice

Exhibit P	Form of Perfection Certificate

Exhibit Q	Security and Guarantee Principles

- v -

CREDIT AND GUARANTY AGREEMENT, dated as of December 28, ~~2012, among~~2012 (the “Original Credit Agreement” and as amended by Amendment No. 1 on May 15, 2013, this “Agreement”), among Ancestry.com LLC (f/k/a ANVIL US 1 LLC), a Delaware limited liability company (“Holdings”), Ancestry US Holdings Inc. (f/k/a Global Generations International Inc.), a Delaware corporation (“U.S. Holdings”), Ancestry.com Inc. (f/k/a Global Generations Merger Sub Inc.), a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1) from time to time party hereto, the several banks, financial institutions, institutional investors and other entities from time to time parties to this Agreement as lenders or holders of the Loans (the “Lenders”) and issuers of Letters of Credit and Barclays Bank PLC, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among U.S. Holdings, Global Generations Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Ancestry.com Inc., Merger Sub ~~will be~~was merged with and into the Borrower in accordance with the terms thereof (the “Acquisition”); and

WHEREAS, on the Closing Date, the Borrower ~~has~~ requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 7.1, the Lenders (a) lend to the Borrower $670,000,000 in the form of ~~a term loan~~Initial Term Loans and (b) make available to the Borrower a $50,000,000 revolving credit facility for the making of revolving loans and the issuance of letters of credit, from time to time; and

WHEREAS, on the Amendment No. 1 Effective Date, the Borrower has requested that (i) each Term B-1 Lender amend its existing Initial Term Loans such that it will hold a like principal amount of Term B-1 Loans in the aggregate principal amount of $488,325,000 and (ii) each New Term B-2 Lender lend to the Borrower $150,000,000 in the form of Term B-2 Loans.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acceptable Price” shall have the meaning set forth in the definition of “Dutch Auction.”

“Accepting Lenders” shall have the meaning set forth in Section 2.16(a).

“Accounting Changes” shall have the meaning set forth in Section 1.3(a).

“Acquisition” shall have the meaning set forth in the recitals hereto.

“Acquisition Documentation” shall mean, collectively, the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Additional Lender” shall mean, at any time, any bank or other financial institution that agrees to provide any portion of any (a) New Revolving Loan Commitment, Revolving Loan Commitment Increase or Incremental Term Loans in accordance with Section 2.15 or (b) Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.18; provided that (i) the Administrative Agent and, in respect of any New Revolving Loan Commitment, Revolving Loan Commitment Increase or Other Revolving Loan, the Issuing Lender and the Swingline Lender, shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender if such consent would be required under Section 13.4 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Additional Lender, (ii) the Borrower shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 13.4(a)(iv).

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Administrative Agent” shall mean Barclays Bank PLC, in its capacity as Administrative Agent for the Lenders hereunder and under the other Loan Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.9.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning set forth in Section 9.9.

“Affiliated Investment Fund” shall mean any Affiliate of Holdings (other than Holdings, U.S. Holdings, the Borrower or any of their respective Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Sponsors and investment vehicles managed or advised by the Sponsors that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity.

“Affiliated Lender” shall mean, at any time, any Lender that is a Sponsor or an Affiliate of the Sponsors (other than Holdings, U.S. Holdings, the Borrower or any of their respective Subsidiaries or any natural person) at such time.

“Agreement” shall mean this Credit and Guaranty Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time~~.~~, including by (i) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Ancestry International LLC (f/k/a Anvil US 2 LLC), a Delaware limited liability company, and the Administrative Agent, (ii) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Anvilire Limited, a limited liability company organized under the laws of Ireland, and the Administrative Agent, (iii) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among Anvilire One Limited, a limited liability company organized under the laws of Ireland, and the Administrative Agent, (iv) that certain Guarantor Joinder Agreement, dated as of January 28, 2013, among LuxCo3, Ancelux 4 S.àr.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under

Luxembourg law, having its registered office at 282, route de Longwy, L-1940 Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies under B 174.224 and having a share capital of USD 20,018,000, and the Administrative Agent, (v) that certain Guarantor Joinder Agreement, dated as of May 10, 2013, between Ancestry Ireland DNA LLC, a Delaware limited liability company, and the Administrative Agent, (vi) that certain Joinder Agreement, dated as of May 10, 2013, among Ancestry Information Operations Company, an Irish company, Ancestry International DNA Company, an Irish company, and the Administrative Agent and (vii) Amendment No. 1.

“AHYDO Payments” shall mean payments with respect to the Senior Notes (or any Permitted Refinancing thereof) that are necessary to avoid such ~~Junior Financing~~financing as being treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate margins, original issue discount, upfront fees or a LIBOR Rate or Base Rate floor greater than 1.25% or 2.25%, respectively, in the case of any Incremental Term Loan, or any LIBOR Rate or Base Rate floor in the case of any Incremental Revolving Loan Commitment (it being understood that to the extent any Indebtedness has an interest floor in excess of that of other Indebtedness, such excess shall be equated to interest rate for purposes of determining any increase to the Applicable Margin required by Section 2.15); provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity; provided further that the All-In Yield shall not include arrangement fees, structuring fees or other fees payable in connection therewith that are not shared with all lenders of such Indebtedness; provided further that upfront fees shall be deemed to constitute like amounts of OID.

“Alternate Currency” shall mean Euros and Pounds Sterling.

“Alternate Currency Equivalent” shall mean, at any time for the determination thereof, the amount of the applicable Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the Spot Currency Exchange Rate as of 11:00 A.M. (New York time) on the date two (2) Business Days prior to the date of any determination thereof for purchase on such date with respect to the applicable Alternate Currency Loans (or, in the case of any determination pursuant to Section 13.19, on the date of determination).

“Alternate Currency Letter of Credit Outstandings” shall mean all Letter of Credit Outstandings in respect of Letters of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean a Loan denominated in an Alternate Currency.

“Alternate Currency Rate” shall mean (a) in respect of Loans denominated in Euros, Euro LIBOR and (b) in respect of Loans denominated in Pounds Sterling, the Sterling Rate.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of May 15, 2013, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall have the meaning specified in Amendment No. 1.

“Amendment No. 1 Lead Arranger” shall mean Morgan Stanley Senior Funding, Inc.

“Applicable Discount” shall have the meaning set forth in the definition of “Dutch Auction.”

“Applicable Margin” shall mean, subject to the next three (3) paragraphs of this definition, (I) initially, a percentage per annum equal to (i) in the case of Initial Term Loans prior to the Amendment No. 1 Effective Date maintained as (A) Base Rate Loans, 4.75% and (B) LIBOR Loans, 5.75%; (ii) in the case of Term B-1 Loans maintained as (A) Base Rate Loans, 3.00% and (B) LIBOR Loans, 4.00%; (iii) in the case of Term B-2 Loans maintained as (A) Base Rate Loans, 2.25% and (B) LIBOR Loans, 3.25%; (iv) in the case of Initial Revolving Loans maintained as (A) Base Rate Loans, 3.50% and (B) Fixed Rate Loans, 4.50%~~;~~ and (~~iii~~v) in the case of Swingline Loans, 3.50%~~,~~; (II) with respect to Incremental Term Loans and/or Incremental Revolving Loans, the rate per annum specified in the Incremental Amendment establishing Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments in respect of such Incremental Term Loans and/or Incremental Revolving Loans, as the case may be and (III) with respect to Other Term Loans or Other Revolving Loans, the rate per annum specified in the Refinancing Amendment establishing such Loan.

From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin or different Commitment Fee for Initial Revolving Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Initial Revolving Loans (hereinafter, the “Adjustable Applicable Margins”) and Commitment Fees shall be those set forth below opposite the Total Net Secured Leverage Ratio indicated to have been achieved in any certificate delivered as provided below:

Revolving Facility

Total Net Secured Leverage Ratio	Initial Revolving Loan Fixed Rate Margin	Initial Revolving Loan and Swingline Loan Base Rate Margin	Commitment Fees
Greater than 3.25 to 1.0	4.50%	3.50%	0.50%
Less than or equal to 3.25 to 1.0 but greater than 2.75 to 1.0	4.25%	3.25%	0.50%
Less than or equal to 2.75 to 1.0	4.00%	3.00%	0.375%

The Total Net Secured Leverage Ratio used in a determination of Adjustable Applicable Margins and Commitment Fees shall be determined based on the delivery of a certificate of Holdings (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within forty-five (45) days after the last day of any fiscal quarter of Holdings ending at least six (6) months following the Closing Date, which certificate shall set forth the calculation of the Total Net Secured Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Asset Sales (if any) consummated after the end of the most recently ended Test Period and on or prior to the date of delivery of such certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the Adjustable Applicable Margins and Commitment Fees that shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or Asset Sale, an Authorized Officer of Holdings shall deliver to the Administrative Agent a certificate (a “Transaction Certificate”) setting forth the calculation of the Total Net Secured Leverage Ratio on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions (if any) and all Asset Sales (if any) consummated on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Asset Sale is consummated for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Adjustable Applicable Margins and Commitment Fees that shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Total Net Secured Leverage Ratio as so calculated. The Adjustable Applicable Margins and Commitment Fees so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next Quarterly Pricing Certificate or Transaction Certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Asset Sale is consummated or (z) the date which is forty-five (45) days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins and Commitment Fees (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those set forth in the first sentence of this definition (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”) and the Commitment Fees shall be 0.50% per annum (and shall be paid in accordance with Section 4.1). Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins and the Commitment Fees shall be 0.50% per annum at all times during the continuance of any Significant Event of Default.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Net Secured Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin or Commitment Fees that is or are less than that which would have been applicable had the Total Net Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” and Commitment Fees for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Net Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.9(a), (b) and (c) and 4.1(a) and (b) as a result of the miscalculation of the Total Net Secured Leverage Ratio shall be deemed to be due and payable under the relevant provisions of Section 2.9(a), (b) or (c) or Section 4.1(a) or (b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Total Net Secured Leverage Ratio had been accurately set forth in such Quarterly Pricing Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.9(d), in accordance with the terms of this Agreement) and shall be due and payable on the date of such subsequent determination.

“Applicable Requirements” shall mean in respect of any Indebtedness, Indebtedness that satisfies the following requirements:

(a) does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is ninety-one (91) days after the then Latest Maturity Date at the time such Indebtedness is incurred;

(b) if such Indebtedness is secured by any portion of the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement (or any Intercreditor Agreement has been amended or replaced in a manner reasonably acceptable to the Administrative Agent, which results in such Senior Representative having rights to share in any portion of the Collateral on a pari passu basis or a junior-lien basis, as applicable);

(c) if such Indebtedness is secured on a pari passu basis with the Obligations by any portion of the Collateral, it is in the form of debt securities or other Indebtedness that is not in the form of a credit facility that could have been incurred as an Incremental Facility;

(d) to the extent such Indebtedness is secured, it is not secured by any property or assets of Holdings or any Group Member other than the Collateral (it being agreed that such Indebtedness shall not be required to be secured by all of the Collateral);

(e) if such Indebtedness is guaranteed, it is not guaranteed by any Person that is not a Guarantor; and

(f) other terms and conditions of such Indebtedness (that are customary and usual for Indebtedness of this type other than pricing, fees, rate floors, premiums, optional prepayment or redemption provisions) are either (i) taken as a whole, not materially more favorable to the providers of such Indebtedness than those set forth in the Loan Documents (it being understood that terms that are substantially similar to the Senior Notes are not materially more favorable for purposes of the foregoing) or (ii) on market terms for “high yield” notes of the type being incurred at the time of incurrence (it being agreed that, subject to clause (c) above, such Indebtedness may be in the form of notes or a credit agreement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date;

provided that a certificate of an Authorized Officer of Holdings delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent notifies Holdings within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Approved Foreign Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Fund” shall mean any Person (other than a natural person or Disqualified Lender) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean any Dispositions of property pursuant to Sections 9.5(s) and/or (v) that yield aggregate consideration to Holdings or any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of an amount equal to $5,000,000 with respect to any single Disposition or series of related Dispositions of property.

“Assignee” shall have the meaning set forth in Section 13.4(a)(i).

“Assignment and Assumption” shall mean an Assignment and Assumption, substantially in the form of Exhibit A.

“Assignment Taxes” shall have the meaning set forth in the definition of “Other Taxes.”

“Attributable Debt” shall mean, in respect of a Sale Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auction Purchase” shall mean a purchase of Term Loans pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 13.4(a)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 13.4(a)(iv).

“Australian Dollars” shall mean freely transferable lawful money of the Commonwealth of Australia (expressed in Australian dollars).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors (or similar governing body) of the Borrower to deliver such notices pursuant to this Agreement, (ii) delivering financial information and officer’s certificates pursuant to this Agreement (including Section 8.7), the chief financial officer, the treasurer, the assistant treasurer or the controller of Holdings or the Borrower, (iii) any other matter in connection with this Agreement or any other Loan Document, any officer (or a person or persons so designated by any such officer) of Holdings or the Borrower and (iv) as to any other Loan Party or, in the case of any Foreign Subsidiary, any duly appointed authorized signatory or director or managing member of such Person; provided that in the case of clauses (i), (iii) and (iv) above, such Authorized Officers may include, for the avoidance of doubt, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, secretary, assistance secretary or corporate secretary of the Borrower, Holdings or any Loan Party, as applicable.

“Available Amount” shall mean, at any time, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of:

(a) an amount equal to $25,000,000, plus

(b) the Retained Excess Cash Flow Amount at such time, plus

(c) (I) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Qualified Equity Interests of Holdings or of any direct or indirect parent of Holdings after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as equity to the capital of the Borrower and (ii) the Qualified Equity Interests of Holdings or of any direct or indirect parent of Holdings issued upon conversion of Indebtedness incurred after the Closing Date of Holdings or any of its Restricted Subsidiaries owed to a Person other than a Loan Party or a Restricted Subsidiary of Loan Party and (II) the fair market value (as determined by the board of directors (or similar governing body) of Holdings) of assets or property received by the Borrower and/or its Restricted Subsidiaries as a contribution to its equity capital (excluding (w) a Specified Equity Contribution, (x) any such contribution by Holdings or any of its Subsidiaries, (y) issuances of Capital Stock applied pursuant to Section 9.7(p) and (z) Excluded Contributions), plus

(d) 100% of the aggregate amount received by Holdings and/or its Restricted Subsidiaries in cash and Cash Equivalents (valued at the fair market value thereof, as determined by the board of directors (or similar governing body) or an Authorized Officer of Holdings) from:

(i) the sale (other than to Holdings or any such Restricted Subsidiary) of any Capital Stock of an Unrestricted Subsidiary or any Investments, or

(ii) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any Investments, or

(iii) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any Investments, plus

(e) 100% of the aggregate amount of Declined Proceeds received by Holdings and/or its Restricted Subsidiaries, plus

(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the fair market value (as determined by the board of directors (or similar governing body) or an Authorized Officer of Holdings) of the Investments of Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case without duplication of returns included in the calculation of Consolidated Net Income and to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 8.11 and were originally made using the Available Amount pursuant to Section 9.7(u), plus

(g) an amount equal to the net reduction in Investments made pursuant to Section 9.7(u) in respect of any returns in cash, Cash Equivalents and assets (valued at the fair market value thereof, as determined by the board of directors (or similar governing body) or an Authorized Officer of Holdings) (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by Holdings and its Restricted Subsidiaries from such Investments, minus

(h) any amount of the Available Amount used to make Investments pursuant to Section 9.7(u) after the Closing Date and prior to such time, minus

(i) any amount of the Available Amount used to make Restricted Payments pursuant to Section 9.6(b) after the Closing Date and prior to such time, minus

(j) any amount of the Available Amount used to make payments or redemptions pursuant to Section 9.8(d) after the Closing Date and prior to such time.

“Available Currency” shall mean (i) with respect to Term Loans (other than Incremental Term Loans) and Swingline Loans, Dollars, (ii) with respect to Revolving Loans and Letters of Credit, Dollars and any Alternate Currency and (iii) with respect to Incremental Term Loans, Dollars and any Alternate Currency as specified in the respective Incremental Amendment.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time and (iii) the LIBOR Rate that would then be in effect for a LIBOR Loan with an Interest Period of one month plus 1%; provided, that solely in the case of ~~Initial~~ Term B-1 Loans, the Base Rate shall not be less than 2.25% per annum, and solely in the case of Term B-2 Loans, the Base Rate shall not be less than 2.00% per annum. For purposes of this definition, the LIBOR Rate shall be determined using the LIBOR Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBOR Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBOR Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBOR Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBOR Rate, respectively.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Dollar Denominated Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Fixed Rate Loans, the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of the related Borrowing of LIBOR Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the interbank LIBOR market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Euro Denominated Loans and Sterling Denominated Loans, any day that is a Business Day described in clauses (i) and (ii) and that is also (a) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England and (b) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer 2 (TARGET 2) System is open.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Asset Sale or other event for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable.

“Canadian Dollars” shall mean freely transferable lawful money of Canada (expressed in Canadian dollars).

“Cancellation” or “Cancelled” shall mean the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Term Loans acquired in connection with an Auction Purchase or other acquisition of Term Loans, which cancellation shall be consummated as described in Section 13.4(a)(iii)(C) and the definition of “Eligible Assignee.”

“Capital Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person that, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles. For the avoidance of doubt, “Capital Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or company (including common stock and preferred stock), any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests (general and limited), and membership and limited liability company interests or shares, and any and all warrants, rights or options to purchase any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Collateral” shall have the meaning set forth in the definition of “Collateralize.”

“Cash Equivalents” shall mean (a) Dollars, Euros, Pounds Sterling, Canadian Dollars, Australian Dollars and Swedish Krona (including such Dollars, Euros, Pounds Sterling, Canadian Dollars, Australian Dollars and Swedish Krona as are held as overnight bank deposits and demand deposits with banks); (b) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within twenty-four (24) months from the date of acquisition; (c) obligations maturing not more than one (1) year after such time issued or guaranteed by the government of a country (“OECD Country”) that is a member of the Organization for Economic Cooperation and Development or any agency thereof that is rated at least A by S&P or A by Moody’s; (d) certificates of deposit, time deposits, eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having combined capital and surplus of not less than $100,000,000; (e) time deposits and certificates of deposit of (I) any commercial banking institution that is an applicable central bank of an OECD Country and has a combined capital and surplus of not less than $500,000,000 (or the equivalent thereof in the foreign currency of such OECD Country or (II) any OECD Country bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), in each case with maturities of not more than 270 days from the date of acquisition; (f) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition; (g) repurchase obligations of any Lender or of any commercial bank satisfying (at the time of acquisition) the requirements of clause (d) or (e) of this definition, having a term of not more than ninety (90) days, with respect to securities issued or fully guaranteed or insured by the United States government; (h) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated either (I) A or better by S&P or A or better by Moody’s or (II) SP1 or better by S&P or V-MIG 1 or better by Moody’s; (i) securities issued or directly and fully guaranteed or insured by any OECD Country or any instrumentality or agency thereof (provided that the full faith and credit of such OECD Country is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition and rated either (I) at least A by S&P or A by Moody’s or (II) at least SP1 by S&P or V-MIG by Moody’s; (j) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of any OECD Country, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated either (I) at least A by S&P or A by Moody’s or (II) at least SP1 by S&P or V-MIG by Moody’s; (k) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (d) or (e) of this definition; (l) Indebtedness or preferred stock issued by Persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one (1) year or less from the date of acquisition; (m) money market mutual or similar funds that invest substantially all of their assets in securities satisfying the requirements of clauses (a) through (l) of this definition; or (n) in the case of Foreign Subsidiaries, to the extent not addressed above, Investments made in the jurisdiction where such Foreign Subsidiaries customarily make similar Investments that are of a type and credit quality comparable to the Investments described in clauses (a) through (m) of this definition.

“Cash Management Obligations” shall mean all obligations, including guarantees thereof, of Holdings or any of its Subsidiaries to a bank or other financial institution that is reasonably acceptable to the Administrative Agent (and appointed the Administrative Agent as its collateral agent in a manner reasonably acceptable to the Administrative Agent) and has agreed in writing with the Administrative Agent that it is providing Cash Management Obligations to Holdings or any of its Subsidiaries which constitute obligations (including guarantees thereof) in respect of (i) overdrafts and related liabilities owed to any such bank or financial institution arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, (ii) foreign exchange and currency management services or (iii) purchase cards, credit cards or similar services, in each case, arising from transactions in the ordinary course of business of Holdings or any of its Subsidiaries, to the extent such obligations are primary obligations of a Loan Party or are guaranteed by a Loan Party.

“Certificated Securities” shall have the meaning set forth in Section 6.19(a).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Tax Law” shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.

“Change of Control” shall mean, at any time (a) prior to a Qualified Public Offering, (i) Permira shall fail to have the right, directly or indirectly, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors (or similar governing body) of Holdings and (ii) the Investors shall fail to beneficially own Capital Stock of Holdings representing a majority of the voting power of Holdings, (b) after a Qualified Public Offering, any “person” or “group,” other than the Investors, shall beneficially own Capital Stock of Holdings representing more than 35% of the aggregate ordinary voting power of Holdings and the percentage of the aggregate ordinary voting power represented by such Capital Stock beneficially owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Capital Stock of Holdings then beneficially owned by the Investors, unless (i) the Investors have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors (or similar governing body) of Holdings or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings are occupied at such time by persons who were (x) members of the board of directors (or similar governing body) of Holdings on the Closing Date or nominated by one or more Investors or Persons nominated by one or more Investors or (y) appointed by directors so nominated, (c) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Borrower (excluding the incentive stock options that were issued to members of management on the Closing Date and subsequently converted into shares of common stock of U.S. Holdings) or (d) a Change of Control or similar event occurs under the Senior Notes.

“Class” shall mean (a) when used with respect to Lenders, whether such Lenders are Revolving Lenders or Term Lenders, (b) when used with respect to Commitments, whether such Commitments are Initial Revolving Loan Commitments, ~~Initial Term Loan Commitments,~~ Incremental Revolving Commitments, Incremental Term Commitments, Other Revolving Commitments ~~or~~, Other Term Commitments and New Term B-2 Loan Commitments and (c) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Initial Revolving Loans, ~~Initial Term Loans,~~ Incremental Term Loans, Incremental Revolving Loans, Other Term Loans ~~or~~, Other Revolving Loans, Term B-1 Loans or Term B-2 Loans. Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans, Other Term Loans, Incremental Revolving Commitments, Incremental Term Commitments, Other Revolving Commitments and Other Term Commitments made pursuant to any Incremental Amendment that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” shall ~~have the meaning set forth in Section 13.10.~~mean December 28, 2012.

~~“Closing Fee” shall have the meaning set forth in Section 4.1(e).~~

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all property and assets (whether real or personal) with respect to which any security interests have been granted (or purported to have been granted) pursuant to any Security Document to secure the Obligations; provided that the Collateral shall not include any Excluded Assets.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties pursuant to the Security Documents.

“Collateralize” shall mean to (i) pledge and deposit with or deliver to the Collateral Agent or the Issuing Lender, for the benefit of the Issuing Lenders and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent or (ii) issue back to back letters of credit for the benefit of the Issuing Lender in a form and substance (including as to the identity of the issuer thereof) reasonably satisfactory to the Collateral Agent, in each case, in an amount not less than 103% of the outstanding L/C Obligations.

“Commitment” shall mean any of the commitments of any Lender, i.e., a Term Loan Commitment or a Revolving Loan Commitment.

“Commitment Fees” shall have the meaning set forth in Section 4.1(a).

“Commitment Letter” shall mean the Commitment Letter, dated as of October 21, 2012, between U.S. Holdings and the Initial Joint Lead Arrangers.

“Commonly Controlled Entity” shall mean a person or an entity, whether or not incorporated, that is under common control with Holdings or the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings or the Borrower and that is treated as a single employer under Section 414 of the Code.

“Company Material Adverse Effect” shall mean any fact, event, development, condition, matter, state of facts, circumstance, change, occurrence or effect that (a) would, or would reasonably be expected to, prevent or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement; or (b) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, but shall not include any fact, event, development, condition, matter, state of facts, circumstance, change, occurrence or effect relating to or resulting from (i) changes in general economic or political conditions or the securities, credit or financial markets, (ii) any decline in the market price or trading volume of the Common Stock, (iii) general changes or developments after the date of the Merger Agreement in the industries in which the Company and its Subsidiaries operate, including general changes in Law or regulation across such industries in which the Company and its Subsidiaries operate, (iv) the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger or other transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, (v) the identity of U.S. Holdings or any of its Affiliates as the acquiror of the Company, (vi) compliance with the terms of, or the taking of any action required by, the Merger Agreement or consented to in writing by U.S. Holdings, (vii) any acts of terrorism or war, (viii) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (ix) changes in generally accepted accounting principles or the interpretation thereof after the date hereof or (x) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that (1) any fact, event, development, condition, matter, state of facts, circumstance, change, occurrence or effect set forth in the foregoing clauses (b)(i), (b)(iii), (b)(vii), (b)(viii) and (b)(ix) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent (and only to the extent) such fact, event, development, condition, matter, state of facts, circumstance, change, occurrence or effect has a disproportionate adverse effect on the business, financial condition, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, in relation to others in the industries in which the Company and its Subsidiaries operate and (2) the underlying cause of any failure referred to in the foregoing clause (b)(x) may be taken into account in determining whether there has been or is a Company Material Adverse Effect. Unless otherwise defined in this definition, capitalized terms used in this definition shall have the meanings set forth in the Merger Agreement.

“Compliance Date” shall mean (i) any date on which and/or upon (ii) the Borrowing of any Revolving Loan or Swingline Loan or issuance of any Letter of Credit, the result of which would, after giving effect to such Borrowing or issuance, result in the aggregate Revolving Extensions of Credit of all Lenders equal to an amount in excess of $15,000,000 (as modified pursuant to any Incremental Amendment in accordance with Section 2.15(a)(ix)) at such time.

“Consolidated Capital Expenditures” shall mean, as of any date for the applicable Test Period then ended, all capital expenditures of Holdings and its Restricted Subsidiaries on a consolidated basis for such Test Period, including Consolidated Capitalized Content, as determined in accordance with GAAP.

“Consolidated Capitalized Content” shall mean, for any Test Period, all expenditures (including without limitation expenditures in connection with a Permitted Genealogical Data Acquisition) made for the purchase or licensing of genealogical, historical and/or DNA data (including the costs to scan such data and costs to the data keyed and indexed to make it searchable), as determined in accordance with GAAP.

“Consolidated Current Assets” shall mean, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Restricted Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein and (c) the current portion of any Deferred Revenue.

“Consolidated EBITDA” shall mean, for any Test Period, an amount determined for Holdings and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income for such Test Period, plus, to the extent deducted in arriving at such Consolidated Net Income (other than the add-backs identified in clauses (bb) and (cc) of this definition), the sum, without duplication, of (a) Consolidated Interest Expense, (b) provisions for taxes based on income or equity, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses in connection with the Transactions and the acquisition of Archives.com, (f) other non-cash items (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), (g) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash to the Sponsors on account of management, consulting, advisory and similar fees and expenses, in each case, permitted to be paid under this Agreement (including termination fees) and related out-of-pocket costs and expenses and indemnities paid (or any accruals related to such fees or related costs and expenses), (h) earn-out expenses resulting from acquisitions in which the Borrower and/or any Restricted Subsidiary of the Borrower is required to treat such earn-out expenses as compensation costs, (i) expenses relating to changes in GAAP that impact Holdings’ statement of income, (j) costs and expenses (including due diligence expenses) associated with any Permitted Acquisition, merger, Investment or Disposition permitted hereunder, including any related transaction (whether or not any such transaction is consummated), (k) costs related to the initial study and implementation of the Sarbanes-Oxley Act, including the costs of recruiting and hiring staff, (l) stock option expenses, equity-based compensation expenses and/or expenses related to stock (including phantom stock plans, cash settled stock plans and any payroll taxes paid on any stock compensation), (m) actual expenses incurred in connection with obtaining and maintaining private credit ratings in accordance with Section 8.9, (n) expenses arising from the impact of FASB 470-50-40 on certain capitalized fees and costs, (o) extraordinary, non-recurring or unusual charges, (p) expenses incurred in connection with the prepayment, amendment, modification, restructuring or Refinancing of Indebtedness during such Test Period, (q) any non-capitalized transaction costs incurred during such Test Period in connection with an actual or proposed incurrence of Indebtedness, including a Refinancing thereof, issuance of Capital Stock or recapitalization (excluding the Transactions), (r) any net loss incurred in such Test Period from Swap Agreements and Interest Rate Protection Agreements and the application of Accounting Standards Codification Topic 815, (s) any net loss incurred in such Test Period from currency translation adjustments or losses, (t) any loss from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments, (u) any loss from disposed, abandoned or discontinued operations and losses on disposal of disposed, abandoned, transferred, closed or discontinued operations and any losses, charges and expenses related to the impairment of assets, (v) any losses (plus all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, (w) cash charges paid in connection with corporate restructurings and carve-out related items (including, without limitation, severance costs in connection with any reduction in the workforce of the Borrower and its Restricted Subsidiaries), (x) public-to-private cost savings, (y) non-recurring costs related to discontinued operations in China and Mundia.com, (z) non-recurring cost and expenses related to the expansion of office space in San Francisco, (aa) business optimization expenses incurred in such Test Period, (bb) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the Transactions and Archives.com that are factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Borrower) within twelve (12) months after the Closing Date and (cc) expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies related to acquisitions, divestitures, ~~restructuring~~restructurings, cost savings initiatives and other similar initiatives after the Closing Date that are factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is initiated; provided that the aggregate amount of add-backs made pursuant to clauses (aa), (bb) and (cc) of this definition (the “Specified EBITDA Adjustments”) shall not exceed, in the aggregate, 15% of Consolidated EBITDA for such Test Period (before giving effect to such Specified EBITDA Adjustments), minus, to the extent added in arriving at such Consolidated Net Income, (1) non-cash gains (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period) and (2) any net gain in such Test Period from currency translation adjustments or gains.

Notwithstanding the foregoing, “Consolidated EBITDA” for the fiscal quarter ended: (i) December 31, 2011 shall be deemed to be $41,343,000; (ii) March 31, 2012 shall be deemed to be $31,832,000; (iii) June 30, 2012 shall be deemed to be $44,241,000; and (iv) September 30, 2012 shall be deemed to be $55,600,000. For the period from October 1, 2012 through and including the Closing Date, “Consolidated EBITDA” shall be based on the actual Consolidated EBITDA of the Borrower for such period.

“Consolidated Interest Expense” shall mean, for any Test Period, total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of Holdings and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, any fees payable in connection with the Transactions on or before the Closing Date.

“Consolidated Net Income” shall mean, for any Test Period, the net income (or loss) of Holdings and its Restricted Subsidiaries on a consolidated basis for such Test Period taken as a single accounting Test Period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Restricted Subsidiary of Holdings) in which any other Person (other than Holdings or its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Restricted Subsidiaries by such Person during such Test Period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdings or any of its Restricted Subsidiaries, (c) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Plan, (d) any increase in amortization or depreciation or other non-cash charges, and any write up of assets or inventory, any inventory step ups and any deferred revenue valuation adjustments that results from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Closing Date, net of taxes, (e) any net extraordinary gains or net extraordinary losses, (f) solely for the purpose of determining Excess Cash Flow, the net income for such Test Period of any Restricted Subsidiary of Holdings (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Holdings or a Subsidiary Guarantor in respect of such Test Period, to the extent not already included therein and (g) the cumulative effect of a change in accounting principles during such Test Period to the extent included in Consolidated Net Income. In addition, to the extent not already accounted for in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of net proceeds received by Holdings or any Restricted Subsidiary thereof from business interruption insurance.

“Consolidated Total Debt” shall mean, at any date, an amount equal to the aggregate principal amount (or, if higher, the par value or stated face amount (other than with respect to zero coupon Indebtedness)) of all Indebtedness of Holdings and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP as adjusted pursuant to Section 1.3(c), but excluding any liabilities referred to in clauses (f) and (i) of the definition of “Indebtedness” and any Guarantee Obligations in respect of any such liabilities.

“Consolidated Total Assets” shall mean the total amount of all assets of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of Holdings.

“Consolidated Working Capital” shall mean, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment” shall mean, for any Test Period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such Test Period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such Test Period.

“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Credit Agreement Refinancing Debt” shall mean (a) First Priority Credit Agreement Refinancing Debt, (b) Second Priority Credit Agreement Refinancing Debt, (c) Unsecured Credit Agreement Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Loan Commitments hereunder (including any successive Credit Agreement Refinancing Debt) (any such extended, renewed, replaced or refinanced Term Loans, Revolving Loans or Revolving Commitments, “Refinanced Credit Agreement Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes or relates to any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting, in whole or in part, of unused Revolving Loan Commitments or Other Revolving Commitments, the amount thereof) plus an amount equal to unpaid and accrued interest and premium thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount), (ii) in the case of Other Revolving Commitments and Other Revolving Loans, there shall be no required repayment thereof (other than in connection with a voluntary reduction of commitments or availability thereunder) prior to the maturity thereof and (iii) such Refinanced Credit Agreement Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained; provided that to the extent that such Refinanced Credit Agreement Debt consists, in whole or in part, of Revolving Loan Commitments or Other Revolving Commitments (or Revolving Loans or Other Revolving Loans incurred pursuant to any Revolving Loan Commitments or Other Revolving Commitments), such Revolving Loan Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained.

“Credit Agreement Refinancing Requirements” shall mean, with respect to any Indebtedness incurred by the Borrower to Refinance, in whole or part, any other Indebtedness (such other Indebtedness, “Refinanced Debt”):

(a)	with respect to all such Indebtedness:

(i) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to, the providers of such Indebtedness than those applicable to the Refinanced Debt (except for financial covenants or other covenants or provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing, as may be agreed by such Borrower and the providers of such Indebtedness);

(ii) if such Indebtedness is guaranteed, it is not guaranteed by any Subsidiary of Holdings other than the Subsidiary Guarantors; and

(iii) the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the outstanding amount (and, if such Indebtedness constitutes Refinancing Revolving Debt, pro rata reductions of the Revolving Commitments) of the Refinanced Debt;

(b)	if such Indebtedness constitutes Refinancing Revolving Debt:

(i) such Indebtedness does not mature (or require commitment reductions or amortization) prior to the final stated maturity date of the Refinanced Debt; and

(ii) such Indebtedness includes provisions providing for the pro rata treatment of payment, repayment, borrowings, participations and commitment reductions of the Revolving Facility and such Indebtedness reasonably acceptable to the Administrative Agent and the Borrower;

(c)	if such Indebtedness constitutes Refinancing Term Debt:

(i) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is ninety-one (91) days after the then Latest Maturity Date at the time such Indebtedness is incurred;

(ii) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the Refinanced Debt; and

(iii) such Indebtedness shares not greater than ratably in (or, if such Indebtedness constitutes Unsecured Refinancing Term Debt or Second Priority Refinancing Term Debt, on a junior basis with respect to) any voluntary or mandatory prepayments of any Term Loans then outstanding; and

(d)	if such Indebtedness is secured:

(i) such Indebtedness is not secured by any assets other than the Collateral; and

(ii) a Senior Representative acting on behalf of the providers of such Indebtedness shall have become party to an Intercreditor Agreement (or any Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral as provided in the definition of First Priority Credit Agreement Refinancing Debt, in the case of First Priority Refinancing Revolving Debt or First Priority Refinancing Term Debt, or in the definition of Second Priority Credit Agreement Refinancing Debt, in the case of Second Priority Refinancing Revolving Debt or Second Priority Refinancing Term Debt).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” shall have the meaning set forth in Section 5.2(e).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause such Lender to meet any part of the definition of “Lender Default.”

“Deferred Revenue” shall mean, for any period, the amount of deferred revenue of Holdings and its Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Holdings or any Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration as determined by Holdings in good faith pursuant to a certificate of an Authorized Officer of Holdings setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received within 180 days of such Asset Sale in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disposition” shall mean, with respect to any property (including, without limitation, Capital Stock of any Group Member), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of Holdings’ Restricted Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” shall mean any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments), in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, prior to the date that is ninety-one (91) days after the Latest Maturity Date, except as a result of a change in control or an asset sale or the death, disability, retirement, severance or termination of employment or service of a holder who is an employee or director of Holdings or a Subsidiary, in each case so long as any such right of the holder (1) is not effective during the continuance of an Event of Default and is not effective to the extent that such redemption would result in a Default or an Event of Default or (2) is subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments, (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender” shall mean each financial institution or other Person designated in writing by U.S. Holdings to the Administrative Agent on or prior to the date of the Commitment Letter.

“Distressed Person” shall have the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar Denominated Loan” shall mean each Loan denominated in Dollars, which shall include each ~~Initial Term Loan incurred on the Closing Date, each~~ Incremental Term Loan denominated in Dollars, each Dollar Denominated Revolving Loan ~~and~~, each Swingline Loan, each Term B-1 Loan as amended on the Amendment No. 1 Effective Date and each Term B-2 Loan incurred on the Amendment No. 1 Effective Date.

“Dollar Denominated Revolving Loan” shall mean each Revolving Loan denominated in Dollars.

“Dollar Equivalent” shall mean, with respect to any amount denominated in an Alternate Currency as of any date of determination, the amount of dollars that would be required to purchase the amount of such Alternate Currency based upon the Spot Currency Exchange Rate at which the Administrative Agent offers to sell such Alternate Currency for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later (or, in the case of any determination pursuant to Section 13.19, on the date of determination).

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person incorporated or organized in the United States, any State thereof or the District of Columbia.

“Drawing” shall have the meaning set forth in Section 3.5(b).

“Dutch Auction” shall mean one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Term Loans pursuant to Section 13.4(a)(iii) or 13.4(a)(iv); provided that, each such Purchase is made on the following basis:

(a) (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, Term Loans~~,~~ in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b) such Purchaser will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c) based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount the highest Acceptable Price that is less than or equal to the Offer Price;

(d) such Purchaser shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e) such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans exceeds the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f) the Purchase shall be consummated pursuant to and in accordance with Section 13.4 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of subsection (g) of this definition, such Purchase shall be required to be consummated not later than five (5) Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 13.4 and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h) purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.

“ECF Percentage” shall mean ~~75~~50%; provided that the ECF Percentage shall be reduced to (i) ~~50~~25% if the Total Net Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 3.00:1.00 and greater than ~~2.50:1.00, (ii) 25% if the Total Net Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 2.50:1.00 and greater than 2.00:1.00 and (iv~~2.00:1.00 and (ii) 0% if the Total Net Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 2.00:1.00.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of a Lender and any Approved Fund (any two or more Approved Funds with respect to a particular Lender being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act); provided that “Eligible Assignee” shall (x) include Permitted Auction Purchasers, subject to the provisions of Section 13.4(a)(iii), but solely to the extent that any such Person purchases or acquires Term Loans and effects a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent, (y) include Affiliated Investment Funds and Affiliated Lenders, subject to the provisions of Section 13.4(a)(iv) and (z) not include any Disqualified Lender, any natural person, any Defaulting Lender or the Borrower or any of Holdings’ or the Borrower’s Affiliates (in each case, other than as set forth in clauses (x) or (y) above).

“EMU” shall mean the Economic and Monetary Union as contemplated in the Treaty of the European Union.

“EMU Legislation” shall mean the secondary legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“End Date” shall have the meaning set forth in the definition of “Applicable Margin.”

“Environmental Laws” shall mean any and all foreign, Federal, state, local or municipal Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment.

“Equity Contribution” shall mean the direct or indirect cash equity contributions (in the form of common equity or qualified preferred equity having terms reasonably acceptable to the Initial Joint Lead Arrangers) from the Investors to Holdings in an aggregate amount equal to, when combined with the fair market value of the equity of management and existing shareholders of Holdings rolled over or invested in connection with the Transactions, at least 30% of the pro forma total capitalization of Holdings and its Subsidiaries after giving effect to the Transactions.

“Equity Cure Period” shall have the meaning set forth in Section 11.3(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euro” shall mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Euro Denominated Loan” shall mean each Loan denominated in Euros, which shall include each Revolving Loan and Incremental Term Loan denominated in Euros.

“Euro LIBOR” shall mean, with respect to each Borrowing of Euro Denominated Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.11(a)(A) in respect of Loans denominated in Euros, or in the circumstances described in clause (A) to the proviso to Section 2.11(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

“Euro Sublimit” shall mean an amount designated in Euros, the Dollar Equivalent of which is $25,000,000.

“Event of Default” shall have the meaning set forth in Section 11.1.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization and reserves for future expenses) deducted in arriving at such Consolidated Net Income, (iii) the Consolidated Working Capital Adjustment for such Excess Cash Flow Period and (iv) the aggregate net amount of non-cash loss on the Disposition of property by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business), to the extent deducted in determining such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income, (ii) to the extent not funded with Indebtedness (other than Revolving Loans), the aggregate amount actually paid by Holdings and its Restricted Subsidiaries in cash on account of Consolidated Capital Expenditures and capitalized research and development expenses during such Excess Cash Flow Period, (iii) at the option of the Borrower, the aggregate amount of Consolidated Capital Expenditures to be made during the first fiscal quarter of the succeeding Excess Cash Flow Period and specifically identified in the annual budget to be delivered under Section 8.2(d) in respect of such Excess Cash Flow Period (it being understood that if any Consolidated Capital Expenditures are deducted in a prior Excess Cash Flow Period pursuant to this clause (iii), such Consolidated Capital Expenditures may not be deducted pursuant to clause (ii) above in the Excess Cash Flow Period in which such Consolidated Capital Expenditures were actually incurred), (iv) the aggregate amount actually paid by Holdings and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions (excluding the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness under the Revolving Loans), (v) all mandatory prepayments of the Term Loans pursuant to Section 5.2(c) made during such Excess Cash Flow Period, but only to the extent that the Asset Sale or Recovery Event giving rise to the obligation to make a mandatory prepayment pursuant to Section 5.2(c) resulted in a corresponding increase in Consolidated Net Income, (vi) to the extent not funded with proceeds of Indebtedness (other than Revolving Loans), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt (including the Term Loans) made on their due date during such Excess Cash Flow Period (including payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income), (vii) the aggregate net amount of non-cash gains on the Disposition of property by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) to the extent not funded with proceeds of Indebtedness (other than Revolving Loans), the aggregate amount of all Investments made in cash during such Excess Cash Flow Period pursuant to clauses (c), (e), (g) and (bb) of Section 9.7, (ix) any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability that was not accrued during such period, (x) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period, (xi) to the extent not funded with the proceeds of Indebtedness (other than Revolving Loans), Restricted Payments made during such Excess Cash Flow Period under clauses (d), (e)(i), (e)(iii), (f) and (g) of Section 9.6 and (xii) to the extent not funded with the proceeds of Indebtedness (other than Revolving Loans), the aggregate amount of all prepayments or repurchases of Indebtedness (~~other than~~including the aggregate amount of cash actually paid for prepayments or repurchases of the Term Loans made in the open market in accordance with Section 13.4(a)(iii) but excluding all other prepayments or repurchases of the Term Loans and Revolving Loans made during such Excess Cash Flow Period), except in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder.

“Excess Cash Flow Application Date” shall have the meaning set forth in Section 5.2(b).

“Excess Cash Flow Period” shall mean each fiscal year of Holdings beginning with the fiscal year ending December 31, ~~2013.~~2014.

“Exchange Senior Notes” shall mean senior notes issued under the Senior Notes Indenture in exchange for Senior Notes, which Exchange Senior Notes are substantially identical to the originally issued Senior Notes and shall be issued pursuant to a registered exchange offer in compliance with the terms of the Registration Rights Agreement; provided that in no event will the issuance of any Exchange Senior Notes increase the aggregate principal amount of Senior Notes theretofore outstanding or otherwise result in an increase in the interest rate applicable to the Senior Notes theretofore outstanding.

“Excluded Assets” shall mean, subject to and consistent with the Security and Guarantee Principles, (i) any fee-owned Real Property with a fair market value of less than $5,000,000 and all Real Property constituting Leaseholds, (ii) any letter of credit rights or tort claims with a value of less than $5,000,000 (provided that “Excluded Assets” shall not include letter of credit rights to the extent constituting a supporting obligation for other Collateral as to which perfection of security interests in such Collateral is accomplished by the filing of a Uniform Commercial Code financing statement (or foreign equivalent)), (iii) any assets the grant of security over which or the transfer of which (w) is prohibited by law (including restrictions in respect of Margin Stock, corporate benefit and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), (x) is prohibited by contract (existing on the Closing Date or at the time such assets would otherwise become Collateral); provided that such contract was not entered into for the purpose of making such asset an Excluded Asset, (y) requires third party consents of any Person other than a Loan Party or an Affiliate of a Loan Party or (z) results in material adverse tax, accounting or regulatory consequences, in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law; provided that no prohibition in any contract or third party consent shall relate to any assets not subject to such contract or results in a limitation on any Loan Party’s ability to generally pledge substantially all of its assets pursuant to the Security Documents, (iv) Capital Stock which (w) constitutes Margin Stock, (x) constitutes the Capital Stock of any Excluded Foreign Subsidiary described in clause (ii) or clause (iii) of the definition of “Excluded Foreign Subsidiary” or (y) constituting the Capital Stock of any Excluded Foreign Subsidiary

described in clause (i) of the definition of “Excluded Foreign Subsidiary” representing in excess of 65% of the Capital Stock of such Excluded Foreign Subsidiary, (v) any assets where the cost of obtaining a security interest in, or perfection of a security interest in, such assets exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by Holdings in writing delivered to the Administrative Agent), (vi) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (vii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law ~~and~~, (viii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (ix) the assets of any Foreign Subsidiary that is a CFC.

“Excluded Contributions” shall mean the Net Cash Proceeds from issuance or sale of Capital Stock (other than Disqualified Stock) of Holdings (other than to a Group Member), or a substantially contemporaneous contribution of cash to Holdings, in each case, to the extent the Net Cash Proceeds thereof, or such cash shall be, as applicable, contributed to U.S. Holdings and shall be used by U.S. Holdings or any Restricted Subsidiary of U.S. Holdings, in each case designated as “Excluded Contributions” pursuant to an officer’s certificate executed by an Authorized Officer of Holdings, minus the amounts applied in accordance with Sections 9.6(p), 9.7(dd) and 9.8(e).

“Excluded Foreign Subsidiary” shall mean any (i) U.S. Owned DRE or First-Tier Foreign Subsidiary, (ii) Subsidiary the Capital Stock of which is directly or indirectly owned by any First-Tier Foreign Subsidiary and (iii) Subsidiary that is a CFC and the Capital Stock of which is directly or indirectly owned by any U.S. Owned DRE.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender, or any other recipient of any payment to be made by or on behalf of the Borrower or any Guarantor hereunder or under any Note, (i) any Tax imposed on or measured by its net income or net profits, and any franchise taxes imposed on it (in lieu of net income taxes), in each case pursuant to the laws of the jurisdiction in which it is organized or in which it has its principal office or applicable lending office, or any subdivision thereof or therein, or as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), (ii) any branch profits Taxes imposed under Section 884(a) of the Code or any comparable tax imposed by any foreign jurisdiction, (iii) any U.S. federal withholding Tax imposed under FATCA and (iv) any U.S. federal withholding tax that is attributable to the Administrative Agent’s, a Lender’s or an Issuing Lender’s failure, inability or ineligibility at any time during which it is a party to this Agreement to deliver the IRS forms described in Section 5.5(b) (and the Non-Bank Certificate, as applicable), except (a) to the extent that such failure, inability or ineligibility is due to a Change in Tax Law occurring after the date on which it became a party to this Agreement or (b) in the case of an assignment (other than assignment at the request of the Borrower pursuant to Section 2.14), or a change in lending office, in each case following a Change in Tax Law, to the extent that its assignor was entitled, at the time of such assignment, or the Lender was entitled, at the time of the change of its lending office, as applicable, to receive additional amounts from a Borrower or Guarantor with respect to such Tax pursuant to Section 5.5(a).

“Existing Credit Facility” shall mean (i) the Credit Agreement, dated as of September 9, 2010, among Ancestry.com Operations Inc., as borrower, Ancestry.com Inc., as a guarantor, the domestic subsidiaries of Ancestry.com Operations Inc., Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, and the other lenders party thereto.

“Facility” shall mean (a) any Term Facility and (b) any Revolving Facility, as the context may require.

“Facing Fee” shall have the meaning set forth in Section 4.1(c).

“FASB” shall mean the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

“FATCA” shall mean Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean the Fee Letter, dated as of October 21, 2012, between U.S. Holdings and the Initial Joint Lead Arrangers.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.1.

“Final Structure Schedule” shall mean that certain structure chart setting forth the final structure of Holdings and its Subsidiaries after the contemplated post-closing restructuring, as depicted on Schedule 1.1(b).

“Financial Covenant” shall mean the financial covenant set forth in Section 9.1.

“Financial Covenant Event of Default” shall have the meaning set forth in Section 11.2(b).

“Financial Statements Certificate” shall mean a certificate duly executed by an Authorized Officer of Holdings substantially in the form of Exhibit B.

“First Priority Credit Agreement Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or senior secured term loans (each, a “First Priority Refinancing Term Facility”) or one or more senior secured revolving credit facilities (each, a “First Priority Refinancing Revolving Facility”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Debt and (iii) such Indebtedness complies with the Credit Agreement Refinancing Requirements; provided that a certificate of an Authorized Officer of Holdings or the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the

Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Holdings or the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

“First Priority Refinancing Revolving Facility” shall have the meaning set forth in the definition of “First Priority Credit Agreement Refinancing Debt.”

“First Priority Refinancing Term Facility” shall have the meaning set forth in the definition of “First Priority Credit Agreement Refinancing Debt.”

“First-Tier Foreign Subsidiary” shall mean any Foreign Subsidiary that is a CFC and whose Capital Stock is directly owned by (i) U.S. Holdings or the Borrower or (ii) any Domestic Subsidiary of U.S. Holdings or the Borrower, other than any U.S. Owned DRE.

“Fixed Rate” shall mean and include each of the LIBOR Rate and each Alternate Currency Rate.

“Fixed Rate Loan” shall mean each LIBOR Loan and each Alternate Currency Loan.

“Flood Insurance Laws” shall mean, collective, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall have the meaning set forth in Section 5.5(b).

“Foreign Revolving Sublimit” shall mean an amount designated in an Alternate Currency or Alternate Currencies, the Dollar Equivalent of which is $25,000,000 in the aggregate.

“Foreign Subsidiary” shall mean any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to each Issuing Lender, such Defaulting Lender’s pro rata share of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Lender other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person that matures more than one (1) year from the date of its creation or matures within one (1) year from such date but is renewable or extendible, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one (1) year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Obligations” shall have the meaning set forth in the definition of “Lender Default.”

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Member” shall mean U.S. Holdings, LuxCo 3 and each of their Restricted Subsidiaries (including in the case of the U.S. Holdings, for the avoidance of doubt, the Borrower).

“Guarantee” shall have the meaning set forth in Section 10.2.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guaranteed Obligations” shall have the meaning set forth in Section 10.1.

“Guarantor Joinder Agreement” shall mean an agreement substantially in the form of Exhibit D.

“Guarantors” shall mean, collectively, Holdings, U.S. Holdings and the Subsidiary Guarantors, it being understood that any Person that guarantees the Senior Notes shall be a Guarantor.

“Highest Adjustable Applicable Margins” shall have the meaning set forth in the definition of “Applicable Margin.”

“Holdings” shall have the meaning set forth in the preamble hereto.

“Immaterial Subsidiary” shall mean, collectively, each Immaterial Domestic Subsidiary and each Immaterial Foreign Subsidiary.

“Immaterial Domestic Subsidiary” shall mean each Restricted Subsidiary (excluding Non-Guarantor Subsidiaries pursuant to clauses (i), (iii), (iv), (v), (vi) and (vii) of the definition thereof) that is a Domestic Subsidiary which, (i) as of the most recent fiscal quarter of Holdings, for the Test Period then ended, for which financial statements have been delivered pursuant to Section 8.1, contributed less than 5.0% of Consolidated EBITDA for such Test Period and (ii) which had assets with a book value of less than 5.0% of Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Total Assets attributable to all Restricted Subsidiaries that are designated as Immaterial Subsidiaries (excluding, for the avoidance of doubt, Non-Guarantor Subsidiaries pursuant to clauses (i), (iii), (iv), (v), (vi) and (vii) of the definition thereof) exceeds 7.5% of Consolidated EBITDA of Holdings and all Restricted Subsidiaries for any such Test Period or 7.5% of Total Assets of Holdings and all Restricted Subsidiaries as of the end of any such fiscal quarter, Holdings (or, in the event Holdings has failed to do so within twenty (20) Business Days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries that are Restricted Subsidiaries as a “Material Subsidiary” of Holdings to eliminate such excess, and such Restricted Subsidiaries so designated shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Immaterial Foreign Subsidiary” shall mean each Restricted Subsidiary that is a Foreign Subsidiary (excluding Non-Guarantor Subsidiaries pursuant to clauses (i), (iii), (iv), (v), (vi) and (vii) of the definition thereof) which, as of the most recent fiscal quarter of Holdings, for the Test Period then ended, for which financial statements have been delivered pursuant to Section 8.1 contributed less than 10.0% of consolidated revenues for such Test Period; provided that, if at any time the aggregate amount of revenues attributable to all Restricted Subsidiaries that are Immaterial Foreign Subsidiaries (excluding, for the avoidance of doubt, Non-Guarantor Subsidiaries pursuant to clauses (i), (iii), (iv), (v), (vi) and (vii) of the definition thereof) exceeds 10.0% of consolidated revenues of Holdings and all Restricted Subsidiaries for any such Test Period, Holdings (or, in the event Holdings has failed to do so within twenty (20) Business Days, the Administrative Agent) shall designate sufficient Foreign Subsidiaries that are Restricted Subsidiaries a “Material Subsidiary” of Holdings to eliminate such excess, and such Restricted Subsidiaries so designated shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Incremental Amendment” shall have the meaning set forth in Section 2.15(e).

“Incremental Facility” shall mean (i) each Incremental Term Loan Commitment and Incremental Term Loan and (ii) each Incremental Revolving Loan and Incremental Revolving Loan Commitment.

“Incremental Revolving Lender” shall have the meaning set forth in Section 2.15(a).

“Incremental Revolving Loan Commitments” shall have the meaning set forth in Section 2.15(a).

“Incremental Revolving Loan Maturity Date” shall mean the date on which an Incremental Revolving Loan matures or related Incremental Revolving Loan Commitment expires as set forth on the Incremental Amendment relating to such Incremental Revolving Loan Commitment.

“Incremental Revolving Loans” shall have the meaning set forth in Section 2.15(a).

“Incremental Term Lender” shall have the meaning set forth in Section 2.15(a).

“Incremental Term Loan Commitments” shall have the meaning set forth in Section 2.15(a).

“Incremental Term Loan Maturity Date” shall mean the date on which an Incremental Term Loan matures as set forth on the Incremental Amendment relating to such Incremental Term Loan.

“Incremental Term Loans” shall have the meaning set forth in Section 2.15(a).

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person, for the deferred purchase price of property or services (other than trade payables, accrued income taxes, VAT, deferred taxes, sales taxes, equity taxes, accrued liabilities incurred in the ordinary course of such Person’s business, but including earn-outs (to the extent such obligation appears in the “liabilities” section of Holdings’ balance sheet in accordance with GAAP) and any sums for which such Person is obligated pursuant to noncompetition arrangements entered into in connection with any acquisition (including Permitted Acquisitions)), (x) which purchase price is, in each case, (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument and (y) with respect to acquisitions of property consummated prior to the Closing Date or otherwise permitted under this Agreement, net of cash and Cash Equivalents to the extent restricted in favor of the purchase price thereof (including any portion thereof attributable to earn-outs) through the deposit of such cash or Cash Equivalents in a customary escrow or trust account, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but only to the extent of the fair market value of such property subject to such Lien and (i) all net obligations of such Person in respect of Swap Agreements. For the avoidance of doubt, “Indebtedness” shall not include obligations or liabilities of any Person in respect of (i) any of its Qualified Equity Interests or (ii) the obligations of any Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Indemnified Person” shall have the meaning set forth in Section 13.1.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Initial Joint Lead Arrangers” shall mean, collectively, the financial institutions listed on the cover page hereof as the Joint Lead Arrangers for the Closing Date.

“Initial Revolving Loan” shall have the meaning set forth in Section 2.1(b).

“Initial Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as same may be increased or reduced pursuant to the terms and conditions hereof.

“Initial Term Loan” shall ~~have the meaning set forth in Section 2.1(a)~~mean the term loans made by the Lenders on the Closing Date to the Borrower.

~~“Initial Term Loan Commitment” shall mean, for each Lender, (i) the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Term Loan Commitment.”~~

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” shall mean pertaining to a condition of Insolvency.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including copyrights, trademarks, in either case whether registered or applied for with a Governmental Authority, patents, technology, know-how and processes, trade secrets, and licenses to copyrights, patents, trademarks, technology, trade secrets or know-how or combinations of any of the foregoing, mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act) internet domain names, intangible rights in software and databases not otherwise included in the foregoing, all rights to past, present or future proceeds and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” means any patent, trademark or copyright security agreement (in form and substance reasonably acceptable to the Administrative Agent) that the Loan Parties shall enter into with the Administrative Agent for the benefit of the Secured Parties.

“Intercreditor Agreement” shall mean any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Borrower, the Guarantors and one or more Senior Representatives of Indebtedness or any other party, as the case may be, substantially on terms set forth on Exhibit C (except to the extent otherwise reasonably agreed by the Borrower and the Required Lenders, which changes will be deemed approved by each Lender who has not objected within five (5) Business Days following the posting thereof by the Administrative Agent to the Lenders), as amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (or replaced in connection with a Permitted Refinancing or incurrence of Indebtedness under Section 9.2) (such consent not to be unreasonably withheld or delayed).

“Interest Determination Date” shall mean, with respect to any Fixed Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Fixed Rate Loan, as the case may be.

“Interest Period” shall have the meaning set forth in Section 2.10.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Intra-Group Liabilities” shall have the meaning set forth in Section 10.10(b).

“Investments” shall have the meaning set forth in Section 9.7.

“Investors” shall mean the Sponsors, the Management Stockholders and each other Person that is an investor in Holdings or a direct or indirect parent of Holdings on the Closing Date.

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuing Lender” shall mean Barclays Bank PLC (except as otherwise provided in Section 12.9) and any other Lender reasonably acceptable to the Borrower and the Administrative Agent which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Loan Documents).

“Joint Lead Arrangers” shall mean, collectively, the Initial Joint Lead Arrangers ~~listed on the cover page hereof~~and the Amendment No. 1 Lead Arranger.

“Judgment Currency” shall have the meaning set forth in Section 13.19(a).

“Judgment Currency Conversion Date” shall have the meaning set forth in Section 13.19(a).

“Junior Financing” shall have the meaning set forth in Section 9.8.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans or Incremental Revolving Loans.

“L/C Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” shall mean all the Revolving Lenders other than the Issuing Lender.

“Leaseholds” shall mean, with respect to any Person, all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I, each Term B-1 Lender and each Term B-2 Lender, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Amendment, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lender Default” shall mean with respect to any Lender, (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to fund any portion of the Revolving Loans or reimbursement obligations required to be made by such Lender under the Revolving Facility, participations in L/C Obligations or participations in Swingline Loans (collectively, its “Funding Obligations”) required to be made by it under the Revolving Facility, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure, (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (iii) such Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its Funding Obligations or has made a public statement to that effect with respect to its Funding Obligations under the Revolving Facility or generally under other agreements in which it commits to extend credit, (iv) such Lender has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its Funding Obligations under the Revolving Facility or (v) such Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event; provided that, for purposes of (and only for purposes of) Section 2.1(c), Section 3.3(b) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) after the date of this Agreement, any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least ninety (90) consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.4(c) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Revolving Lenders has or have, as applicable, funded its or their portion thereof.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Letter of Credit” shall have the meaning set forth in Section 3.1(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning set forth in Section 3.3(b).

“Letter of Credit Fee” shall have the meaning set forth in Section 4.1(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time (taking the Dollar Equivalent of any such Letter of Credit denominated in an Alternate Currency) and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time (taking the Dollar Equivalent of any such Letter of Credit denominated in an Alternate Currency).

“Letter of Credit Request” shall have the meaning set forth in Section 3.3(a).

“Leverage Ratios” shall have the meaning set forth in Section 1.3.

“LIBOR Loan” shall mean each Dollar Denominated Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“LIBOR Rate” shall mean (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, solely in the case of ~~Initial~~ Term B-1 Loans, the LIBOR Rate shall not be less than 1.25% per annum, and solely in the case of Term B-2 Loans, the LIBOR Rate shall not be less than 1.00% per annum.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents” shall mean this Agreement, the Security Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each other Security Document, each Incremental Amendment ~~and~~, each Refinancing Amendment and any amendments or joinders to this Agreement.

“Loan Modification Agreement” shall have the meaning set forth in Section 2.16(b).

“Loan Modification Offer” shall have the meaning set forth in Section 2.16(a).

“Loan Parties” shall mean Holdings, U.S. Holdings, the Borrower and each Subsidiary Guarantor.

“LuxCo 3” shall mean Ancelux 3 S.àr.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg having its registered office at 282 route de Longwy, L-1940 Luxembourg, ~~and not yet~~ registered with the register of commerce ~~and companies~~ of Luxembourg~~,~~ under the number B 174275 and having a share capital of ~~$~~USD 22,000.

“Luxembourg” shall mean the Grand Duchy of Luxembourg.

“Management Agreement” shall mean that certain Management Agreement, dated as of the Closing Date, by and among the Borrower, Permira IV Limited, Permira Advisers LLC and Applegate & Collatos, Inc., as amended in accordance with Section 9.9; provided that such amendments are not materially disadvantageous to the Lenders.

“Management Stockholders” shall mean the members of management of Holdings, Holdings’ direct or indirect parent or its Subsidiaries and their Control Investment Affiliates who are holders of Capital Stock of Holdings or a direct or indirect parent of Holdings on the Closing Date or will become holders of such Capital Stock in connection with the Transactions.

“Mandatory Borrowing” shall have the meaning set forth in Section 2.1(d).

“Mandatory Costs” shall mean (a) in respect of Alternate Currency Loans denominated in Euros, the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank and (b) in respect of Alternate Currency Loans denominated in Pounds Sterling, the cost imputed to each Lender of compliance with the cash ratios and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions), as determined in accordance with Schedule 1.1(a).

“Mandatory Prepayment Date” shall have the meaning set forth in Section 5.2(e).

“Margin Stock” shall have the meaning set forth in Regulation U of the Board.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Group Members taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights and remedies available to, or conferred upon, the Administrative Agent, any Lender or any Secured Party hereunder or thereunder.

“Material Subsidiary” shall mean each Restricted Subsidiary, other than an Immaterial Subsidiary.

“Materials of Environmental Concern” shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, any petroleum or petroleum products, asbestos, polychlorinated biphenyls, lead or lead-based paints or materials, radon, urea-formaldehyde insulation, molds fungi, mycotoxins, and radioactivity, or radiofrequency radiation defined or regulated as hazardous or toxic under any Environmental Law.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Term B-1 Loan Maturity Date, the Term B-2 Loan Maturity Date, the Revolving Loan Maturity Date, the Swingline Expiry Date, the Incremental Term Loan Maturity Date, the Incremental Revolving Loan Maturity Date or the final stated maturity date of any Other Term Loan or Other Revolving Loan as set forth in the applicable Refinancing Amendment, as the case may be.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, the sum of (a)(i) $150,000,000 minus (ii) the sum of (A) the aggregate principal amount of Incremental Term Loans or Incremental Revolving Loan Commitments made pursuant to Section 2.15(a) prior to such date and (B) the aggregate principal amount of Indebtedness issued or incurred pursuant to Section 9.2(e) prior to such date; provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed $150,000,000, plus (b) an additional amount if, after giving effect to the incurrence of such additional amount (assuming any Incremental Revolving Loan Commitments are fully borrowed and outstanding throughout the relevant period), the Total Net Secured Leverage Ratio shall be less than or equal to ~~3.50~~4.00:1.00, determined on a Pro Forma Basis as of the most recently completed Test Period for which financial statements and certificates required by Section 8.1(a) or (b), as the case may be, have been delivered; provided that the Net Cash Proceeds actually received (or contemplated to be received) in respect of any such Incremental Facility shall not be included as cash or Cash Equivalents for purposes of determining the Total Net Secured Leverage Ratio as used in this definition.

“Maximum Rate” shall have the meaning set forth in Section 13.18.

“Maximum Ratio Indebtedness Amount” shall mean, at any date of determination, the sum of (a)(i) $150,000,000 minus (ii) (A) the aggregate principal amount of Incremental Term Loans or Revolving Loan Commitment Increases made pursuant to Section 2.15(a) prior to such date and (B) the aggregate principal amount of Indebtedness issued or incurred pursuant to Section 9.2(e) prior to such date; provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed $150,000,000, plus (b) an additional amount if, after giving effect to the incurrence of such additional amount (assuming any revolving Indebtedness is fully borrowed and outstanding throughout the relevant period), (A) the Total Net Leverage Ratio shall be less than or equal to 5.50:1.00 and (B) in respect of Indebtedness secured by the Collateral securing the Facilities, the Total Net Secured Leverage Ratio shall be less than or equal to 4.00:1.00, in each case determined on a Pro Forma Basis as of the most recently completed Test Period for which financial statements and certificates required by Section 8.1(a) or (b), as the case may be, have been delivered; provided that the Net Cash Proceeds actually received (or contemplated to be received) in respect of any Indebtedness incurred pursuant to Section 9.2(e) shall not be included as cash or Cash Equivalents for purposes of determining the Total Net Leverage Ratio and Total Net Secured Leverage Ratio as used in this definition.

“Maximum Swingline Amount” shall mean $12,500,000.

“Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Merger Agreement Representations” shall mean the representations and warranties relating to the Borrower, its Restricted Subsidiaries and their respective businesses made by the Borrower in the Merger Agreement that are material to the interests of the Lenders (but only to the extent that U.S. Holdings has the right to terminate its obligations, or decline to consummate the Acquisition, under the Merger Agreement as a result of a breach of such representations and warranties in the Merger Agreement).

“Merger Sub” shall have the meaning set forth in the recitals hereto.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, (a) $500,000 for Base Rate Loans and (b) $1,000,000 for Fixed Rate Loans, and (ii) for Swingline Loans, $100,000, and in each case, for Revolving Loans and Swingline Loans denominated in an Alternate Currency, the Dollar Equivalent thereof.

“Minimum Extension Condition” shall have the meaning set forth in Section 2.16(c).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, debenture or similar security instrument, creating and evidencing a Lien on a Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean each Real Property identified on Schedule 6.19(b) as having a fair market value in excess of $5,000,000, and each Real Property otherwise required to be encumbered by a Mortgage pursuant to the terms hereof.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Holdings, the Borrower, a Subsidiary of the Borrower or any Commonly Controlled Entity, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrower, a Subsidiary of the Borrower or a Commonly Controlled Entity contributed to or had an obligation to contribute to such plan.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale, any Recovery Event or any other sale of assets, the proceeds thereof actually received in the form of cash and cash equivalents (including Cash Equivalents) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event or any other sale of assets (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by Holdings or the Group Members in connection with such Asset Sale or Recovery Event or any other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale or any other sale of assets owing by Holdings or any Restricted Subsidiary in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to Holdings or any Restricted Subsidiary from the sale price for such Asset Sale or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) in the case of a Recovery Event, costs of preparing assets for transfer upon a taking or condemnation and (vii) other customary fees and expenses actually incurred in connection therewith, and (b) in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith.

“New Revolving Loan Commitments” shall have the meaning set forth in Section 2.15(a).

“New Term B-2 Lender” shall mean each Person that has a New Term B-2 Loan Commitment to make a New Term B-2 Loan on the Amendment No. 1 Effective Date and identified on Schedule 1 of the New Term Loan Joinder Agreement.

“New Term B-2 Loan Commitment” shall mean, with respect to each New Term B-2 Lender, the commitment of such New Term B-2 Lender to make New Term B-2 Loans on the Amendment No. 1 Effective Date, in an amount in Schedule 1 of the New Term Loan Joinder Agreement directly below the column entitled “New Term B-2 Loan Commitment.”

“New Term Loan Joinder Agreement” shall mean the Joinder Agreement, dated the Amendment No. 1 Effective Date, among the Borrower, the Administrative Agent and the New Term B-2 Lenders.

“New York UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non-Bank Certificate” shall have the meaning set forth in Section 5.5(b).

“Non-Defaulting Lender”, “Non-Defaulting Revolving Lender”, “Non-Defaulting Term Lender” shall mean and include each Lender, Term Lender, Revolving Lender, as the case may be, other than a Defaulting Lender.

“Non-Guarantor Subsidiary” shall mean (i) any Subsidiary of Holdings that is not a Wholly Owned Subsidiary; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary becomes a Wholly Owned Subsidiary, (ii) any Subsidiary of the Holdings that is an Immaterial Subsidiary; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary is no longer an Immaterial Subsidiary, (iii) any Subsidiary of Holdings that is a captive insurance company, not-for-profit Subsidiary or special purpose entity; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary is no longer a captive insurance company, not-for-profit Subsidiary or special purpose entity, (iv) any Restricted Subsidiary of Holdings designated as an Unrestricted Subsidiary after the Closing Date in accordance with, and pursuant to, Section 8.11; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary becomes a Restricted Subsidiary of Holdings, (v) any Subsidiary of Holdings that is prohibited by applicable law (including financial assistance, corporate benefit, fraudulent conveyance, preference, capitalization or other similar laws and regulations), regulation or contractual provision from Guaranteeing the Obligations; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time any such prohibition ceases to exist or apply, (vi) any Subsidiary of Holdings the Guaranteeing of the Obligations by which would result in material adverse tax consequences or adverse accounting consequences to Holdings and its Restricted Subsidiaries as reasonably determined in good faith by the Borrower; provided that such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time any such material adverse tax consequences or adverse accounting consequences cease to exist or apply and (vii) any Subsidiary of Holdings the Guaranteeing of the Obligations by which would result in costs that are excessive in relation to the value afforded by such Guarantee (as reasonably determined by Holdings and the Administrative Agent); provided that notwithstanding the foregoing clauses (i) through (vii), Holdings may in its sole discretion designate any Non-Guarantor Subsidiary as a Subsidiary Guarantor.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Holdings, U.S. Holdings, the Borrower or one or more Subsidiaries primarily for the benefit of employees of Holdings, U.S. Holdings, the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Note” shall mean each Term B-1 Note ~~and~~, Term B-2 Note, Revolving Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning set forth in Section 2.3(a).

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7.

“Notice of Intent to Cure” shall mean a certificate of an Authorized Officer of Holdings delivered to the Administrative Agent, with respect to any fiscal quarter for which a cure right will be exercised, which certificate shall contain a computation of the applicable Event of Default and notice of intent to cure such Event of Default in accordance with Section 11.3(a).

“Notice Office” shall mean the office of the Administrative Agent located at Barclays Bank PLC, Bank Debt Management Group, 745 Seventh Avenue, New York, NY 10019, Attention: Ancestry.com Portfolio Manager: Noam Azachi / Greg Fishbein, Telephone No.: 212-526-1957 / 212-526-3441, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligation Currency” shall have the meaning set forth in Section 13.19(a).

“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations or Specified Swap Agreements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Borrower or any other Loan Party (including with respect to guarantees) to the Administrative Agent, any Lender, any other Secured Party or any party to a Specified Swap Agreement or a party providing Cash Management Obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement or any document relating to Cash Management Obligations, whether on account of principal, interest, reimbursement obligations, fees (including fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to the Borrower or any Guarantor, whether or not allowed in such proceeding), indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant to any Loan Document), guarantee obligations or otherwise.

“OECD Country” shall have the meaning set forth in the definition of “Cash Equivalents.”

“OFAC” shall have the meaning set forth in Section 6.21(b).

“Offer Price” shall have the meaning set forth in the definition of “Dutch Auction.”

“Original Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Organizational Document” shall mean (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement, or its articles of association (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

“Other Applicable Indebtedness” shall have the meaning set forth in Section 5.2(c).

“Other Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder or extended Revolving Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” shall mean the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” shall mean all present or future stamp, court, documentary, excise, property intangible, recording, filing or similar Taxes that arise from any payment made under, the execution, delivery, performance, enforcement or registration of, the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except for any such Taxes that arise as a result of an assignment pursuant to Section 13.4 (other than an assignment at the request of the Borrower) (“Assignment Taxes”) to the extent that such Assignment Taxes are imposed as a result of a connection between the assignor and/or assignee on the one hand and the relevant taxing jurisdiction on the other hand (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder).

“Other Term Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Parallel Debt” shall have the meaning set forth in Section 12.11(a).

“Participant” shall have the meaning set forth in Section 3.4(a) or 13.4(b), as the context may require.

“Participant Register” shall have the meaning set forth in Section 13.4(b).

“Participating Member State” shall mean each state as described in any EMU Legislation.

“Patriot Act” shall mean the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Payment Office” shall mean the office of the Administrative Agent located Barclays Bank PLC, Loan Operations, 1301 Avenue of the Americas, New York, NY 10019, Attention: Agency Services – Ancestry.com Joseph Squeri, Telephone No.: 212-320-6297, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate” shall mean a certificate in the form of Exhibit P or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permira” shall mean, collectively, funds advised by Permira Advisers LLC.

“Permitted Acquisition” shall have the meaning set forth in Section 9.7(g).

“Permitted Amendment” shall mean an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.16, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a decrease or increase in the Applicable Margin with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a decrease or increase in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.

“Permitted Auction Purchaser” shall mean Holdings, the Borrower or any of their respective Subsidiaries.

“Permitted Genealogical Data Acquisitions” shall mean Investments consisting of the acquisition by any Group Member or any of their Restricted Subsidiaries of genealogical, historical and/or DNA data or any acquisition by any Group Member or any of their Subsidiaries of the Equity Interests of another Person for which the primary purpose of consummating such acquisition is to obtain genealogical, historical and/or DNA data; provided that (i) no Default or Event of Default shall have occurred or be continuing or would result from such acquisition, (ii) the property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same or a related line of business as the Group Members and their Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such acquisition required to be delivered pursuant to Section 8.8 in the time periods set forth therein, (iv) in the case of an acquisition of the Equity Interests of another Person where the approval of the board of directors (or other comparable governing body) of such other Person is necessary, such board of directors (or such other comparable governing body) of such other Person shall have duly approved such acquisition and (v) if such acquisition involves the purchase of Equity Interests in a partnership between a Group Member (or any Subsidiary of a Group Member) as a general partner and entities unaffiliated with such Group Member (or such Subsidiary of such Group Member) as the other partners, such transaction shall be effected by having the Equity Interests acquired by a corporate holding company directly or indirectly wholly owned by the Group Member (or such Subsidiary of the Group Member) newly formed for the sole purpose of effecting such transaction.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except (i) by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and (ii) by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (excluding the effects of nominal amortization in the amount of no greater than one percent per annum), (c) at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) to the extent Liens securing such Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to Liens securing the Obligations, the Liens, if any, securing such modification, refinancing, refunding, renewal or extension are subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement (and an Intercreditor Agreement may be amended in a manner reasonably acceptable to the Administrative Agent to provide for such Liens to be subordinated to the Liens securing the Obligations on a basis consistent with the Intercreditor Agreement prior to such modification, refinancing, refunding, renewal or extension), (iii) Indebtedness of a Subsidiary that is not a

Guarantor shall not refinance Indebtedness of the Borrower or a Guarantor, (iv) Indebtedness of the Borrower or a Guarantor shall not refinance Indebtedness of a Subsidiary that is not a Guarantor and (v) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions and financial covenants) are either (a) substantially identical to the Indebtedness being refinanced, (b) (taken as a whole) not materially more favorable to the providers of such Permitted Refinancing than those applicable to the Indebtedness being refinanced or (c) on market terms for Indebtedness of the type being incurred pursuant to such Permitted Refinancing at the time of incurrence, except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date; provided that in respect of this clause (v), if such Indebtedness contains financial covenants (which shall only be to the extent the result of prevailing market conditions), such financial covenants (and related definitions) will either be identical to or less restrictive than those with respect to the Facilities; provided further that in respect of this clause (v), a certificate of an Authorized Officer of Holdings or the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings or the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Holdings or the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean, at a particular time, an “employee benefit plan” as defined in Section 3 of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning set forth in Section 8.2(a).

“Pounds Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Pounds Sterling Sublimit” shall mean an amount designated in Pounds Sterling, the Dollar Equivalent of which is $25,000,000.

“Prepayment Fees” shall have the meaning set forth in Section 5.1(b).

“Prime Lending Rate” shall mean the rate that the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Private Lender Information” shall mean any information and documentation that is not Public Lender Information.

“Pro Forma Basis” shall mean, for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period Holdings or any Restricted Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Holdings or any Restricted Subsidiary shall have made an ~~acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such~~ acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, occurred on the first day of such Reference Period (including, in each such case, pro forma adjustments (x) arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and (y) such other pro forma adjustments relating to a specific transaction or event and reflective of actual or reasonably anticipated synergies and cost savings expected to be realized or achieved in the twelve (12) months following such transaction or event, which pro forma adjustments shall be certified by the chief financial officer, treasurer, controller or comptroller of the Borrower); provided that any pro forma adjustments pursuant to clause (ii)(x) and (ii)(y) of this definition shall, together with the add-backs made in the aggregate pursuant to clauses (aa), (bb) and (cc) of the definition of “Consolidated EBITDA,” not exceed 15% of Consolidated EBITDA (before giving effect to all such adjustments) for such period. The term “Disposition” in this definition shall not include dispositions of inventory and other ordinary course dispositions of property.

“Pro Forma Financial Information” shall have the meaning set forth in Section 6.1(a).

“Projections” shall have the meaning set forth in Section 8.2(d).

“Properties” shall have the meaning set forth in Section 6.17(a).

“Proposed Modification” shall have the meaning set forth in Section 2.14.

“Public Lender Information” shall mean information and documentation that is either exclusively (i) of a type that would be publicly available if Holdings, any Group Member and their respective Subsidiaries were public reporting companies or (ii) not material with respect to Borrower, Holdings and their respective Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Public Market” shall mean that (a) a Public Offering has been consummated and (b) at least 15% of the total issued and outstanding common equity of Holdings or Holdings’ immediate parent has been distributed by means of an effective registration statement under the Securities Act or sale pursuant to Rule 144 under the Securities Act.

“Public Offering” shall mean an initial underwritten public offering of common Capital Stock of Holdings or Holdings’ direct or indirect parent pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form).

“Purchase” shall have the meaning set forth in the definition of “Dutch Auction.”

“Purchase Notice” shall have the meaning set forth in the definition of “Dutch Auction.”

“Purchaser” shall have the meaning set forth in the definition of “Dutch Auction.”

“Qualified Counterparty” shall mean, with respect to any Specified Swap Agreement or agreement governing Cash Management Obligations, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or such Cash Management Obligations were incurred or as of the Closing Date, was the Administrative Agent, a Joint Lead Arranger or a Lender or an Affiliate of the Administrative Agent, ~~a~~an Initial Joint Lead Arranger or a Lender.

“Qualified Equity Interests” shall mean any Capital Stock that is not a Disqualified Equity Interest.

“Qualified Public Offering” shall mean a Public Offering that results in a Public Market.

“Qualifying Lenders” shall have the meaning set forth in the definition of “Dutch Auction.”

“Qualifying Loans” shall have the meaning set forth in the definition of “Dutch Auction.”

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Closing Date.

“Quarterly Pricing Certificate” shall have the meaning set forth in the definition of “Applicable Margin.”

“Real Property” shall mean, with respect to any Person, all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean any settlement of or payment in excess of an amount equal to $5,000,000 in respect of any property or casualty insurance (excluding business interruption insurance) claim or any condemnation, eminent domain or similar proceeding relating to any asset of Holdings or any of its Restricted Subsidiaries.

“Reference Period” shall have the meaning set forth in the definition of Pro Forma Basis.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Credit Agreement Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Debt.”

“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Requirements.”

“Refinanced Term Loans” shall have the meaning set forth in Section 13.12(d).

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section ~~2.17.~~2.18.

“Refinancing Revolving Debt” shall mean any First Priority Refinancing Revolving Debt, Second Priority Refinancing Revolving Debt or Unsecured Refinancing Revolving Debt.

“Refinancing Term Debt” shall mean Indebtedness under any First Priority Refinancing Term Facility, Second Priority Refinancing Term Facility or Unsecured Refinancing Term Facility.

“Rejection Notice” shall have the meaning set forth in Section 5.2(e).

“Register” shall have the meaning set forth in Section 13.15.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the Closing Date, among the Borrower, the Guarantors and the initial purchasers for the Borrower’s offering of Senior Notes, pursuant to which the Borrower agrees to conduct a registered exchange offer of the Exchange Senior Notes for Senior Notes.

“Regulation D” shall mean Regulation D of the Board.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repatriation Limitation” shall have the meaning set forth in Section 5.2(f).

“Replaced Lender” shall have the meaning set forth in Section 2.14.

“Replacement Lender” shall have the meaning set forth in Section 2.14.

“Replacement Term Loans” shall have the meaning set forth in Section 13.12(d).

“Reply Amount” shall have the meaning set forth in the definition of “Dutch Auction.”

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA with respect to a Plan, other than those events as to which the thirty day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Repricing Transaction” shall mean, other than in the context of a transaction involving a Change of Control, the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the incurrence by Holdings, the Borrower or any Subsidiary of any debt financing having an effective interest cost or weighted average yield (the calculation of which shall give effect to, among other factors, consistent with generally accepted financial practices, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, and shall exclude the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and any fluctuations in the LIBOR Rate) that is less than the effective interest cost or weighted average yield (calculated on the same basis) of such Term Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans.

“Required Facility Lenders” shall mean, at any time, (i) with respect to any Revolving Facility, the Required Revolving Lenders with respect to such Revolving Facility and (b) with respect to any Term Facility, the Required Term Lenders with respect to such Term Facility.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders holding at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, (ii) the Total Revolving Loan Commitments in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time); provided that, for purposes of this definition the outstanding principal amount of Alternate Currency Loans and the Alternate Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time, and (iii) all outstanding Incremental Term Loans of Non-Defaulting Incremental Term Lenders.

“Required Revolving Lenders” shall mean, at any time with respect to any Class of Revolving Commitments and the Revolving Extensions of Credit thereunder, (i) prior to the termination of all such Revolving Loan Commitments, the holders of more than 50% of the Total Revolving Loan Commitments of Class and (ii) after the termination of such Revolving Loan Commitments, the holders of more than 50% of the Total Revolving Extensions of Credit in respect of such Revolving Facility, but excluding the amount of Revolving Loan Commitments and Revolving Extensions of Credit held by Defaulting Lenders; provided that for purposes of this definition the outstanding principal amount of Alternate Currency Loans and the Alternate Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time.

“Required Term Lenders” shall mean, at any time with respect to any Class of Term Loans, Non-Defaulting Lenders having Term Loans and unused and outstanding Term Loan Commitments with respect to such Class representing more than 50% of the sum of all Term Loans outstanding and unused and outstanding Term Loan Commitments of such Class at such time, but excluding the amount of Term Loans and Term Loan Commitments held by Defaulting Lenders; provided that for purposes of this definition the outstanding principal amount of Alternate Currency Loans and the Alternate Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time.

“Requirement of Law” shall mean, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings and its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of Holdings (unless such appearance is related to the Liens permitted hereunder other than consensual Liens which either are on assets that do not constitute Collateral or rank prior to the Liens in favor of the Secured Parties on the Collateral), (ii) are subject to any Lien in favor of any Person other than (x) the Collateral Agent for the benefit of the Secured Parties and (y) other Liens permitted hereunder other than consensual Liens which either are on assets which do not constitute Collateral or rank prior to the Liens in favor of the Secured Parties on the Collateral, or (iii) are not otherwise generally available for use by such Person.

“Restricted Affiliated Lender” shall mean any Affiliated Lender (other than an Affiliated Investment Fund).

“Restricted Payments” shall have the meaning set forth in Section 9.6.

“Restricted Subsidiary” shall mean, (i) with respect to Holdings, any Subsidiary of Holdings (including the Borrower, U.S. Holdings and LuxCo 3), (ii) with respect to U.S. Holdings, any Subsidiary of U.S. Holdings (including the Borrower), (iii) with respect to LuxCo 3, any Subsidiary of LuxCo 3 and, (iv) with respect to the Borrower, any Subsidiary of the Borrower (in each case, other than any Unrestricted Subsidiary).

“Retained Excess Cash Flow Amount” shall mean, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination, minus (b) the sum at the time of determination of the aggregate amount of prepayments required to be made pursuant to Section 5.2(b) through the date of determination (whether or not such prepayments are accepted by the Lenders) (provided that in the case of any Excess Cash Flow Period in respect of which the amount of Excess Cash Flow shall have been calculated as contemplated by Section 8.2(c) but the prepayment required pursuant to Section 5.2(b) is not yet due and payable in accordance with the provisions of Section 5.2(b) as of the date of determination, the amount of prepayments that will be so required to be made in respect of such Excess Cash Flow shall be deemed to be made for purposes of this paragraph).

“Return Bid” shall have the meaning set forth in the definition of “Dutch Auction.”

“Revolving Excess” shall have the meaning set forth in Section 5.3.

“Revolving Extensions of Credit” shall mean, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s RL Percentage of the L/C Obligations then outstanding and (c) such Lender’s RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility” shall mean the Revolving Loan Commitments and the extensions of credit made thereunder, as the context may require.

“Revolving Lender” shall mean each Lender that has a Revolving Loan Commitment or that holds Revolving Loans.

“Revolving Loan” shall mean an Initial Revolving Loan, an Incremental Revolving Loan and an Other Revolving Loan, as the context requires.

“Revolving Loan Commitment” shall mean, for each Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment” or in the Assignment and Assumption, Incremental Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed or established its Revolving Loan Commitment, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Loan Commitments as of the Closing Date is $50,000,000.

“Revolving Loan Commitment Increase” shall have the meaning set forth in Section 2.15(a).

“Revolving Loan Commitment Increase Lender” shall have the meaning set forth in Section 2.15(f).

“Revolving Loan Maturity Date” shall mean December 28, 2017.

“Revolving Note” shall have the meaning set forth in Section 2.6(a).

“RL Percentage” shall mean, with respect to any Revolving Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Revolving Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the RL Percentage of any Revolving Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Revolving Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof); provided further that the RL Percentages of the Revolving Lenders are subject to modification as and to the extent provided in Section 2.17.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale Leaseback Transaction” shall mean any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, a Loan Party acquires, leases or licenses back the right to use all or a material portion of such property.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Priority Credit Agreement Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of second lien secured notes or second lien secured term loans (each, a “Second Priority Refinancing Term Facility”) or one or more revolving credit facilities (each, a “Second Priority Refinancing Revolving Facility”); provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis (with respect to liens only) to the Obligations and the obligations in respect of any First Priority Credit Agreement Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Debt and (iii) such Indebtedness complies with the Credit Agreement Refinancing Requirements; provided that a certificate of an Authorized Officer of Holdings or the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings or the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Holdings or the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Second Priority Refinancing Revolving Facility” shall have the meaning set forth in the definition of “Second Priority Credit Agreement Refinancing Debt.”

“Second Priority Refinancing Term Facility” shall have the meaning set forth in the definition of “Second Priority Credit Agreement Refinancing Debt.”

“Secured Parties” shall mean the collective reference to the Administrative Agent, the Collateral Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender), and any Qualified Counterparties.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the U.S. Pledge and Security Agreement in the form of Exhibit E, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time in accordance with the terms thereof and hereof.

“Security Documents” means, collectively, the Security Agreement, each of the Mortgages, Intellectual Property Security Agreements, collateral assignments, Assumption Agreements in the form of Annex I to the Security Agreement, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 7.01, Section 8.01 or Section 8.8, Intercreditor Agreements (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Security and Guarantee Principles” shall have the meaning set forth in Exhibit Q.

“Senior Notes” shall mean the Borrower’s 11.00% Senior Notes due 2020, issued pursuant to the Senior Notes Indenture, dated as of the Closing Date, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof. As used in this Agreement, the term “Senior Notes” shall include any Exchange Senior Notes issued pursuant to the Senior Notes Indenture in exchange for theretofore outstanding Senior Notes, as contemplated by the Registration Rights Agreement.

“Senior Notes Documents” shall mean the Senior Notes, the Senior Notes Indenture and all other documents executed and delivered with respect to the Senior Notes or Senior Notes Indenture, each dated as of the Closing Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Notes Indenture” shall mean the Indenture, dated as of the Closing Date, among the Borrower, the Guarantors and Wells Fargo Bank, National Association, as trustee, as in effect on the Closing Date and as thereafter amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Representative” shall mean, with respect to any series of Indebtedness permitted under Section 9.2(c), (d), or (e), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Settlement Service” shall have the meaning set forth in Section 13.4.

“Significant Event of Default” shall mean an Event of Default under Section 11.1(a) or (f) (in the case of Section 11.1(f), with respect to the Borrower).

“Significant Restricted Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary or group of Restricted Subsidiaries of Holdings (a) whose GAAP value of total assets at the last day of the most recent Test Period for which financial statements have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets at such date or (b) whose gross revenues for the most recently completed Test Period for which financial statements have been delivered were equal to or greater than 5.0% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case, determined in accordance with GAAP (it being understood that such calculations shall be determined in the aggregate for all Restricted Subsidiaries of Holdings subject to any of the events specified in Section 11.1(f)).

“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, other than a Multiemployer Plan, that is maintained or contributed to by Holdings, the Borrower or any Commonly Controlled Entity or to which Holdings, the Borrower or a Commonly Controlled Entity has or may have an obligation to contribute, and such plan for the five-year period immediately following the latest date on which Holdings, the Borrower or a Commonly Controlled Entity maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Solvent” shall mean, with respect to any Person and its Subsidiaries on a consolidated basis, that as of any date of determination, (a) the sum of the “fair value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the sum of all debts of such Person and its Subsidiaries on a consolidated basis as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person and its Subsidiaries on a consolidated basis as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged and (d) such Person and its Subsidiaries on a consolidated basis does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the FASB Statement of Financial Accounting Standards No. 5).

“Specified Class” shall have the meaning set forth in Section 2.16(a).

“Specified EBITDA Adjustments” shall have the meaning set forth in the definition of “Consolidated EBITDA.”

“Specified Equity Contribution” shall have the meaning set forth in Section 11.3(a).

“Specified Period” shall mean, as to any Excess Cash Flow Period, the period commencing on the Excess Cash Flow Application Date that occurs during such period and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in the next succeeding Excess Cash Flow Period.

“Specified Representations” shall mean the representations and warranties set forth in Sections 6.3(a), 6.4, 6.6 (but only with respect to the Organizational Documents of the Group Members), 6.12, 6.15, 6.19, 6.20, 6.21 (but only in respect of the Patriot Act and, with respect the Merger Sub, OFAC), 6.22 and 6.23.

“Specified Swap Agreement” shall mean any Swap Agreement entered into by any Restricted Subsidiary of Holdings, on the one hand, and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into), on the other hand.

“Sponsors” shall mean, collectively, Permira, Jasmine Ventures Pte Ltd, AlpInvest Partners Co-Investments 2009 C.V., AlpInvest Partners Co-Investments 2010 II C.V., Spectrum Equity Investors V, L.P., Esta Investments Pte Ltd, and each of their Affiliates, but not including any of their portfolio companies.

“Spot Currency Exchange Rate” shall have the meaning set forth in Section 1.3(c).

“Start Date” shall have the meaning set forth in the definition of “Applicable Margin.”

“Stated Amount” shall mean, with respect to each Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Sterling Denominated Loans” and the “£” shall mean each Revolving Loan or Incremental Term Loan denominated in Pounds Sterling at the time of the incurrence thereof.

“Sterling Rate” shall mean, with respect to each Borrowing of Sterling Denominated Loans, (i) the rate per annum that appears on page Reuters Page LIBOR01 (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the Sterling Denominated Loans subject to the respective Borrowing as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank market by the Administrative Agent for Pounds Sterling deposits of amounts in immediately available funds comparable to the principal amount of the Sterling Denominated Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not lending any part of such Borrowing, the Lenders with the largest percentage of the respective such Borrowing) with maturities comparable to the Interest Period applicable to such Sterling Denominated Loan as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.11(a)(A) in respect of Sterling Denominated Loans, or in the circumstances described in clause (A) to the proviso to Section 2.11(c) in respect of such Sterling Denominated Loans, the Sterling Rate determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Borrowing of Revolving Loans denominated in Pounds Sterling with maturities comparable to the Interest Period applicable thereto.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Capital Stock having ordinary voting power (other than stock or such other Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers (or similar governing body) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings, U.S. Holdings, LuxCo 3 or the Borrower, as applicable.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary of Holdings, U.S. Holdings and the Borrower other than (x) any Excluded Foreign Subsidiary and (y) any Non-Guarantor Subsidiary.

“Swap Agreement” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, without limitation, any Interest Rate Protection Agreement).

“Swedish Krona” shall mean freely transferable lawful money of Kingdom of Sweden (expressed in Swedish Krona).

“Swingline Back-Stop Arrangements” shall have the meaning set forth in Section 2.1(c).

“Swingline Expiry Date” shall mean that date which is five (5) Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning set forth in Section 2.1(c).

“Swingline Note” shall have the meaning set forth in Section 2.6(a).

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Tax Benefit” shall have the meaning set forth in Section 5.5(e).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments or other charges in the nature of taxation now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect to such taxes, levies, imposts, duties, fees, assessments or other charges.

“Term B-1 Lender” shall mean each Lender that has agreed, on the terms and conditions set forth in Amendment No. 1, to have up to all of its outstanding Initial Term Loans amended such that it shall hold a like principal amount of a Term B-1 Loans effective as of the Amendment No. 1 Effective Date.

“Term B-1 Loan” means each loan deemed made pursuant to Section 2.1(a)(ii).

“Term B-1 Loan Maturity Date” shall mean December 28, 2018.

“Term B-1 Note” shall have the meaning set forth in Section 2.6(a).

“Term B-2 Lender” shall mean each Lender that has a New Term B-2 Loan Commitment or that holds a Term B-2 Loan.

“Term B-2 Loan” shall have the meaning set forth in Section 2.1(a)(i).

“Term B-2 Loan Maturity Date” shall mean May 15, 2018.

“Term B-2 Note” shall have the meaning set forth in Section 2.6(a).

“Term Facility” shall mean any Class of Term Loans, as the context may require.

“Term Lenders” shall mean each Lender that has a Term Loan Commitment or that holds a Term Loan.

“Term Loan” shall mean ~~an Initial~~a Term B-1 Loan, a Term B-2 Loan, an Other Term Loan or an Incremental Term Loan, as the context requires.

“Term Loan Commitment” shall mean, for each Lender, (i) the ~~Initial~~New Term B-2 Loan Commitment, (ii) the Incremental Term Loan Commitments, if any, issued after the Closing Date pursuant to Section 2.15 or (iii) the Other Term Commitments, if any, issued after the Closing Date pursuant to Section 2.18, as each may be terminated pursuant to Sections 4.3 and/or Section 11. ~~The original aggregate amount of the Term Loan Commitments as of the Closing Date is $670,000,000.~~

~~“Term Loan Maturity Date” shall mean December 28, 2018.~~

“Term Loan Purchase Amount” shall have the meaning set forth in the definition of “Dutch Auction.”

~~“Term Note” shall have the meaning set forth in Section 2.6(a).~~

“Test Period” shall mean each period of four consecutive fiscal quarters of Holdings then last ended, in each case taken as one accounting period.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Net Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) the excess of (i) Consolidated Total Debt on such day over (ii) an amount equal to the Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA, calculated (x) on a Pro Forma Basis and (y) subject to the currency translation provisions as provided in Section 1.3(c), for such Test Period.

“Total Net Secured Leverage Ratio” shall mean, as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt on such day (other than any portion thereof that is unsecured) over (ii) an amount equal to the Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA, calculated (x) on a Pro Forma Basis and (y) subject to the currency translation provisions as provided in Section 1.3(c), for such Test Period.

“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Term Loan Commitment” shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches on the Closing Date~~,~~ (i.e., Term Loans, Revolving Loans and Swingline Loans) and four separate Tranches on the Amendment No. 1 Effective Date (i.e., Term B-1 Loans, Term B-2 Loans, Revolving Loans and Swingline Loans); provided that for purposes of Sections 2.14, 13.4, 13.12(a) and (b) and the definition of Required Revolving Lenders, Revolving Loans and Swingline Loans shall be deemed to constitute part of a single “Tranche.”

“Transactions” shall mean, collectively, (i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documentation, (ii) the consummation of the Transaction Refinancing, (iii) the consummation of the Equity Contribution, (iv) the execution, delivery and performance by each Loan Party of the Senior Notes Documents to which it is a party, the issuance of the Senior Notes and the use of proceeds as set out in the Offering Memorandum, dated December 17, 2012, with respect to the Senior Notes, (v) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the incurrence of Loans on the Closing Date and the use of proceeds permitted under Section 8.15 hereof and (vi) the payment of all fees and expenses in connection with the foregoing.

“Transaction Certificate” shall have the meaning set forth in the definition of “Applicable Margin.”

“Transaction Refinancing” shall mean the refinancing of the Existing Credit Facility and the termination of all other Indebtedness pursuant to the Merger Agreement, in each case to the extent set forth in the Merger Agreement, other than the Indebtedness set forth on Schedule 9.2(j).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a LIBOR Loan, a Euro Denominated Loan or a Sterling Denominated Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceeds the value of the assets of such Plan allocable to such accrued benefits by a material amount (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning set forth in Section 3.5(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Holdings, U.S. Holdings, LuxCo 3 or the Borrower designated by the board of directors (or similar governing body) of Holdings as an Unrestricted Subsidiary pursuant to Section 8.11 subsequent to the Closing Date (other than U.S. Holdings, LuxCo 3 and the Borrower) and (ii) any Subsidiary of an Unrestricted Subsidiary.

“Unsecured Credit Agreement Refinancing Debt” shall mean any unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or term loans (each, an “Unsecured Refinancing Term Facility”) or one or more revolving credit facilities (each, an “Unsecured Refinancing Revolving Facility”); provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Debt and (ii) such Indebtedness complies with the Credit Agreement Refinancing Requirements; provided that a certificate of an Authorized Officer of Holdings or the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings or the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Unsecured Refinancing Revolving Facility” shall have the meaning set forth in the definition of “Unsecured Credit Agreement Refinancing Debt.”

“Unsecured Refinancing Term Facility” shall have the meaning set forth in the definition of “Unsecured Credit Agreement Refinancing Debt.”

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (taking the Dollar Equivalent of any such Loans denominated in an Alternate Currency) made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time (taking the Dollar Equivalent of any Letters of Credit denominated in an Alternate Currency).

“U.S. Holdings” shall have the meaning set forth in the recitals hereto.

“U.S. Loan Parties” shall mean the Loan Parties incorporated or organized in the United States, any State thereof or the District of Columbia.

“U.S. Owned DRE” shall mean any entity that (i) is directly owned by Holdings, U.S. Holdings, the Borrower or any Domestic Subsidiary of Holdings, U.S. Holdings or the Borrower and (ii) has no material assets other than Capital Stock of one or more CFCs.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean, with respect to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly Owned Subsidiary” shall mean, with respect to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Holdings with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

1.2	Other Interpretive Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 shall have the respective meanings given to them under GAAP (but subject to the terms of Section 13.7), (ii) the words “include”. “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and permitted assigns and (B) to Holdings, the Borrower or any other Loan Party shall be construed to include Holdings, the Borrower or such Loan Party as debtor and debtor-in-possession and any examiner, liquidator, receiver or trustee for Holdings, the Borrower or any other Loan Party, as the case may be, in any insolvency or liquidation proceeding.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Calculations; Computations; Latest Maturity Date. ~~Calculations; Computations; Latest Maturity Date.~~ (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders); provided that (A) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Applicable Margin, and all computations with respect to any basket, standard or term in this Agreement and all computations and all definitions (including accounting terms) used in determining compliance with the Financial Covenant and in determining the Total Net Secured Leverage Ratio and the Total Net Leverage Ratio (the “Leverage Ratios”), shall (i) utilize GAAP and policies in conformity with those used to prepare the audited financial statements referred to in Section 6.1(b) for the fiscal year ended December 31, 2011 and (ii) in respect of any portion of the Test Period that occurs prior to Closing Date, be based on the financial statements of the Borrower and its Subsidiaries as in existence prior to the Closing Date, (B) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and the Financial Covenant and the Leverage Ratios shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof and (C) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of all computations and all definitions (including accounting terms) used in determining compliance with the Financial Covenant, then at the Borrower’s request, the Administrative Agent shall enter into negotiations with the Borrower in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Holdings’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided that (i) no amendment fee shall be payable in connection therewith, (ii) any such amendments that relate to Section 9.1 shall be subject to the prior written consent of the Required Revolving Lenders (such consent not to be unreasonably withheld or delayed) and not the Required Lenders and (iii) all amendments relating to the Leverage Ratios (other than in connection with Section 9.1) shall be subject to the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) and not the Required Revolving Lenders. Until such time as such an amendment shall have been executed and delivered by the parties hereto in accordance with this Section 1.3(a), all computations of Excess Cash Flow and the Applicable Margin, all computations with respect to any basket, standard or term in this Agreement and all computations and all definitions (including accounting terms) used in determining compliance with the Financial Covenant and in determining the Leverage Ratios shall continue to be calculated or construed as if such Accounting Changes had not occurred (other than for purposes of delivery of financial statements under Sections 8.1(a) and (b)). “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by FASB or, if applicable, the SEC or (ii) otherwise proposed by the Borrower to, and approved by, the Administrative Agent.

(b) All computations of interest, Commitment Fees and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable, and interest calculated by reference to the Sterling Rate, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Fees or Fees are payable.

(c) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate of exchange between the applicable currency and Dollars (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency reasonably acceptable to Holdings and the Administrative Agent (the “Spot Currency Exchange Rate”)) in effect on the Business Day immediately preceding the date of such transaction (except for such other time periods as provided for in Section 9.2) or determination and shall not be affected by subsequent fluctuations in exchange rates; provided that for purposes of determining the Leverage Ratios, (i) such ratios will be determined at the currency exchange rates used in preparing the Holdings’ financial statements corresponding to the Test Period with respect to the applicable date of determination. Any determinations as to the Dollar Equivalent of Revolving Loans or Letters of Credit denominated in an Alternate Currency (whether for purposes of calculating the amount of L/C Obligations or fees payable in respect of Letters of Credit or the amount required to be paid to the Issuing Lender in respect of a drawing on a Letter of Credit or otherwise), the amount of fees owing in respect of Letters of Credit denominated in an Alternate Currency and the amount of Unpaid Drawings owing to the Issuing Lender shall be made by the Administrative Agent and such determination shall be conclusive absent manifest error.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Currency Exchange Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so Refinanced does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Currency Exchange Rate that is in effect on the date of such Refinancing.

(e) With respect to the provisions of this Agreement (A) that require newly incurred or issued Indebtedness or Capital Stock (or Indebtedness or Capital Stock that is proposed to be incurred or issued) to have a maturity not earlier than the Latest Maturity Date (or not earlier than ninety-one (91) days after the Latest Maturity Date) and/or to have Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of existing Term Loans having the Latest Maturity Date or (B) that otherwise refer to the Latest Maturity Date in respect of any such incurrence or issuance (or proposed incurrence or issuance), such provisions shall be deemed to refer to the Latest Maturity Date in effect at the time such Indebtedness or Capital Stock is incurred or issued.

SECTION 2. AMOUNT AND TERMS OF CREDIT

2.1 The Commitments. (a)(i) Subject to and upon the terms and conditions set forth herein~~, each~~ and set forth in the Amendment No. 1, each New Term B-2 Lender with a ~~Initial~~New Term B-2 Loan Commitment severally agrees to make a term loan or term loans (~~each, an~~a “~~Initial~~ Term B-2 Loan” and, collectively, the “~~Initial~~ Term B-2 Loans”) to the Borrower on the Amendment No. 1 Effective Date, which such Term B-2 Loans (~~i~~A) shall be incurred pursuant to a single drawing on the ~~Closing~~Amendment No. 1 Effective Date, (~~ii~~B) shall be denominated in Dollars, (~~iii~~C) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that except as otherwise specifically provided in Section 2.11(b), all ~~Initial~~ Term B-2 Loans comprising the same Borrowing shall at all times be of the same Type and (~~iv) shall~~D) shall, in the case of each Lender holding a New Term B-2 Loan Commitment, be made by each such Lender in ~~that~~an aggregate principal amount ~~which~~that does not exceed the ~~Initial~~New Term B-2 Loan Commitment of such Term B-2 Lender on the ~~Closing~~Amendment No. 1 Effective Date. Once repaid, prepaid, repurchased, refinanced or replaced, ~~Initial~~ Term B-2 Loans incurred hereunder may not be reborrowed.

(ii) Subject to and upon the terms and conditions set forth herein, each Term B-1 Lender severally agrees that its Initial Term Loans shall be amended effective as of the Amendment No. 1 Effective Date and that each Initial Term Loan held by such Term B-1 Lenders shall be exchanged for a like principal amount of Term B-1 Loans in accordance with the terms and conditions set forth herein.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Closing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, an

“Initial Revolving Loan” and, collectively, the “Initial Revolving Loans”) to the Borrower (provided that the amount of Initial Revolving Loans made on the Closing Date shall not exceed $5,000,000 (exclusive of any Letter of Credit Outstandings) plus an additional amount as may be necessary for the Borrower to fund the payment of certain original issue discount or upfront fees payable under the Commitment Letter and Fee Letter and/or the Senior Notes (it being understood that any Borrowing of Initial Revolving Loans to fund such additional amount shall be without duplication of any increase in the Initial Term Loan Commitments to fund such amount made prior to the Closing Date)), which Initial Revolving Loans (i) may be made in Dollars or an Alternate Currency, (ii) except as provided herein, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans, LIBOR Loans or, in the case of Alternate Currency Loans, other Fixed Rate Loans; provided that (A) except as otherwise specifically provided in Section 2.11(b), all Initial Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) Base Rate Loans shall only be available in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender’s RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

(c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Closing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed an aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.1(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to a Revolving Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by Collateralizing such Defaulting Lender’s RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Loan Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one (1) or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.1(f) or upon the exercise of any of the remedies provided in Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Lenders pro rata based on each such

Revolving Lender’s RL Percentage and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Lender hereby irrevocably agrees to make Revolving Loans upon one (1) Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Revolving Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 11); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three (3) days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

2.2 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of Fixed Rate Loans in the aggregate for all Tranches of Loans.

2.3 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) LIBOR Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three (3) Business Days’ prior notice of each LIBOR Loan to be incurred hereunder, (y) Alternate Currency Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least four (4) Business Days’ prior notice of each Alternate Currency Loan hereunder, and (z) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office notice of each Base Rate Loan to be incurred hereunder on the date of such Borrowing; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York City time) on such day (10:00 A.M. (New York City time) in the case of a Base Rate Loan). Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit F, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term B-2 Loans or Revolving Loans, (iv) in the case of Revolving Loans, whether such Revolving Loans will be denominated in Dollars or an Alternate Currency (and if an Alternate Currency, which Alternate Currency), (v) whether any Dollar Denominated Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder,

LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto and (vi) in the case of Alternate Currency Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender that is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.1(d).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.4 Repayment of Loans. (a)(i) The principal amount of the Term B-2 Loans of each Term B-2 Lender shall be repaid (A) on each Quarterly Repayment Date, commencing with the last Business Day of June 2013, in an amount equal to $7,500,000 and (B) (subject to a Permitted Amendment) on the Term B-2 Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) ~~(a)~~ The principal amount of the ~~Initial~~ Term B-1 Loans of each Term B-1 Lender shall be repaid (~~i~~A) on each Quarterly Payment Date, commencing with the last Business Day of ~~March~~June 2013, in an amount equal to 0.25% of the aggregate principal amount of the Term B-1 Loans ~~incurred~~as amended on the ~~Closing~~Amendment No. 1 Effective Date and (~~ii~~B) (subject to a Permitted Amendment) on the Term B-1 Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, (i) each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan and (ii) each Other Term Loan shall be due and payable on the Maturity Date of such Other Term Loan set forth in the Refinancing Amendment applicable thereto.

(c) The Borrower shall repay all of its outstanding Initial Revolving Loans on the Revolving Loan Maturity Date, together with accrued and unpaid interest on the Revolving Loans, to but excluding the date of payment. The Borrower shall repay all outstanding Swingline Loans on the Swingline Expiry Date, together with accrued and unpaid interest on the Swingline Loans, to but excluding the date of payment.

(d) The Borrower shall repay all of its outstanding (i) Incremental Revolving Loans on the Incremental Revolving Loan Maturity Date, together with accrued and unpaid interest on the Incremental Revolving Loans, to but excluding the date or payment and (ii) Other Revolving Loans on the Maturity Date set forth in the Refinancing Amendment applicable thereto, together with accrued and unpaid interest on Other Revolving Loans, to but excluding the date or payment.

(e) The Borrower shall repay all of its outstanding Alternate Currency Loans on the applicable Maturity Date with respect to such Alternate Currency Loan, together with accrued and unpaid interest thereon, to and excluding the date of payment in the Alternate Currency applicable to such Loan.

2.5 Disbursement of Funds. Not later than 2:00 P.M. (New York City time), except in the case of Alternate Currency Loans, not later than 10:00 A.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.3(b)(i) or (y) in the case of Mandatory Borrowings, not later than 2:00 P.M. (New York City time) on the date specified in Section 2.1(d)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.8) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars or an Alternate Currency, as applicable, and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office, or to such other account as either Holdings or the Borrower may specify in writing prior to the Closing Date, the aggregate of the amounts so made available by the Lenders; provided that if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to the Borrower as otherwise provided above. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three (3) days and at the interest rate otherwise applicable to such Loans for each day thereafter (or, in the case of Sterling Denominated Loans or Euro Denominated Loans, the cost to the Administrative Agent of acquiring overnight funds in Pounds Sterling or Euros as the case may be) and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.9. Nothing in this Section 2.5 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.6 Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Term B-1 Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit G~~,~~-1, with blanks appropriately completed in conformity herewith (each, a “Term B-1 Note” and, collectively, the “Term B-1 Notes”), (ii) in the case of Term B-2 Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit G-2, with blanks appropriately completed in conformity herewith (each, a “Term B-2 Note” and, collectively, the “Term Notes”), (~~ii~~iii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit H, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), and (~~iii~~iv) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit I, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.6 or elsewhere in this Agreement, Notes shall only be delivered to Lenders, which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.7 Conversions/Continuation. (a) The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Dollar Denominated Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.7) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided that (i) except as otherwise provided in Section 2.11(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 2.7 shall result in a greater number of Borrowings of Fixed Rate Loans than is permitted under Section 2.2.

(b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 2.10, of the length of the next Interest Period to be applicable to such Loans; provided that to the extent the Required Lenders provide written notice thereof to the Borrower, no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing; provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c) Each such conversion or continuation pursuant to this Section 2.7 shall be effected by the Borrower by giving the Administrative Agent at the Notice Office at least (x) in the case of conversions or continuations of Base Rate Loans into LIBOR Loans, three (3) Business Days’ prior notice, (y) in the case of conversions or continuations of LIBOR Loans into Base Rate Loans, notice on the date of such conversion and (z) in the case of conversions or continuations of or into Alternate Currency Loans, four (4) Business Days’ prior notice of such conversion or continuation; provided that, (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York City time) on such day (10:00 A.M. (New York City time) in the case of conversions or continuations of LIBOR Loans into Base Rate Loans) (each such notice, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit J, appropriately completed to specify the Loans to be so converted or continued, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted or continued into LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion or continuation affecting any of its Dollar Denominated Loans.

(d) If by 1:00 P.M. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Fixed Rate Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Fixed Rate Loans as provided above, the Borrower shall be deemed to have elected (x) if LIBOR Loans, to convert such LIBOR Loans into Base Rate Loans and (y) if Alternate Currency Loans, to select a one-month Interest Period for such Alternate Currency Loans, in each case effective as of the expiration date of such current Interest Period.

2.8 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Mandatory Borrowings shall be incurred from the Revolving Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.9 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Dollar Denominated Loan maintained as a Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.7 or 2.10, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Dollar Denominated Loan maintained as a LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such

LIBOR Loan to a Base Rate Loan pursuant to Section 2.7, 2.10 or 2.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBOR Rate for such Interest Period.

(c) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Alternate Currency Loan made to it from the date of Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus the applicable Fixed Rate for such Interest Period plus any Mandatory Costs (if applicable).

(d) Overdue principal shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans. All other overdue amounts (including, to the extent permitted by law, overdue interest) payable hereunder and under any other Loan Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Dollar Denominated Revolving Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 2.9(d) shall be payable on demand.

(e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, and (ii) in respect of each Fixed Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three (3) months, on each date occurring at three (3) month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(f) Upon each Interest Determination Date, the Administrative Agent shall determine the Fixed Rate for each Interest Period applicable to the respective Fixed Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.10 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Fixed Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Fixed Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Fixed Rate Loan, which Interest Period shall, at the option of the Borrower, be a one (1), two (2), three (3), six (6) or, to the extent approved by each Lender with Loans and/or Commitments under the relevant Tranche, nine (9) or twelve (12) month period or any shorter period; provided that (in each case):

(A) all Fixed Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(B) the initial Interest Period for any Fixed Rate Loan shall commence on the date of Borrowing of such Fixed Rate Loan (including, in the case of a LIBOR Loan, the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Fixed Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(C) if any Interest Period for a Fixed Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(D) if any Interest Period for a Fixed Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period for a Fixed Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(E) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans; and

(F) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 2.4(a), if the aggregate principal amount of such Term Loans that have Interest Period that will expire after such date will be in excess of the aggregate principal amount of such Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

2.11 Increased Costs, Illegality, etc. (a) Subject to clause Section 2.11(b), in the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by the Administrative Agent):

(A) on any Interest Determination Date that, by reason of any changes arising after the Closing Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the relevant Fixed Rate; or

(B) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate or a change in the basis of taxation with respect to payments to a Lender of principal of or interest on the Loans or any other amounts payable hereunder and/or (y) other circumstances arising since the Closing Date affecting such Lender, the interbank market or the position of such Lender in such market (including that the Fixed Rate with respect to such Fixed Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Fixed Rate Loan); or

(C) at any time, that the making or continuance of any Fixed Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the applicable interbank market; or

(D) at any time that the respective Alternate Currency is not available in sufficient amounts to fund any Borrowing of such Alternate Currency Loans requested pursuant to Section 2.1;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (A) or (D) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clauses (A) and (D) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (A) above, (i) in the event LIBOR Loans are so affected, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower and (ii) in the event that any Alternate Currency Loans are so affected, the relevant Fixed Rate shall be determined on the basis provided in the proviso to the definition of the relevant Fixed Rate, (x) in the case of clause (B) above, the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (C) above, the Borrower shall take one of the actions specified in Section 2.11(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (D) above, Alternate Currency Loans (exclusive of any such Alternate Currency Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the Borrower with respect to such Alternate Currency Loans which have not been incurred shall be deemed rescinded by the Borrower.

(b) Notwithstanding anything to the contrary in this Agreement (including, without limitation, the circumstances described in Sections 2.11(a)(A), (B)(y), C(z) and (D)), reimbursement pursuant to this Section 2.11 for increased costs arising from any market disruption (i) shall be limited to circumstances generally affecting the banking market and (ii) may only be requested by Lenders representing the Required Facility Lenders with respect to the applicable Facility.

(c) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 2.11(a)(B), the Borrower may, and in the case of a Fixed Rate Loan affected by the circumstances described in Section 2.11(a)(C), the Borrower shall, either (x) if the affected Fixed Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.11(a)(B) or (C) or (y) if the affected Fixed Rate Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent, (i) in the case of a LIBOR Loan, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan and (ii) in the case of any Fixed Rate Loan (other than a LIBOR Loan), repay all outstanding Borrowings which include such affected Fixed Rate Loans in full in accordance with the applicable requirements of Section 5.1; provided that (A) if the circumstances described in Section 2.11(a)(C) apply to any Alternate

Currency Loan, the Borrower may, in lieu of taking the actions described above, maintain such Alternate Currency Loan outstanding, in which case the applicable Fixed Rate shall be determined on the basis provided in the definition of the relevant Fixed Rate, unless the maintenance of such Alternate Currency Loan outstanding on such basis would not stop the conditions described in Section 2.11(a)(C) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (B) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.11(c).

(d) If any Lender determines that after the Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.11(d) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.11(d), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish a Borrower’s obligations to pay additional amounts pursuant to this Section 2.11(d) upon the subsequent receipt of such notice. For the avoidance of doubt, nothing in this Section 2.11(d) shall require a Borrower to pay to any Lender any amount for which such Lender is compensated by way of payment of Mandatory Costs.

(e) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Alternate Currency Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Alternate Currency Loans or in Section 2.11(a)(B), such Lender shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lender against the actual cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower (in the case of Loans owing by it and, in each case, denominated in an Alternate Currency) shall pay to such Lender such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Alternate Currency Loan or, if later, on written demand therefor by such Lender.

(f) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking supervision (or any successor or similar authority) of the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Closing Date in a Requirement of Law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.11 and Section 3.6).

(g) For the avoidance of doubt, this Section 2.11 shall not apply to any Taxes.

2.12 Compensation. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly (but in any event within ten (10) days) after such demand compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Fixed Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Fixed Rate Loan on the date or in the amount notified by the Borrower; or (c) on a day other than the last day of the Interest Period therefor, including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, the Borrower shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Fixed Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Fixed Rate Loan was in fact so funded. Without limiting the foregoing, in connection with each request for compensation by any Lender the Borrower shall also pay such Lender with respect to each affected Fixed Rate Loan customary administrative fees requested by such Lender in an amount not to exceed $250 per such Fixed Rate Loan.

2.13 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(d), Section 3.6 or Section 5.5 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no legal, regulatory or unreimbursed economic disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.11, 3.6 and 5.5.

2.14 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(d), Section 3.6 or Section 5.5 with respect to any Lender which results in the Borrower being required to pay additional amounts to such Lender or such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement that has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(a) but has not been consented to by one (1) or more other Lenders whose consent is required (a “Proposed Modification”), the Borrower shall have the right, in accordance with Section 13.4, to replace such Lender (the “Replaced Lender”) with one (1) or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12 where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 2.14, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.4 (and with all fees payable pursuant to said Section 13.4 to be paid by the Replacement Lender and/or the Borrower (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall consent to the Proposed Modification and acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans of any Tranche, the outstanding Term Loans of the respective Tranche or Tranches with respect to which such Lender is being replaced) of, and in each case (except for the replacement of only the outstanding Term Loans of any or all Tranches of Term Loans of the respective Lender) all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.1, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(ii) all obligations of any Loan Party then owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.12 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.14, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.14 and Section 13.4. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a

Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.11, 2.12, 3.6, 5.5, 12.6, 13.1 and 13.6), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Term Loans pursuant to this Section 2.14, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.15 Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), (i) request one or more additional tranches of term loans (the commitments thereof, the “Incremental Term Loan Commitment”, the loans thereunder, the “Incremental Term Loans” and a Lender making such loans, an “Incremental Term Lender”) or (ii)(A) request one or more increases in the amount of the Revolving Loan Commitments (any such increase or new commitment, a “Revolving Loan Commitment Increase”) and/or (B) the establishment of one or more new Revolving Loan Commitments (any such new commitment, a “New Revolving Loan Commitment” and, together with Revolving Loan Commitment Increases, the “Incremental Revolving Loan Commitments” and, such loans thereunder, the “Incremental Revolving Loans” and, a Lender making such a commitment, an “Incremental Revolving Lender”); provided that:

(i) The aggregate amount of Incremental Term Loans and Incremental Revolving Loan Commitments incurred during the term of this Agreement shall not exceed the Maximum Incremental Facilities Amount;

(ii) No Person shall be an obligor under any Incremental Facility that is not a Loan Party with respect to all Loans and Commitments,

(iii) Both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and be continuing at the time that any such Incremental Term Loan is made and (and after giving effect thereto) no Event of Default shall exist;

(iv) Incremental Term Loans or Incremental Revolving Loan Commitments may be denominated in Dollars or an Alternate Currency (it being understood that any such Incremental Term Loan or Incremental Revolving Loan Commitment may be utilized in Available Currencies as and to the extent provided in the applicable Incremental Amendment which are acceptable to the Administrative Agent and the Lenders providing such Incremental Term Loans or Incremental Revolving Loan Commitments);

(v) The Borrower shall be in compliance with the Financial Covenant determined on a Pro Forma Basis as of the end of the most recently completed Test Period for which the financial statements and certificates required by Section 8.1(a) or (b), as the case may be, have been delivered (or were required to be delivered), in each case, as if such Incremental Term Loans or Incremental Revolving Loan Commitments, as applicable, had been outstanding and fully borrowed throughout such period; provided that for purposes of determining compliance with the Financial Covenant under this clause (v), the Net Cash Proceeds actually received by any Loan Party in respect of such Incremental Facility shall not be included as cash or Cash Equivalents for purposes of clause (ii) of the definition of “Total Net Secured Leverage Ratio”;

(vi) The Incremental Term Loans and Incremental Revolving Loans shall rank pari passu in right of payment and of security with the other Loans and Commitments hereunder;

(vii) The Incremental Term Loans and the Incremental Revolving Loans shall not mature earlier than the Latest Maturity Date;

(viii) The Incremental Term Loans shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of existing Term Loans (including Incremental Term Loans) having the Latest Maturity Date (except by virtue of amortization of or prepayment of the Term Loans prior to such date of determination);

(viii) (A) the amortization schedule applicable to any such Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Term Lenders and (y) any such Incremental Revolving Loan Commitment shall not have amortization or scheduled mandatory commitment reductions (other than at the maturity thereof);

(ix) Any Revolving Loan Commitment Increases shall be subject to the terms and conditions applicable to Revolving Loans in this Agreement and each other Loan Document; provided that Sections 9.1, 11.1(c)(ii) and 11.2(b) and the definition of “Compliance Date” shall only apply to Incremental Revolving Lenders to the extent set forth in the applicable Incremental Amendment; provided further that Incremental Revolving Lenders shall not have rights in respect of Sections 9.1, 11.1(c) and 11.2(b) or the definition of “Compliance Date” that exceed their pro rata portion of Revolving Loan Commitments (including all Revolving Loan Commitment Increases) or Revolving Extensions of Credit (including all Revolving Extensions of Credit made pursuant to any Revolving Loan Commitment Increases).

(x) the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loan Commitments made hereunder shall be determined by the Borrower and the Incremental Term Lenders and/or the Incremental Revolving Lenders; provided that, with respect to any Incremental Amendment entered into after the Closing Date, if the All-In Yield with respect to the Incremental Term Loans and/or Incremental Revolving Loan Commitments made thereunder (as determined by the Borrower and the applicable Incremental Term Lenders and/or Incremental Revolving Lenders) exceeds the All-In Yield with respect to ~~the~~any existing Term Loans or Revolving Commitments, as the case may be, by more than 25 basis points (the amount of such excess above 25 basis points being referred to herein as the “Incremental Yield Differential”), then, upon the effectiveness of such Incremental Amendment, the Applicable Margin then in effect for such Term Loans and/or Revolving Commitments, as applicable, shall automatically be increased by the Incremental Yield Differential.

(b) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Loan Commitment. Except as provided above, all terms and documentation with respect to Incremental Term Loans and New Revolving Loan Commitments that (i) are not consistent with or materially more restrictive on Holdings and its Restricted Subsidiaries (when taken as a whole) than those with respect to any other Loans under the Facility or (ii) relate to provisions of a mechanical (including with respect to Collateral and currency mechanics) or administrative nature, shall be reasonably satisfactory to the Administrative Agent.

(c) Incremental Term Loans may be made and Incremental Revolving Loan Commitments may be provided, by any existing Lender or any Additional Lender (provided that no Lender shall be obligated to make a portion of any Incremental Term Loan or to provide a portion of any Incremental Revolving Loan Commitment), in each case on terms permitted in this Section 2.15; provided that the Administrative Agent and, in respect any Incremental Revolving Loan Commitments, the Issuing

Lender and Swingline Lender shall have consented to such Lender’s making such Incremental Term Loans or providing such Incremental Revolving Loan Commitments if such consent would be required under Section 13.4 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of a Revolving Loan Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Loan Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, U.S. Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 7.2(a) through (c) (it being understood that all references to the date of such extension of credit or similar language in such Section 7.2(b) and (unless waived by the Additional Lender) Section 7.2(a) shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loan Commitments for any purpose not prohibited by this Agreement.

(d) Upon each increase in the Revolving Loan Commitments pursuant to this Section 2.15, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Loan Commitment Increase (each a “Revolving Loan Commitment Increase Lender”) in respect of such increase, and each such Revolving Loan Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Loan Commitment Increase Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Loan Commitment and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Loan Commitment Increase either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to a Revolving Loan Commitment Increase Lender (in each case, reflecting such increase in Revolving Loan Commitments, such that Revolving Loans are held ratably in accordance with each Revolving Lender’s pro rata share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) Notwithstanding anything to the contrary in this Agreement, this Section 2.15 shall supersede any provisions in Sections 2.8 and 13.12 to the contrary and the Borrower and the Administrative Agent may amend Section 2.8 to implement any ~~Refinancing~~Incremental Amendment.

2.16 Loan Modification Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Modification Offer, a “Specified Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower; provided that (i) any such offer shall be made by the Borrower to all Lenders with Loans with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans), (ii) no Event of Default shall have occurred and be continuing at the time of any such offer, (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (iv) in the case of any Permitted Amendment relating to the Revolving Loan Commitments, each Issuing Lender and the Swingline Lender shall have approved such Permitted Amendment. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent); provided that notwithstanding anything to the contrary, (1) assignments and participations of Specified Classes shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Loans set forth in Section 13.4, and (2) no repayment of Specified Classes shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such Lender’s acceptance has been made. No Lender shall have any obligation to accept any Loan Modification Offer.

(b) A Permitted Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Modification Agreement”) executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. No Loan Modification Agreement shall provide for any extension of a Specified Class in an aggregate principal amount that is less than (i) in the case of Revolving Loan Commitments, $10,000,000 and (ii) in the case of Term Loans, $75,000,000. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.16, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that no Loan Modification Agreement may provide for (i) any Specified Class to be secured by any Collateral or other assets of any Loan Party that does not also secure the Loans and (ii) so long as any Loans are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Loans on a pro rata basis; provided further that in the case of any Loan Modification Offer relating to Revolving Loan Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Loan Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Loan Commitments and (ii) the Revolving Loan Maturity Date may not be extended without the prior written consent of each Issuing Lender.

(c) Subject to Section 2.16(b), the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Modification Agreement that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable Classes be extended.

(d) Notwithstanding anything to the contrary in this Agreement, this Section 2.16 shall supersede any provisions in Sections 2.8 and 13.12 to the contrary and the Borrower and the Administrative Agent may amend Section 2.8 to implement any ~~Refinancing Amendment~~amendment set forth in any Loan Modification Agreement.

2.17 Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) if any Swingline Loans are outstanding or any Letter of Credit Outstandings exist at the time when a Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the participating risk in such Swingline Loans and Letter of Credit Outstandings shall be reallocated among the Revolving Lenders that are Non-Defaulting Revolving Lenders pro rata in accordance with their respective RL Percentage but only to the extent (x) the sum of all Revolving Extensions of Credit of all Revolving Lenders that are Non-Defaulting Revolving Lenders does not exceed the aggregate amount of all Revolving Loan Commitments of all Non-Defaulting Revolving Lenders, (y) immediately following the reallocation to a Revolving Lender that is a Non-Defaulting Lender, the Revolving Extensions of Credit of such Revolving Lender do not exceed its Revolving Loan Commitment at such time and (z) the conditions set forth in Section 7.2 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swingline Loans and (y) second, Collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such Defaulting Lender’s RL Percentage of all Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Outstandings exist;

(iii) the Borrower shall not be required to pay any Letter of Credit Fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s RL Percentage of Letter of Credit Outstandings;

(iv) if the participating risk in Letter of Credit Outstandings of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.17(a), then the Letter of Credit Fees payable to the Revolving Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ RL Percentages; and

(v) if any Defaulting Lenders’ RL Percentage of Letter of Credit Outstandings is neither Collateralized nor reallocated pursuant to this Section 2.17(a), then, without prejudice to any rights or remedies of any Issuing Lender or any Revolving Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s RL Percentage of Letter of Credit Outstandings shall be payable to each Issuing Lender until such portion of such Letter of Credit Outstandings is Collateralized and/or reallocated.

(b) Notwithstanding anything to the contrary contained in Section 2.1(c) or Section 3, so long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the Non-Defaulting Lenders and/or collateral has been provided by the Borrower in accordance with Section 2.17(a), and (ii) for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swing Line Loans and Letters of Credit pursuant to Section 2.1(c) and Section 3, the pro rata share of each non-Defaulting Lender shall be computed without giving effect to the Revolving Loan Commitment of such Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Loan Commitment of such non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of such Lender; provided further that in the event non-Defaulting Lenders’ obligations to acquire, refinance or fund participations in Letters of Credit are increased as a result of a Defaulting Lender, then all Letter of Credit fees that would have been paid to such Defaulting Lender shall be paid to such non-Defaulting Lenders ratably in accordance with such increase of such non-Defaulting Lender’s obligations to acquire, refinance or fund participations in Letters of Credit.

(c) In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then (i) the risk participations in Swingline Loans and Letter of Credit Outstandings of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Loan Commitments and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its RL Percentage and (ii) so long as no Event of Default then exists, all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the respective Borrower. If the Revolving Loan Commitments have been terminated, all other Obligations have been paid in full and no Letters of Credit are outstanding, then, so long as no Event of Default then exists, all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements and the Swingline Back-Stop Arrangements shall thereafter be promptly returned to the respective Borrower.

(d) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(a)(ii); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(a)(ii); sixth, to the payment of any amounts owing to the Lenders, each Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any

Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.17(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(d)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 4.1(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 4.1(c) for any period during which that Lender is a Defaulting Lender only to extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(a).

(iii) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(a)(i), (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(e) If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.17(a)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.18 Refinancing Amendments. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Debt in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Loan Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that, in addition to the other conditions set forth in the definition thereof, such Credit Agreement Refinancing Debt:

(i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder;

(ii) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrower and the Lenders thereof;

(iii) (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Loans Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced;

(iv) subject to clause (ii) above, will have terms and conditions that are either (x) substantially identical to, or, taken as a whole, less favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Debt than, the Refinanced Debt; and

(v) the proceeds of such Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Loans Commitments being so refinanced (and repayment of Revolving Loans outstanding thereunder);

provided further that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 7.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 7.1. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower or any Restricted Subsidiary of Holdings, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments subject to the approval of the Issuing Lender.

(b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments).

(c) Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any Intercreditor Agreement (or to effect a replacement of any Intercreditor Agreement) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of the Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Loan Maturity Date shall be reallocated from Lenders holding Revolving Loans Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding revolving commitments, be deemed to be participation interests in respect of such revolving commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d) Notwithstanding anything to the contrary in this Agreement, this Section 2.18 shall supersede any provisions in Sections 2.8 and 13.12 to the contrary and the Borrower and the Administrative Agent may amend Section 2.8 to implement any Refinancing Amendment.

SECTION 3. LETTERS OF CREDIT

3.1 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Closing Date and before thirty (30) days prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any Person, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its respective Restricted Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, together with any Existing Letter of Credit, a “Letter of Credit” and, collectively, the “Letters of Credit”); provided that in respect of this clause (y), neither Barclays Bank PLC nor any of its Affiliates shall be required to issue any such trade letters of credit hereunder. All Letters of Credit shall be denominated in Dollars or an Alternate Currency.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Closing Date and before thirty (30) days prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one (1) or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(A) any order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(B) such Issuing Lender shall have received from the Borrower, any other Loan Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the third sentence of Section 3.3(b).

3.2 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed the lesser of (x) $25,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) no Letter of Credit shall be issued in an Alternate Currency the Stated Amount of which, when added to (x) the Letter of Credit Outstandings in respect of Letters of Credit denominated in Alternate Currencies (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time and (y) the aggregate principal amount of Revolving Loans denominated in Alternate Currencies and then outstanding, shall exceed the Foreign Revolving Sublimit and (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs twelve (12) months after the date of the issuance thereof or such later date as may be acceptable to the Issuing Lender (although any such standby Letter of Credit may be extendible for successive periods of up to twelve (12) months or such later date as may be acceptable to the Issuing Lender, but, in each case, not beyond the third (3) Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (y) three (3) Business Days prior to the Revolving Loan Maturity Date. No Letter of Credit shall be issued in (A) Pounds Sterling, if the Stated Amount of such Letter of Credit, when added to (I) the aggregate amount of all Revolving Loans denominated in Pounds Sterling and (II) the Letter of Credit Outstanding in respect of Letters of Credit issued in Pounds Sterling (exclusive of Unpaid Drawings which are repaid on the date of, and prior to, the issuance of the respective Letter of Credit), exceeds the Pounds Sterling Sublimit and (B) Euros, if the Stated Amount of such Letter of Credit, when added to (I) the aggregate amount of all Revolving Loans denominated in Euros and (B) the Letter of Credit Outstanding in respect of Letters of Credit issued in Euros (exclusive of Unpaid Drawings which are repaid on the date of, and prior to, the issuance of the respective Letter of Credit), exceeds the Euro Sublimit.

3.3 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three (3) Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile or other electronic means, including pdf). Each notice shall be in the form of Exhibit K, appropriately completed (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.2. Unless the respective Issuing Lender has received notice from the Borrower, any other Loan Party or the Required Lenders before it issues a Letter of Credit that one (1) or more of the conditions specified in Section 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.2, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to any Revolving Lender, no Issuing Lender shall be required to issue, renew, extend or amend any Letter of Credit, unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Lender (which arrangements are hereby consented to by the Lenders), including by Collateralizing each Defaulting Lender’s RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

(c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

3.4 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each such Revolving Lender (in its capacity under this Section 3.4, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.14 or 13.4, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.4 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Loan Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.5(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such Alternate Currency) and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such Alternate Currency) such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three (3) days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such Alternate Currency) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

(C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E) the occurrence of any Default or Event of Default.

3.5 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), not later than one (1) Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.1(f) shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided that to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the first Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.1(f), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

(b) The obligations of the Borrower under this Section 3.5 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.6 Increased Costs. If at any time after the Closing Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.6, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.6 shall, absent manifest error, be final and conclusive and binding on the Borrower. For the avoidance of doubt, this Section 3.6 shall not apply to any Taxes.

SECTION 4. COMMITMENT FEES; FEES; REDUCTIONS OF COMMITMENTS

4.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Revolving Lender a commitment fee (the “Commitment Fees”) for the period from and including the Closing Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated), computed at a rate per annum equal to the rate set forth in the definition of Applicable Margin of the Unutilized Revolving Loan Commitment of such Non-Defaulting Revolving Lender as in effect from time to time. For purposes of computing commitment fees, the Revolving Loan Commitment of any Revolving Lender shall be deemed to be used to the extent of the Unutilized Revolving Loan Commitment of the Revolving Loans and L/C Obligations of such Lender (but not to the extent of such Lender’s participations in outstanding Swingline Loans). Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

(b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Revolving Lender (based on each such Revolving Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as LIBOR Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 0.125% or such other amount as may be agreed by the applicable Issuing Lender on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) ~~The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Initial Term Loan and the making of such Lender’s Revolving Loan Commitment, a closing fee (the “Closing Fee”) in an amount equal to (x) 0.50% of the amount of such Lender’s Initial Revolving Loan Commitment on the Closing Date and (y) 4.00% of the stated principal amount of such Lender’s Initial Term Loan made on the Closing Date. Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter and, in the case of the Term Loans, such Closing Fee shall be netted against Term Loans made by such Lender.~~ [Reserved.]

(f) The Borrower agrees to pay to the Administrative Agent in Dollars such fees as may be agreed to in writing from time to time by Holdings or any of its Subsidiaries and the Administrative Agent (including, without limitation, all amounts owing under the Agency Fee Letter).

4.2 Voluntary Termination of Unutilized Revolving Loan Commitments. (a) Upon at least three (3) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.2(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Revolving Lender. If such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facilities (including in the context of a transaction involving a Change of Control), such notice of prepayment may be revoked if such Refinancing is not consummated, subject to payment of any costs referred to in Section 2.12 resulting therefrom.

(b) In the event of certain refusals by a Lender to consent to a Proposed Modification, the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon three (3) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.12 but excluding the payment of amounts owing in respect of Loans of any Tranche maintained by such Lender, if such Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.11, 2.12, 3.6, 5.5, 12.6, 13.1 and 13.6), which shall survive as to such repaid Lender.

4.3 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 4.3, the ~~Initial~~New Term B-2 Loan Commitment of each Lender shall terminate in its entirety on the ~~Closing~~Amendment No. 1 Effective Date (after giving effect to the incurrence of ~~Initial~~the Term B-2 Loans on such date).

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.3, the Total Revolving Loan Commitment shall terminate in its entirety on, as applicable, (i) the Revolving Loan Maturity Date, (ii) the Incremental Revolving Loan Maturity Date or (iii) the Maturity Date for any Other Revolving Loan set forth in the Refinancing Amendment applicable thereto.

(c) Each reduction to, or termination of, the Total Revolving Loan Commitment pursuant to this Section 4.3 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

SECTION 5. PREPAYMENTS; PAYMENTS; TAXES

5.1 Voluntary Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, subject to the requirements of Section 5.1, upon irrevocable notice delivered to the Administrative Agent not later than 12:00 Noon (New York City time) three (3) Business Days prior thereto, in the case of Fixed Rate Loans (other than Alternate Currency Loans), not later than 10:00 A.M. (New York City time) on the date of such payment, in the case of Base Rate Loans, and not later than 12:00 Noon (New York City time) four (4) Business Days prior thereto and in the case of Alternate Currency Loans, which notice shall be in the form of Exhibit O; provided that if a Fixed Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.12; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facilities (including in the context of a transaction involving a Change of Control), such notice of prepayment may be revoked if such Refinancing is not consummated, subject to payment of any costs referred to in Section 2.12. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans, other than in connection with a repayment of all Loans, which shall be paid quarterly in arrears on each Quarterly Payment Date) accrued interest to such date on the amount prepaid. Prepayments shall be accompanied by Prepayment Fees required by Section 5.1(b), if any, and accrued interest. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $250,000 and integral multiples of $100,000 in excess of that amount. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $250,000 and in integral multiples of $100,000 in excess of that amount.

(b) If the Borrower (x) prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”); provided that the Borrowers shall be subject to the requirements of this Section 5.1(b) only until the date that is the first anniversary of the Closing Date.

(c) In the event of the refusal by a Lender to consent to a Proposed Modification, the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay such Revolving Loans or Term Loans, as applicable (but, for the avoidance of doubt, not any other Loans (or Tranches) of such Lender that are not proposed to be modified by such Proposed Modification), including all amounts, if any, owing pursuant to Section 2.11, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (c), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.2(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (c) shall have been obtained. Each prepayment of Term Loans pursuant to this Section 5.1(c) shall reduce the then remaining scheduled repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such scheduled repayment of the respective Tranche after giving effect to all prior reductions thereto).

(d) All voluntary prepayments of Term Loans in accordance with this Section 5.1 shall be applied to the remaining amortization payments under any Tranche of the Term Facility as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity).

5.2 Mandatory Repayments. (a) If any Indebtedness shall be incurred by Holdings or any of its Restricted Subsidiaries (other than any Indebtedness permitted to be incurred in accordance with Section 9.2), concurrently with, and as a condition to closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in this Section 5.2.

(b) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, an amount equal to (I) the excess of (i) the applicable ECF Percentage of such Excess Cash Flow over (ii) to the extent not funded with the proceeds of long-term Indebtedness, the aggregate amount of all Purchases by any Permitted Auction Purchaser (determined by the actual cash purchase price paid by such Permitted Auction Purchaser for such Purchase and not the par value of the Loans purchased by such Permitted Auction Purchaser) and the aggregate amount of all optional prepayments of Term Loans or optional prepayments of Revolving Loans (other than in respect of any Revolving Loans to the extent there is not an equivalent permanent reduction in commitments thereunder) made, in each case, during the Specified Period for such Excess Cash Flow Period minus (II) $5,000,000, shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Term Loans as set forth in this Section 5.2; provided that the amount pursuant to this Section 5.2(b) shall not be less than $0. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) not later than ten (10) Business Days after the earlier of (i) the date on which the financial statements of the referred to in Section 8.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered and (ii) the date such financial statements are actually delivered.

(c) If on any date Holdings or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or any Recovery Event, then such Net Cash Proceeds shall be applied within three (3) Business Days of such date to (A) prepay outstanding Term Loans in accordance with this Section 5.2 and (B) at the Company’s option, permanently prepay (including the cancellation of any revolving commitments thereunder) outstanding Indebtedness incurred pursuant to Section 9.2(c) that is First Priority

Credit Agreement Refinancing Debt (the “Other Applicable Indebtedness”); provided that the Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to reinvest such Net Cash Proceeds within one (1) year of receipt thereof (or, if later, 180 days after the date the Borrower or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds thereof prior to the expiration of such one (1) year period) in assets useful in the business of the Borrower and its Subsidiaries or in connection with a Permitted Acquisition; provided further that any such Net Cash Proceeds may be applied to Other Applicable Indebtedness only (and not in excess of) the extent to that a mandatory prepayment in respect of such Asset Sale or Recovery Event is required under the terms of such Other Applicable Indebtedness (with any remaining Net Cash Proceeds applied to prepay outstanding Term Loans in accordance with the terms hereof) unless such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term Loans and Other Applicable Indebtedness at such time) of such Net Cash Proceeds relative to Term Lenders, in which case such Net Cash Proceeds may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Term Loans; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within ten (10) Business Days after the date of such rejection) be applied to prepay Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding).

(d) Amounts to be applied in connection with prepayments made pursuant to this Section 5.2 shall be applied, first (if elected by the Borrower), to the next ~~four~~eight (~~4~~8) scheduled installments of principal of any Term Loans on a pro rata basis, second, to the remaining scheduled installments (other than the final installment at maturity) of principal of the any Term Loans on a pro rata basis, third, to the final installment of principal of any Term Loans at maturity on a pro rata basis, fourth, at any time after the Term Loans have been repaid or prepaid in full, to prepay any outstanding Revolving Loans (without reducing the Revolving Loan Commitments, on a pro rata basis) and fifth, as otherwise directed by the Borrower.

(e) The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under this Section 5.2 not less than three (3) Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 5.2, a certificate signed by an Authorized Officer of Holdings setting forth in reasonable detail the calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to this Section 5.2 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower not later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds shall be retained by the Borrower and its Restricted Subsidiaries.

(f) Notwithstanding the foregoing, all amounts to be applied in connection with prepayments pursuant to this Section 5.2 attributable to a Foreign Subsidiary shall be limited to the extent resulting in material adverse tax consequences (as reasonably determined by Holdings) and shall be subject to permissibility under local law of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) (any such limitation, a “Repatriation Limitation”), in each case as set forth in a certificate delivered by an Authorized Officer of Holdings to the Administrative Agent”); provided that (i) Holdings and its Restricted Subsidiaries shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences or (ii) the proceeds subject to such prepayments are applied to the Indebtedness of the Foreign Subsidiary subject to the Repatriation Limitation to the extent such application does not violate local law or results in material adverse tax or accounting consequences.

(g) With respect to each repayment of Loans required by this Section 5.2, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Fixed Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Fixed Rate Loans were made; provided that: (i) repayments of Fixed Rate Loans pursuant to this Section 5.2 may only be made on the last day of an Interest Period applicable thereto unless all Fixed Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Fixed Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Fixed Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, (x) in the case of LIBOR Loans, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans and (y) in the case of Alternate Currency Loans, such Borrowing shall be repaid at the end of the then current Interest Period; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

5.3 Repayment of Revolving Excess, etc. In the event the aggregate amount of outstanding Revolving Loans, L/C Obligations then outstanding (calculated, in the case of Revolving Loans and L/C Obligations denominated in an Alternate Currency, at the Dollar Equivalent thereof) and outstanding Swingline Loans exceeds (the “Revolving Excess”) the Total Revolving Loan Commitments then in effect, the Borrower shall immediately repay Swingline Loans and Revolving Loans and Collateralize Letters of Credit to the extent necessary to remove such Revolving Excess; provided that if such Revolving Excess results from fluctuations in the Dollar Equivalent of Revolving Loans and/or Letters of Credit denominated in an Alternate Currency and such Revolving Excess exceeds 5% of the Total Revolving Loan Commitments at such time, such obligation to repay Loans and Collateralize Letters of Credit shall not be effective until five (5) Business Days after the date such Revolving Excess first commenced in an amount greater than 5% of the Total Revolving Loan Commitments (and shall not be required to the extent such Revolving Excess has ceased to exist as a result of fluctuations in currency values).

5.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York City time) on the date when due and shall be made in Dollars (or, in respect of Obligations denominated in an Alternate Currency, in such Alternate Currency) in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.5 Net Payments. (a) All payments made by or on behalf of a Loan Party hereunder and under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any Taxes with respect to such payments, unless required by applicable law. If any Indemnified Taxes are so levied or imposed, the Borrower or any Guarantor, if applicable, agrees to pay the full amount of such Indemnified Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note will not be less than the amount provided for herein or in such Note after withholding or deduction for or on account of such Indemnified Taxes. The Loan Parties, if applicable, will furnish to the Administrative Agent within forty-five (45) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or such Guarantor. The Loan Parties shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. The Loan Parties agree to indemnify and hold harmless the Administrative Agent, each Lender and each Issuing Lender, and to reimburse such Person upon its written request, for the amount of any Indemnified Taxes and Other Taxes levied or imposed and paid by such Person.

(b) Without limiting the generality of Section 5.5(c), each Lender, each Issuing Lender and the Administrative Agent (1) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (each, a “Foreign Lender”) agrees to deliver to the Borrower and the Administrative Agent (or in the case of the Administrative Agent, to deliver to the Borrower) on or prior to the date it becomes a party to this Agreement, one of the following: (i) two accurate and complete original signed copies of IRS Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Person’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit L (any such certificate, a “Non-Bank Certificate”) and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note or (2) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, agrees to deliver to the Borrower and the Administrative Agent (or in the case of the Administrative Agent, to the Borrower) on or prior to the date it becomes a party to this Agreement, two accurate and complete original signed copies of IRS Form W-9 certifying to such Person’s entitlement to exemption from United States federal backup withholding, unless such Lender demonstrates that it is treated as an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii). In addition, the Administrative Agent, each Lender and each Issuing Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of IRS Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Non-Bank Certificate, or Form W-9, as the case may be (or any successor forms thereof), in order to confirm or establish its continued entitlement to a complete exemption from United States withholding tax or backup withholding with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent (if applicable) of its inability to deliver any such form or certificate pursuant to this Section 5.5(b) (provided that delivery of such notification shall in no manner affect whether a Tax is an “Excluded Tax”).

(c) If any Lender, any Issuing Lender or the Administrative Agent is entitled to an exemption from or reduction in withholding Tax with respect to payments under this Agreement and any Note, then such Lender or such Issuing Lender and the Administrative Agent agree to deliver to the Borrower and the Administrative Agent such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.

(d) If a payment made to any Lender, any Issuing Lender or the Administrative Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender, such Issuing Lender or the Administrative Agent, as applicable, were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, such Issuing Lender and the Administrative Agent, as applicable, shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender, such Issuing Lender and the Administrative Agent have complied with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting or expanding the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.4(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) If the Borrower or any Guarantor pays any additional amount or makes any indemnity payment under this Section 5.5 to a Lender, an Issuing Lender or the Administrative Agent and such Lender, Issuing Lender or the Administrative Agent determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender, Issuing Lender or the Administrative Agent shall pay to the Borrower or applicable Guarantor, as the case may be, an amount that the Lender, Issuing Lender or the Administrative Agent shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by it in such year as a consequence of such Tax Benefit; provided that (i) any Lender, Issuing Lender or the Administrative Agent may determine, in its sole discretion consistent with its policies, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender, Issuing Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax Benefit with respect to which such Lender, Issuing Lender or the Administrative Agent has made a payment to the Borrower or the Guarantor pursuant to this Section 5.5(e) (and any interest or penalties imposed thereon) shall be treated as a Tax for which the Borrower or applicable Guarantor, as the case may be, is obligated to indemnify such Lender, Issuing Lender or the

Administrative Agent pursuant to this Section 5.5 without any exclusions or defenses, (iii) nothing in this Section 5.5(e) shall require any Lender, Issuing Lender or the Administrative Agent to disclose any confidential information to the Borrower or the Guarantor (including, without limitation, its tax returns), and (iv) no Lender, Issuing Lender or the Administrative Agent shall be required to pay any amounts pursuant to this Section 5.5(e) at any time which a Default or Event of Default exists (provided that such amounts shall be credited against amounts otherwise owed under this Agreement by the Borrower or applicable Guarantor).

SECTION 6. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Loan Party hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that (provided that the representation and warranty in Section 6.2 shall not be made as of the Closing Date):

6.1 Financial Condition.

(a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at September 30, 2012 (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds permitted under Section 8.15 thereof and (iii) the payment of fees and expenses on the Closing Date in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at September 30, 2012 assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2011, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal years ended on December 31, 2011, reported on by and accompanied by an unqualified report as to going concern or scope of audit from Ernst & Young, LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has, as of the Closing Date after giving effect to the Transactions and excluding obligations under the Loan Documents, any material Guarantee Obligations, contingent liabilities, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are required in conformity with GAAP to be disclosed therein and which are not reflected in the most recent financial statements referred to in this paragraph.

6.2 No Change. After the Closing Date, since December 31, 2011, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

6.3 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing (where applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, company or other organization and in good standing (where applicable in the relevant jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clauses (c) and (d) above, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement and to authorize the other Transactions. This Agreement has been and each other Loan Document upon execution will have been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5 Consents. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 6.19. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the consummation of the Transactions (excluding the Loan Documents), except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 6.19 and (iii) those, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

6.6 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law, any Contractual Obligation of any Group Member that is material to the Group Members, taken as a whole, or the Organizational Documents of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents). The consummation of the Transactions (excluding the Loan Documents) will not (a) violate (x) any Requirement of Law or any Contractual Obligation of any Group Member, except as would not reasonably be expected to have a Material Adverse Effect or (y) the Organizational Documents of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents).

6.7 Litigation. Except as set forth on Schedule 6.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened by or against any Group Member or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

6.8 [Reserved].

6.9 Ownership of Property; Liens. Each Group Member has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 9.3 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.10 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, the Group Members own, or are licensed to use, all Intellectual Property used in the conduct of the business of the Group Members as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s Intellectual Property or alleging that the conduct of any Group Member’s business infringes or violates the rights of any Person, nor does any Group Member know of any valid basis for any such claim except for such claims that could not reasonably be expected to impair or interfere in any material respect with the operations of the business conducted by the Group Members, taken as a whole, or result in a Material Adverse Effect.

6.11 Taxes. Except as, individually or in the aggregate, could not reasonably be expected have a Material Adverse Effect, (a) each Loan Party has filed or caused to be filed all Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party) and (b) no Tax Lien has been filed, and, to the knowledge of any of the Group Members, no claim is being threatened in writing, with respect to any Taxes.

6.12 Federal Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board.

6.13 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of any Group Member, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

6.14 ERISA. (a) Except as, individually or in the aggregate, could not reasonably be expected to result in material liability, neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred with respect to any Single Employer Plan or Multiemployer Plan. No Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA. Each Plan has complied and is in compliance in form and operation with its terms and with the applicable provisions of ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not result in any material liability. No determination has been made that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA. Except as would not result in any material liability, all contributions required to be made with respect to a Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the date hereof or accrued in the accounting records of the Borrower. No termination of a Single Employer Plan has occurred, no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan, and no Lien in favor of the PBGC or a Plan has arisen. There exists no material Unfunded Pension Liability with respect to any Plan. None of any Group Member or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any Group Member nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any such Group Member or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent and neither any Group Member nor any Commonly Controlled Entity has received any notice, and no Multiemployer Plan has received from any Group Member or any Commonly Controlled Entity any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). Neither any Group Member nor any Commonly Controlled Entity has engaged in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan that has resulted or could reasonably be expected to result in material liability, and none of Holdings, the Borrower, any Subsidiary nor any Commonly Controlled Entity has incurred any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

(b) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Group Member or any Commonly Controlled Entity, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in material liability.

(c) Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a material liability. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. None of Holdings or any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan.

6.15 Investment Company Act; Other Regulations. No Group Member is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.16 Capitalization and Subsidiaries. As of the Closing Date and after giving effect to the Transactions, Schedule 6.16 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party. All of the issued and outstanding Capital Stock of the Subsidiaries owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership) duly authorized and issued and are fully paid and non-assessable (in each case, if relevant) free and clear of all Liens (other than Liens created under the Loan Documents and Permitted Liens).

6.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute, or could reasonably be expected to give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability under or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member, nor does any Group Member have knowledge that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been released, transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been released, generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the business operated by any Group Member, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business operated by any Group Member, nor, to the knowledge of any Group Member, are there any past or present actions, activities, circumstances, conditions, events or incidents with respect to the Properties or the business operated by any Group Member, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any such action or order against any Group Member or against any person or entity whose liability for any such action or order any Group Member has retained or assumed either contractually or by operation of law, or otherwise result in any costs or liabilities under Environmental Law; and

(e) the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws.

6.18 Accuracy of Information, etc. No written statement or information (other than the Projections and information of a general economic or general industry nature) concerning any Group Member contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Group Member to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized.

6.19 Security Documents. (a) Each of the Security Documents is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) the Capital Stock described in the Security Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (including any foreign jurisdiction) (“Certificated Securities”), when certificates representing such Capital Stock are delivered to the Administrative Agent, and (ii) the other Collateral not described in clause (i) constituting personal property described in the Security Agreement, when financing statements and other filings, agreements and actions specified on Schedule 6.19(a) in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 6.19(a), as the case may be, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Liens permitted hereunder, which Liens would by operation of law or contract, have priority over the Liens securing the Obligations). Other than as set forth on Schedule 6.16, as of the Closing Date, none of the Capital Stock of the Borrower or any Subsidiary Guarantor that is a limited liability company or partnership is a Certificated Security.

(b) Each of the Mortgages delivered on or after the Closing Date is, or upon execution and recording will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are recorded in the recording offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than holders of Liens permitted hereunder. The UCC fixture filings on form UCC-1 for filing under the UCC in the appropriate jurisdictions in which the Mortgaged Properties covered by the applicable Mortgages are located, will be effective upon filing to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the fixtures created by the Mortgages and described therein, and when the UCC fixture filings are filed in the recording offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such UCC fixture filing shall constitute a fully perfected security interest in the fixtures, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than holders of Liens permitted hereunder, which Liens would by operation of law or contract, have priority over the Liens securing the Obligations. Schedule 6.19(b) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by Holdings or any of its Restricted Subsidiaries, noting thereon each such property that has a fair market value, in the reasonable opinion of Holdings and as agreed to by the Administrative Agent, in excess of $5,000,000.

6.20 Solvency. Holdings and its Restricted Subsidiaries, on a consolidated basis, are, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, will be, Solvent.

6.21 Patriot Act; OFAC.

(a) Patriot Act. Each Loan Party is in compliance, in all material respects, with the requirements of the Patriot Act, to the extent applicable.

(b) OFAC. Except as otherwise disclosed to a Governmental Authority, Holdings and its Restricted Subsidiaries, during the last ~~(5)~~ five (5) years, have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export laws (including the Export Administration Regulations and the regulations administered by the Department of Treasury, Office of Foreign Assets Control (“OFAC”)), and other applicable export laws of the countries where such entity conducts business, and neither Holdings nor any of its Restricted Subsidiaries has received any notices of noncompliance, complaints or warnings with respect to its compliance with such U.S. export laws.

(c) Sanctioned Persons. Neither Holdings nor, to the knowledge of Holdings, any Loan Party or any director, officer, agent, or employee of any Loan Party, is currently subject to any United States sanctions administered by OFAC, and the Loan Parties will not, knowingly, directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

6.22 Status as Senior Indebtedness. The Obligations under the Facilities constitute a “Senior Secured Credit Facility” under the Senior Notes and “senior debt”, “senior indebtedness”, “guarantor senior debt”, “senior secured financing” and “designated senior indebtedness” (or any comparable term) for all Indebtedness (if any) that is subordinated in right of payment to the Obligations.

6.23 Anti Corruption Laws. Neither Holdings nor, to the knowledge of Holdings, any director, officer, agent, employee or Affiliate of Holdings or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. Holdings and its Subsidiaries and their respective Affiliates have, to the best of their information and belief, during the last five years conducted their businesses in compliance, in all material respects, with applicable anti-corruption laws and the FCPA and will conduct their business in a manner designed to promote and achieve compliance, in all material respects, with such laws and with the representation and warranty contained herein.

SECTION 7. CONDITIONS PRECEDENT

7.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, Holdings, U.S. Holdings and each Subsidiary Guarantor and each Person listed on Schedule I, (ii) the Security Agreement, executed and delivered by each Loan Party party thereto, (iii) each other Security Document (other than any such documents provided pursuant to Section 8.12) executed and delivered by each Loan Party party thereto and (iv) the perfection Certificate executed and delivered by each Loan Party party thereto.

(b) Transactions. The Acquisition and the Equity Contribution shall have been or, substantially concurrently with the initial borrowing hereunder shall be, consummated in accordance with the terms of the Merger Agreement.

(c) No Indebtedness. After giving effect to the Transactions, Holdings and its Subsidiaries shall have outstanding no Indebtedness (other than the Indebtedness permitted to be outstanding under this Agreement) and the Administrative Agent shall have received reasonably satisfactory evidence of the termination of the Existing Senior Credit Facility and the release of all liens in connection therewith.

(d) Pro Forma Financial Information; Financial Statements. To the extent that Holdings receives such information under the Merger Agreement, the Initial Joint Lead Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows related to the Borrower for the three most recently completed fiscal years ended at least ninety (90) days before the Closing Date, (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows related to the Borrower, for each subsequent fiscal quarter ended at least forty five (45) days before the Closing Date; and (c) a pro forma consolidated balance sheet and related pro forma consolidated statements of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty five (45) days before the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least ninety (90) days before the Closing Date), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income).

(e) Fees. On the Closing Date, the Initial Joint Lead Arrangers, the Administrative Agent and the Lenders shall have received all costs, fees, expenses (including the reasonable fees and expenses of legal counsel to the Administrative Agent, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by the Commitment Letter and Fee Letter required to be paid to the extent due and to the extent reasonably detailed invoices have been delivered to the Borrower at least three (3) business days prior to the Closing Date.

(f) Closing Certificates; Organizational Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit M, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar organizational document of each Loan Party certified by an Authorized Officer of such Loan Party as being in full force and effect on the Closing Date, and (ii) a good standing certificate (long form, to the extent available) for each Loan Party from its jurisdiction of organization.

(g) Legal Opinions. The Administrative Agent shall have received a legal opinion of each counsel listed on Schedule 7.1(g), which opinions, in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the Certificated Securities pledged pursuant to the Security Documents, together with an undated stock power for each such Certificated Security executed in blank by a duly Authorized Officer of the pledgor thereof, and (ii) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i) UCC Financing Statements. All UCC financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office required to be filed in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described in the Security Documents shall have been delivered to the Collateral Agent in proper form for filing.

(j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Holdings in the form of Exhibit N.

(k) Patriot Act. The Administrative Agent and the Lenders (to the extent reasonably requested in writing at least ten (10) days prior to the Closing Date) shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(l) Representations and Warranties. (x) The Specified Representations shall be true and correct in all material respects on and as of the Closing Date (except in the case of any Specified Representation that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and (y) the Merger Agreement Representations shall be true and correct on and as of the Closing Date; provided that in respect of this clause (y), that to the extent that any of the Company Representations are qualified by or subject to a “material adverse effect,” “material adverse change” or similar term or qualification, the definition thereof shall be a Company Material Adverse Effect (as defined in the Merger Agreement and not defined herein) for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(m) No MAE. Since (i) December 31, 2011 through the date hereof except as disclosed in the Company SEC Documents (as defined in the Merger Agreement) or the Company Disclosure Letter (as defined in the Merger Agreement) and (ii) the date hereof, in each case, there has not been any Company Material Adverse Effect.

Notwithstanding the foregoing, to the extent any Collateral or any security interest therein (other than the pledge and perfection of security interests in the Certificated Securities of any Loan Party (other than Holdings) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the UCC or customary intellectual property security filings with the United States Patent and Trademark Office and the United States Copyright Office) is not provided on the Closing Date after Holdings’ use of commercially reasonable efforts to do so or cannot be provided or perfected without undue burden or expense, the provision and/or perfection of such security interests in such Collateral shall not constitute a condition precedent to the availability of any Facility on the Closing Date, but shall be required to be provided and/or perfected within ninety (90) days after the Closing Date (and in any event, in the case of the pledge of and perfection of security interests in Collateral not otherwise required on the Closing Date, subject to extensions granted by the Administrative Agent in its reasonable discretion).

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder on the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 7.1 have been satisfied.

7.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (other than its initial extension of credit on the Closing Date) is subject to the satisfaction of the following conditions precedent (unless as otherwise provided in the Amendment No. 1) and, in the case of any incurrence of Revolving Loans or Swingline Loans or request for the issuance of a Letter of Credit on any Compliance Date, the additional condition precedent set forth in Section 7.3:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 7.2 have been satisfied.

7.3 Condition to each Revolving Loan, Swingline Loan and Letter of Credit. Without the written consent of the Required Revolving Lenders, the Borrower shall not be permitted to incur Revolving Loans or Swingline Loans or request the issuance of Letters of Credit on a Compliance Date (including a date that would become a Compliance Date after giving effect to any such incurrence or issuance), unless the Borrower shall be in compliance with the Financial Covenant as of the last day of the most recently completed Test Period.

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 7.3 have been satisfied.

SECTION 8. AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, each of Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to:

8.1 Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a) as soon as available, but in any event within (x) 120 days after the end of the fiscal year of Holdings ending December 31, 2012 and (y) 105 days after the end of each other fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than with respect to or resulting from the maturity of any Loans under this Agreement occurring within one (1) year from the time such opinion is delivered), by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event (x) not later than sixty (60) days after the end of the fiscal quarter of Holdings ending March 31, 2013 and (y) after the end of each of the first three (3) quarterly periods of each fiscal year of Holdings, commencing with the fiscal quarter ending June 30, 2013, within the time periods specified in the SEC’s rules and regulations (as in effect on the Closing Date) for non-accelerated filers, the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an Authorized Officer of Holdings as fairly stating in all material respects the financial position of Holdings and its Subsidiaries in accordance with GAAP for the period covered thereby (subject to normal year end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except as otherwise provided below) in accordance with GAAP applied consistently (except to the extent any such inconsistent application of GAAP has been approved by such accountants (in the case of clause (a) above) or officer (in the case of clause (b) above), as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

8.2 Certificates; Other Information. Furnish to the Administrative Agent (other than in the case of clause (f) below, who shall promptly furnish to each Lender):

(a) Promptly upon the request of the Administrative Agent, in connection with the delivery of any financial statements or other information pursuant to Section 8.1 or this Section 8.2, confirmation of whether such statements or information contain any Private Lender Information. Holdings, the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, Holdings, their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 8.1 or this Section 8.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 8.1 or this Section 8.2 contains Private Lender Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, Holdings, their respective Subsidiaries and their securities;

(b) concurrently with the delivery of any financial statements pursuant to Section 8.1, (i) a Financial Statements Certificate, which shall, among other things, state that such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such Financial Statements Certificate, (ii) (x) to the extent that compliance with the Financial Covenant under Section 9.1 was required on the last day of the period covered by such financial statements, a compliance certificate in the form of Exhibit B to the Financial Statements Certificate containing all information and calculations necessary for determining compliance by the Borrower with the Financial Covenant as of the last day of the respective fiscal quarter or fiscal year of Holdings, as the case may be and (y) to the extent not previously disclosed to the Administrative Agent, a description in each Financial Statements Certificate of any change in the jurisdiction of organization of any Loan Party and (iii) in the case of the financial statements delivered pursuant to Section 8.1(a), a negative assurance letter by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing who opined on such financial statements stating that, in connection with the normal course procedures conducted in an audit of such consolidated financial statements, no condition or event that constitutes a Default or an Event of Default has come to their attention;

(c) concurrently with the delivery of any financial statements pursuant to Section 8.1(a), a Financial Statements Certificate (i) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitations set forth in the definitions of the terms “Immaterial Foreign Subsidiary” and “Immaterial Domestic Subsidiary,” as applicable, (ii) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary and (iii) setting forth the amount, if any, of Excess Cash Flow for such fiscal year (commencing with the financial statements delivered in respect of the fiscal year ending December 31, 2013) together with the calculation thereof in reasonable detail;

(d) Commencing with the Fiscal Year ending December 31, 2013, as soon as available, and in any event no later than forty five (45) days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including (i) projected consolidated quarterly income statements and (ii) projected consolidated annual balance sheets of Holdings and its Subsidiaries, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall be based on reasonable estimates, information and assumptions that are reasonable at the time in light of the circumstances then existing, it being understood that projections are subject to uncertainties and there is no assurance that any projections will be realized;

(e) promptly following any Lender’s request therefor, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act; and

(f) as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other non-privileged information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

8.3 Payment of Taxes. Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted hereunder and except, in the case of clause (i) (in respect of Restricted Subsidiaries of Holdings that are not Loan Parties) and (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law (including Environmental Laws) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain all the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names used in the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and businesses in a manner consistent with industry practice for companies similarly situated owning similar properties and engaged in similar businesses, and all such insurance shall name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. If any portion of the Mortgaged Property at any time is located in an area identified by the Federal Emergency Management Agency (or any successor agent) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Loan Party to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Collateral Agent evidence of such compliance.

8.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and (b) permit, at the Borrower’s expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Restricted Subsidiaries with employees of Holdings and its Restricted Subsidiaries and with the independent certified public accountants of Holdings and its Restricted Subsidiaries; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year, except during the continuance of an Event of Default and (ii) the Borrower shall have the right to be present during any discussions with accountants.

8.7 Notices.

(a) Promptly (and in any event, within two (2) Business Days after actual knowledge thereof by an Authorized Officer of Holdings or the Borrower) give notice to the Administrative Agent (who shall promptly furnish to each Lender) of the occurrence of any Default or Event of Default;

(b) Promptly (and in any event, within two (2) Business Days after actual knowledge thereof by an Authorized Officer of Holdings or the Borrower) give notice to the Administrative Agent (who shall promptly furnish to each Lender) of any litigation, investigation or proceeding that may exist at any time involving Holdings or any Restricted Subsidiary, that (i) could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

(c) Promptly (and in any event within thirty (30) days after Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof) give notice to the Administrative Agent (who shall promptly furnish to each Lender) of the following events: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan or Non-U.S. Plan in a material amount, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan that would result in the imposition of a material withdrawal liability, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination (in other than a “standard termination” as defined in ERISA), Reorganization or Insolvency of, any Plan, (iii) that a Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA with respect to a Plan, (iv) that a determination has been made that any Single Employer Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (v) that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (vi) that any contribution required to be made with respect to a Single Employer Plan, Multiemployer Plan or Non-U.S. Plan has not been timely made, (vii) that a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Plan, (viii) that there has been a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (ix) the existence of potential withdrawal liability under Section 4201 of ERISA, if Holdings, the Borrower, any Subsidiary and any Commonly Controlled Entities were to withdraw completely from any and all Multiemployer Plans, (x) the adoption of, or the commencement of contributions to, any Single Employer Plan by Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity, (xi) the adoption of any amendment to a Single Employer Plan which results in a material increase in contribution obligations of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity, or (xii) the imposition of liability under Title IV of ERISA with respect to any Plan (other than premiums due but not delinquent under Section 4007 of ERISA); and

(d) Promptly (and in any event, within two (2) Business Days after actual knowledge thereof by an Authorized Officer of Holdings or the Borrower) give notice to the Administrative Agent (who shall promptly furnish to each Lender) of any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 8.7 shall be accompanied by a statement of an Authorized Officer of Holdings setting forth details of the occurrence referred to therein and stating what action the relevant Person proposes to take with respect thereto.

8.8 Additional Collateral, etc.

(a) Subject to and consistent with the Security and Guarantee Principles, with respect to any property (to the extent included in the definition of Collateral) acquired at any time after the Closing Date by any Loan Party (other than any property described in paragraph (b), (c) or (d) below) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, within thirty (30) days of such acquisition (or ninety (90) days in the case of an acquisition by a Foreign Subsidiary that is a Loan Party), or such longer period as agreed to by the Collateral Agent in its sole discretion, (i) execute and deliver to the Collateral Agent such amendments or supplements to the applicable Security Documents or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable first priority security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Liens permitted hereunder) in such property, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by other applicable law or as may reasonably be requested by the Collateral Agent.

(b) Subject to and consistent with the Security and Guarantee Principles, with respect to any interest in any Real Property (excluding any Leaseholds) having a fair market value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party, within ninety (90) days (or such longer period as agreed to by the Collateral Agent in its sole discretion) of the acquisition of such interest, (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such interest in Real Property, along with a corresponding UCC fixture filing for filing in the applicable jurisdiction, each in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary to create a valid, perfected first and subsisting Lien, subject to liens permitted under Section 9.3, against such Real Property, (ii) provide the Lenders with title and extended coverage insurance covering such interest in Real Property in an amount at least equal to the fair market value of such Real Property (or such lesser amount as shall be specified by the Collateral Agent) together with title endorsements reasonably requested by the Collateral Agent, (iii) provide the Lenders with an ALTA survey thereof (or an existing survey accompanied, if necessary, by a “no-change” affidavit and/or other documents if same is/are sufficient for the title insurer to issue survey coverage in the applicable title policy, remove therefrom the standard survey exceptions, and issue the endorsements required pursuant to subsection (ii) above), together with a surveyor’s certification, (iv) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the applicable title policy and endorsements referenced in clause (ii) above, (v) deliver to the Collateral Agent legal opinions in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as the Collateral Agent may reasonably request, including, without limitation, the enforceability, due authorization, execution and delivery of the applicable Mortgage, (vi) deliver to the Collateral Agent a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Real Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the applicable Loan Party entering into the applicable Mortgage), and in the event any such Real Property or a portion thereof is located within an area designated by the Director of the Federal Emergency Management Agency to be a “special flood hazard area” and as required by applicable law, evidence of a flood insurance policy for such Real Property or the applicable portion thereof; and (vii) such other information, documentation (including, but not limited to, appraisals, environmental reports, and to the extent applicable, using commercially reasonable efforts, subordination agreements), certifications, in each case, as may be reasonably required by the Collateral Agent or necessary in order to create a valid, perfected first and subsisting Lien subject to liens permitted under Section 9.3 against the Real Property covered by the applicable Mortgage.

(c) Subject to and consistent with the Security and Guarantee Principles, with respect to any new Subsidiary Guarantor created or acquired after the Closing Date by any Loan Party, within thirty (30) days of such creation or acquisition (or ninety (90) days in the case of a Subsidiary Guarantor that is a Foreign Subsidiary), or such longer period as agreed to by the Collateral Agent in its sole discretion, (i) execute and deliver to the Collateral Agent such amendments to this Agreement and the Security Documents and such comparable documentation or other Security Documents as the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary Guarantor that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party (iii) cause such new Subsidiary Guarantor (a) to execute and deliver to the Collateral Agent (x) a Guarantor Joinder Agreement or such comparable documentation requested by the Collateral Agent to become a Subsidiary Guarantor and guarantee the Obligations, (y) a joinder agreement to the Security Agreement, substantially in the form annexed thereto, or such comparable documentation or other Security Documents requested by the Collateral Agent, as applicable, (b) to take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the assets (other than Excluded Assets) of such new Subsidiary Guarantor, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or comparable documentation or by other applicable law or as may be requested by the Collateral Agent and (c) to deliver to the Collateral Agent (i) a certificate of such Subsidiary Guarantor, substantially in the form of Exhibit M, with appropriate insertions and attachments and (ii) if reasonably requested by the Collateral Agent, a legal opinion from counsel to such new Subsidiary Guarantor in form and substance satisfactory to the Collateral Agent and (iv) if such new Subsidiary Guarantor owns real property with a fair market value of at least $5,000,000, within ninety (90) days of such party becoming a Subsidiary Guarantor (or such longer period as agreed to by the Collateral Agent in its sole discretion), deliver the documents required pursuant to Section 8.8(b) hereof.

(d) Subject to and consistent with the Security and Guarantee Principles, with respect to any new Restricted Subsidiary which is an Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary (other than an Immaterial Subsidiary) created or acquired after the Closing Date by any Loan Party, within ninety (90) days of such creation or acquisition, (i) execute and deliver to the Collateral Agent such Security Documents or amendments thereto as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Liens permitted hereunder) in the Capital Stock of such entity; provided that not more than 65% of the total outstanding Capital Stock of any such Excluded Foreign Subsidiary shall be pledged, (ii) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as the Collateral Agent may request.

(e) With respect to any new Non-Guarantor Subsidiary created or acquired after the Closing Date by any Loan Party (but excluding any Excluded Foreign Subsidiary and any Non-Guarantor Subsidiary to the extent a pledge of the Capital Stock of such entity is prohibited by its Organizational Documents or requires the consent of any Person party thereto), within thirty (30) days of such creation or acquisition (or such longer period as agreed to by the Collateral Agent in its sole discretion), (i) execute and deliver to the Collateral Agent such Security Documents or amendments thereto as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Liens permitted hereunder) in the Capital Stock of such Non-Guarantor Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party, (iii) cause such new Subsidiary Guarantor to deliver to the Collateral Agent a certificate of such Subsidiary Guarantor, substantially in the form of Exhibit M, with appropriate insertions and attachments (including modifications based on the Security and Guarantee Principles), and (iv) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as the Collateral Agent may request.

8.9 Credit Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Facilities provided for under this Agreement and a corporate rating by S&P and a corporate family rating by Moody’s for the Borrower (it being understood that there shall be no requirement to maintain any specific credit rating).

8.10 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Borrower, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as the Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Loan Documents) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of such Loan Parties on a first priority basis (subject to Liens permitted hereunder).

8.11 Designation of Unrestricted Subsidiaries. The board of directors (or similar governing body) of Holdings may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) such designation complies with Section 9.7, (iii) immediately after giving effect to such designation, the Borrower shall be in compliance with the Financial Covenant (whether or not then in effect), determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as if such designation had occurred on the last day of such fiscal quarter of Holdings, (iv) any Restricted Subsidiary so designated does not own Capital Stock in another Restricted Subsidiary) and (v) the status of any such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary shall at all times be the same under this Agreement and the Senior Notes Documents. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, Holdings, U.S. Holdings and the Borrower shall not be permitted to be an Unrestricted Subsidiary. Any such designation by the board of directors (or similar governing body) of Holdings shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors (or similar governing body) of Holdings giving effect to such designation and a certificate of an Authorized Officer of Holdings certifying that such designation complied with the foregoing provisions.

8.12 Post-Closing Matters. Cause to be delivered or performed the documents and other agreements set forth on Schedule 8.12 within the time frames specified on such Schedule 8.12.

8.13 Interest Rate Protection. Within ninety (90) days after the Closing Date, obtain from a counterparty satisfactory to the Administrative Agent interest rate protection through Interest Rate Protection Agreements satisfactory to the Administrative Agent against increases in the interest rates with respect to a notional amount of Indebtedness such that not less than 50% of the Funded Debt of the Borrower and its Restricted Subsidiaries outstanding as of the Closing Date will be either (i) subject to such Interest Rate Protection Agreements or (ii) fixed-rate Indebtedness, in each case for a period of not less than three years following the Closing Date.

8.14 ERISA. Cause each Commonly Controlled Entity to (i) maintain all Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan, ERISA, the Code and all other applicable laws and (ii) make or cause to be made contributions to all Plans in a timely manner and, with respect to Single Employer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.15 Use of Proceeds.

(a) The proceeds of the ~~Initial~~ Term B-2 Loans made or incurred on the ~~Closing Date shall be used, together with the proceeds of the issuance of the Senior Notes and the proceeds of the Equity Contribution and cash on hand, solely to pay the consideration for the Acquisition, to effect the Transaction Refinancing of the existing Indebtedness of the Borrower and its Subsidiaries (including accrued and unpaid interest and applicable premiums)~~Amendment No. 1 Effective Date shall be used to repay or replace that portion of the Initial Term Loans outstanding that are not amended as Term B-1 Loans prior to the Amendment No. 1 Effective Date and to pay fees and expenses related to the ~~Transactions.~~transactions described in Amendment No. 1.

(b) The Group Members shall use the proceeds of the Incremental Term Loans, Other Term Loans, Revolving Loans and the Letters of Credit for working capital, Consolidated Capital Expenditures and for other general corporate purposes (including Permitted Acquisitions).

SECTION 9. NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, each of Holdings and the Borrower shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

9.1 Maximum Total Net Secured Leverage Ratio. Without the written consent of the Required Revolving Lenders, permit the Total Net Secured Leverage Ratio, on a Pro Forma Basis, as of the last day of any fiscal quarter set forth below on which a Compliance Date has occurred to be greater than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Ratio
March 2013	5.00:1.00
June 2013	4.75:1.00
September 2013	4.50:1.00
December 2013	4.00:1.00
Thereafter	4.00:1.00

9.2 Indebtedness. Incur any Indebtedness, except:

(a) Indebtedness pursuant to any Loan Document;

(b) Indebtedness pursuant to the Senior Notes Documents;

(c) First Priority Credit Agreement Refinancing Debt and Second Priority Credit Agreement Refinancing Debt;

(d) Unsecured Credit Agreement Refinancing Debt;

(e) Indebtedness of the Group Members that satisfies the Applicable Requirements in an aggregate principal amount not to exceed the Maximum Ratio Indebtedness Amount; provided that the aggregate principal amount of Indebtedness permitted to be incurred by Group Members that are not Loan Parties pursuant to this Section 9.2(e) shall not exceed $25,000,000.

(f) Indebtedness (including, without limitation, Capital Lease Obligations) of the Group Members secured by Liens permitted by Section 9.3(j) in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 2.5% of Consolidated Total Assets (as of the last day of the most recent Test Period prior to incurrence of such Indebtedness for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)) at any one time outstanding;

(g) Indebtedness of (x) the Borrower to any other Group Member, (y) any Group Member (other than the Borrower) to any other Group Member (other than the Borrower); provided that the aggregate principal amount of Indebtedness owed by any Non-Guarantor Subsidiary or Excluded Foreign Subsidiary to the Borrower or any other Loan Party shall not exceed at any time outstanding the amount permitted to be invested in Non-Guarantor Subsidiaries and Excluded Foreign Subsidiaries pursuant to clauses (e), (f), (u), (bb) and (dd) of Section 9.7, and (z) any Non-Guarantor Subsidiary or Excluded Foreign Subsidiary to any other Non-Guarantor Subsidiary or Excluded Foreign Subsidiary;

(h) Indebtedness of Foreign Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

(i) Indebtedness consisting of Guarantee Obligations by the Borrower or any Guarantor of (x) Indebtedness otherwise permitted under this Section 9.2 or (y) Indebtedness of any Group Member that is not a Loan Party to the extent permitted under Section 9.7;

(j) Indebtedness outstanding on the Closing Date and listed on Schedule 9.2(j);

(k) Indebtedness in respect of Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has exposure and not for speculative purposes;

(l) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(m) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit or bank acceptances or similar instruments related thereto, in each case provided in the ordinary course of business;

(n) Indebtedness consisting of obligations under deferred compensation, purchase price, earn outs, escrows or other similar arrangements incurred by, or guarantees or letters of credit, surety bonds or performance bonds securing the performance of, such Person in connection with the Transactions and Permitted Acquisitions or any other acquisitions permitted hereunder;

(o) Cash Management Obligations and Guarantee Obligations in respect thereof, and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts and credit card programs, in the ordinary course of business;

(p) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(q) Indebtedness that represents a Permitted Refinancing of any of the Indebtedness permitted under this Section 9.2 (other than Section 9.2(a));

(r) Indebtedness assumed in connection with Permitted Acquisitions so long as such Indebtedness is not incurred to finance or in contemplation of any such acquisition and such assumed Indebtedness (i) if the aggregate principal amount of Indebtedness assumed under this clause (r) exceeds $5,000,000, after giving effect to the assumption of such Indebtedness and such Permitted Acquisition on a Pro Forma Basis as of the last day of the most recent fiscal quarter of Holdings for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), (A) the Total Net Secured Leverage Ratio does not exceed 3.50:1.00 and (B) the Total Net Leverage Ratio does not exceed 5.50:1.00 and (ii) before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(s) Indebtedness constituting indemnification and reimbursement obligations in connection with sales and dispositions permitted under this Agreement;

(t) guarantees by the Group Members in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Group Members;

(u) Capital Lease Obligations to the extent constituting Attributable Debt arising in Sale Leaseback Transactions permitted by Section 9.10;

(v) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

(w) additional Indebtedness of the Group Members in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

(x) Guarantees by the Loan Parties of unsecured Indebtedness or other obligations of Foreign Subsidiaries that are not Subsidiary Guarantors; provided that (i) in no event shall the aggregate amount of all such Guarantees made during any fiscal year exceed $30,000,000 in the aggregate (it being understood and agreed that as any Guarantee by the Loan Parties made pursuant to this clause (i) in a fiscal year lapses or otherwise terminates during such fiscal year, the Loan Parties may make additional Guarantees pursuant to this clause (y) during such fiscal year) and (ii) in no event shall the aggregate outstanding amount of all such Guarantees exceed $60,000,000 in the aggregate at any one time outstanding; and

(y) Indebtedness of Holdings or a Group Member to a direct or indirect parent of Holdings in connection with, and in an amount not exceeding that set out in, Section 9.6(q).

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.2.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Currency Exchange Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so Refinanced does not exceed the principal amount of such Indebtedness being Refinanced.

Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Currency Exchange Rate that is in effect on the date of such Refinancing.

9.3 Liens. Incur any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens securing Indebtedness of the Group Members incurred pursuant to Section 9.2(c), (e), (q) (but only to the extent that the Indebtedness refinanced by any Permitted Refinancing was secured) and (r) (but only to the extent of the assets acquired in the respective Permitted Acquisition) and any Permitted Refinancing thereof, so long as such Liens are subject to the terms of an Intercreditor Agreement;

(b) Liens securing Indebtedness or other obligations in an amount not to exceed $20,000,000 at any time outstanding, including pari passu Liens and Liens securing Junior Financing on the Collateral securing the Obligations so long as no Default or Event of Default shall have occurred and be continuing;

(c) Liens on cash or Cash Equivalents securing obligations under Swap Agreements permitted hereunder;

(d) Liens for taxes, assessments or governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP;

(e) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP;

(f) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions and other similar encumbrances that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members at the property;

(i) Liens (i) in existence on the Closing Date listed on Schedule 9.3(i); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (except to the extent of accrued interest, premiums and fees and expenses payable in connection with a Refinancing) and (ii) securing any Refinancings of Obligations secured by Liens referenced on Schedule 9.3(i) and permitted under Section 9.2(q);

(j) Liens securing Indebtedness of the Group Members incurred pursuant to Section 9.2(f) to finance the acquisition of fixed or capital assets or to Refinance Indebtedness incurred for such purpose; provided that (i) such Liens shall be created within 180 days following the acquisition of such fixed or capital assets or such Refinancing, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and accessions thereto and (iii) in the case of any such Refinancing, the amount of Indebtedness secured thereby is not increased (except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid in connection with such Refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith);

(k) Liens created pursuant to any Loan Document;

(l) Liens consisting of (i) any interest or title of a lessor under any lease (including ground leases in respect of real property) entered into by the Group Members in the ordinary course of its business and covering only the assets so leased, (ii) ground leases in respect of real property on which facilities owned by the Group Members are located, and (iii) any matters of record shown on any title policies delivered pursuant to this Agreement;

(m) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(n) Liens on property of any Restricted Subsidiary that is a Non-Guarantor Subsidiary or an Excluded Foreign Subsidiary, which Liens secure obligations of the applicable Restricted Subsidiary not prohibited under this Agreement;

(o) Liens in respect of the licensing of patents, copyrights, trademarks, trade names, other indications of origin, domain names and other forms of Intellectual Property in the ordinary course of business;

(p) Liens arising out of Sale Leaseback Transactions permitted by Section 9.10;

(q) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Group Members in the ordinary course of business;

(r) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business; provided that the same do not in any material respect interfere with the business of the Group Members taken as a whole;

(s) Liens relating to insurance policies securing Indebtedness incurred under Section 9.2(p) and other obligations arising in connection with the financing of insurance premiums;

(t) Liens in respect of judgments that do not constitute an Event of Default under Section 11.1(h);

(u) bankers’ Liens, rights of setoff and similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities, investment or similar accounts, in each case granted in the ordinary course of business in favor of the bank or banks or financial institution or financial institutions where such accounts are maintained, securing amounts owing to such bank or other financial institution with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements or sweep accounts of the Group Members to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Group Members; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(v) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the New York UCC in favor of a reclaiming seller of goods or buyer of goods;

(x) Liens deemed to exist in connection with Investments in repurchase agreements under Section 9.7; provided that such Liens do not extend to any assets other than those assets that are subject of such repurchase agreement;

(y) Liens on Capital Stock of Unrestricted Subsidiaries;

(z) Liens arising in connection with (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, at the property;

(aa) Liens in favor of any Loan Party;

(bb) Liens on equipment of the Group Members granted in the ordinary course of the business of the Group Members to clients of the Group Members; and

(cc) Liens on Capital Stock deemed to exist in connection with any options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Persons that are not Subsidiaries.

9.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Restricted Subsidiary of Holdings that is not a Foreign Subsidiary of the Borrower may be merged or consolidated with or into the Borrower, as the case may be (provided that the Borrower shall be the continuing or surviving corporation) or with or into U.S. Holdings or any Subsidiary Guarantor (provided that a Subsidiary Guarantor shall be the continuing or surviving corporation), (ii) any Foreign Subsidiary that is a Subsidiary Guarantor may be merged or consolidated with or into any other Foreign Subsidiary that is a Subsidiary Guarantor, and (iii) any Group Member that is not a Loan Party may be merged or consolidated with or into another Group Member that is not a Loan Party.

(b) (x) any Loan Party may Dispose of any or all of its assets (i) to another Loan Party (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 9.5 and (y) any Group Member that is not a Loan Party may Dispose of any or all of its assets to (i) the Borrower or any other Group Member or (ii) pursuant to a Disposition permitted by Section 9.5.

(c) any Investment of the Group Members expressly permitted by Section 9.7 may be structured as a merger, consolidation or amalgamation (provided that (x) if the Borrower is a party to such merger, consolidation or amalgamation, the Borrower shall be the continuing or surviving corporation thereof, (y) if a Subsidiary Guarantor is a party to such merger, consolidation or amalgamation, a Subsidiary Guarantor shall be the continuing or surviving Person thereof and (z) if a Group Member that is not a Loan Party is a party to such merger, consolidation or amalgamation (and the Borrower is not a party thereto), a Group Member shall be the continuing or surviving Person thereof);

(d) any Group Member (other than the Borrower) may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and its Subsidiaries and is not materially disadvantageous to the Lenders; provided that if U.S. Holdings or a Subsidiary Guarantor liquidates or dissolves in accordance with this Section 9.4(d), (i) all or substantially all of its assets shall be transferred to, or otherwise assumed by, the Borrower or, other than in the case of U.S. Holdings, another Subsidiary Guarantor and (ii) no Event of Default shall have occurred and be continuing at such time;

(e) any merger, dissolution or liquidation not involving the Borrower or Holdings may be effected for the purposes of effecting a transaction permitted by Section 9.5;

(f) any merger, consolidation, amalgamation, dissolution or liquidation to achieve the structure set forth in the Final Structure Schedule.

Notwithstanding the foregoing, Holdings shall not and no Subsidiary Guarantor that is a Foreign Subsidiary shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business if the result of such merger, consolidation or amalgamation would result in such Subsidiary Guarantor becoming an Excluded Foreign Subsidiary.

9.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of Holdings, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete, worn out, damaged or surplus property in the ordinary course of business;

(b) the sale of inventory (including content) in the ordinary course of business;

(c) Dispositions permitted under Section 9.4;

(d) the sale or issuance of Capital Stock of any Restricted Subsidiary to Holdings or any other Restricted Subsidiary of Holdings (provided that in the case of such issuance of Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, Capital Stock of such Restricted Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Loan Parties), and the sale or issuance of the Borrower’s Capital Stock to U.S. Holdings;

(e) the use, sale, exchange or other disposition of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f) the licensing or sublicensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;

(g) Dispositions which are required by court order or regulatory decree or otherwise required or compelled by regulatory authorities;

(h) licenses, sublicenses, leases or subleases with respect to any property or assets (including inventory) (other than patents, trademarks, copyrights and other Intellectual Property rights) granted to third Persons in the ordinary course of business; provided, that the same do not in any material respect interfere with the business of the Group Members, taken as a whole, or materially detract from the value of the relative assets of the Group Members, taken as a whole;

(i) Dispositions to, between or among Group Members that are Loan Parties;

(j) Dispositions between or among any Group Member that is not a Loan Party and any other Group Member that is not a Loan Party;

(k) Dispositions of any Foreign Subsidiary that is not a Subsidiary Guarantor by the Borrower or a Subsidiary Guarantor to another Wholly Owned Subsidiary of the Borrower;

(l) the settlement or write-off of accounts receivable or sale of overdue accounts receivable for collection in the ordinary course of business;

(m) Dispositions constituting (i) Investments permitted under Section 9.7, (ii) Restricted Payments permitted under Section 9.6 or (iii) Sale Leaseback Transactions permitted under Section 9.10;

(n) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset;

(o) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(p) the abandonment or cancellation of Intellectual Property that the Borrower in its reasonable business judgment, deems no longer useful to maintain;

(q) the unwinding of any Swap Agreements;

(r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(s) Dispositions of property; provided that (A) not less than 75% of the consideration payable to the Group Members in connection with such Disposition is in the form of cash or Cash Equivalents; provided that for purposes of this clause (A), assumed liabilities and Designated Non-Cash Consideration may be deemed cash at the Borrower’s election so long as the total designation of such assumed liabilities and Designated Non-Cash Consideration at any time does not exceed 5.0% of the Consolidated Total Assets of Holdings and its Restricted Subsidiaries at such time, (B) the consideration payable to the Group Members in connection with any such Disposition is equal to the fair market value of such property (as determined by the Borrower in good faith) and (C) the Net Cash Proceeds from such Disposition are applied in accordance with Section 5.2(c);

(t) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and sales of assets received by any Group Member from Persons other than Loan Parties upon foreclosure on a lien in favor of such Group Member;

(u) any exchange of property of any Group Member (other than Capital Stock or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of property by any Group Member (other than Capital Stock or other Investments) for property (other than Capital Stock or other Investments) of another person; provided that (a) such property is useful to the business of the Group Member, (b) such Group Member shall receive reasonably equivalent or greater market value for such property (as reasonably determined by Holdings in good faith) and (c) such property will be received by such Group Member substantially concurrently with its delivery of property to be exchanged;

(v) Dispositions having a fair market value not to exceed (i) $3,000,000 with respect to any such Disposition or series of related Dispositions and (ii) $10,000,000 in the aggregate for any fiscal year of Holdings;

(w) Dispositions of any Capital Stock or interests in any joint venture entity not constituting a Restricted Subsidiary to the extent required by the applicable joint venture agreement or similar binding arrangements relating thereto;

(x) Dispositions to achieve the structure set forth in the Final Structure Schedule.

9.6 Restricted Payments. Declare or pay any dividend or distribution (other than Restricted Payments payable solely in Qualified Equity Interests of the Person making such Restricted Payment) on any Capital Stock of Holdings or Group Member, whether now or hereafter outstanding, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or any Group Member, whether now or hereafter outstanding, or pay any management or similar fees to the Sponsors or any holders of the Capital Stock of Holdings or any of their respective Affiliates, or make any other distribution in respect of any Capital Stock of Holdings or any Group Member, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Group Member (collectively, “Restricted Payments”), except that:

(a) any Wholly Owned Subsidiary (which is a Restricted Subsidiary) of Holdings may make Restricted Payments to Holdings, or any other Restricted Subsidiary of Holdings and any non-Wholly Owned Subsidiary (other than an Unrestricted Subsidiary) may make Restricted Payments ratably to the holders of such non-Wholly Owned Subsidiary’s Capital Stock, taking into account the relative preferences, if any, on the various classes of Capital Stock of such Restricted Subsidiary;

(b) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period of Holdings for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), shall not exceed 5.50:1.00, the Borrower may make Restricted Payments to U.S. Holdings to permit U.S. Holdings to make Restricted Payments to Holdings to make, and Holdings may make, Restricted Payments to holders of Capital Stock of Holdings with the proceeds of such Restricted Payment; provided, that the aggregate amount of Restricted Payments by the Borrower under this Section 9.6(b) shall not at any time exceed the Available Amount at such time;

(c) (i) cashless exercises of options and warrants and (ii) cash payments in settlement of restricted stock units not to exceed, in any fiscal year, a maximum aggregate amount of $5,000,000, shall be permitted;

(d) Holdings may make Restricted Payments or make distributions to any direct parent thereof to permit such direct parent, and the subsequent use of such payments by such direct parent, to repurchase, redeem or otherwise acquire for value Qualified Equity Interests of such direct parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holdings or its Subsidiaries~~, upon their death, disability, retirement, severance or termination of employment or service~~; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $5,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed, without duplication, (x) the aggregate amount of loans made by Holdings and any of its Subsidiaries pursuant to Section 9.7(k) that are repaid in connection with such purchase, redemption or other acquisition of such Capital Stock of such direct parent, plus (y) the amount of any Net Cash Proceeds received by or contributed to the Borrower from the issuance and sale after the Closing Date of Qualified Equity Interests of Holdings (or such direct parent) to officers, directors or employees of Holdings or its Subsidiaries that have not been used to make any repurchases, redemptions or payments under this clause (d), plus (z) the net cash proceeds of any “key-man” life insurance policies of Holdings or its Subsidiaries that have not been used to make any repurchases, redemptions or payments under this clause (d);

(e) in respect of clauses (i) and (iv) of this Section ~~7.6~~9.6(e), so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, (i) Holdings and Group Members may pay reasonable management, consulting, administrative and similar fees to the Sponsors in an amount not to exceed $2,000,000 in any fiscal year plus an amount equal to 1.5% of the Consolidated EBITDA of any Persons acquired pursuant to a Permitted Acquisitions (measured as of the date of such Permitted Acquisition); (ii) the Borrower may reimburse the Sponsors for the out-of-pocket costs and expenses incurred by the Sponsors on or prior to the Closing Date in connection with the Transactions; (iii) Holdings and its Restricted Subsidiaries may pay the out-of-pocket costs and expenses incurred by the Sponsors in connection with its provision of management, consulting, advisory and similar services to Holdings and its Subsidiaries; and (iv) Holdings and Group Members may pay fees and expenses related to the Transactions to the Sponsors pursuant to the Management Agreement;

(f) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, the declaration and payment of Restricted Payments on the Borrower’s or Holdings’ (or any of their direct or indirect parent companies’) common stock following the first Public Offering after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower or Holdings, as applicable, in or from any such Public Offering;

(g) Payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) relating to their acquisition of, or exercise of options, vesting of restricted Capital Stock or settlement of restricted stock units relating to the Capital Stock of Holdings, shall be permitted;

(h) Holdings and the Borrower may make Restricted Payments to any of its direct or indirect parents in order to pay its Tax obligations; provided that the amount paid or distributed pursuant to this clause (h) to enable such direct or indirect parent to pay federal, state and local income Taxes at any time shall not exceed the federal, state and local income Tax liability that would have been payable by Holdings and its Subsidiaries on a stand-alone basis;

(i) Restricted Payments may be made pursuant to this Section 9.6 within sixty (60) days after date of declaration of any such Restricted Payment if such Restricted Payment was permitted on the date of declaration thereof;

(j) Holdings may redeem, repurchase, retire or otherwise acquire any Capital Stock of Holdings in exchange for, or out of the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary) of, Capital Stock of Holdings (other than Disqualified Equity Interests);

(k) Holdings and Group Members may repurchase, redeem or otherwise acquire for value any Capital Stock of Holdings or the Borrower representing fractional shares of such Capital Stock in connection with a stock dividend, split or combination or any merger, consolidation, amalgamation or other combination involving Holdings or the Borrower;

(l) Holdings and Group Members may redeem, repurchase, retire or otherwise acquire, in each case for nominal value per right, of any rights granted to all holders of Capital Stock of Holdings or the Borrower pursuant to any stockholders’ rights plan adopted for the purpose of protecting stockholders from unfair takeover tactics;

(m) Holdings and Group Members may make Restricted Payments to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or transfer of all or substantially all of Holdings’ and its Restricted Subsidiaries’ assets that complies with the terms of this Agreement;

(n) Holdings and Group Members may make Restricted Payments as set forth on the funds flow memorandum delivered to the Administrative Agent in connection with the Transactions;

(o) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, Holdings and Group Members may make other Restricted Payments in an amount not to exceed the greater of (x) $25,000,000 and (y) 1.25% of Consolidated Total Assets (as of the last day of the most recent Test Period prior to the making of such Restricted Payment for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)) at any one time outstanding (minus any and all amounts paid pursuant to Section 9.8(d));

(p) Holdings and Group Members may make Restricted Payments not otherwise permitted to the extent of Excluded Contributions, so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(q) Holdings and Group Members may make Restricted Payments in the form of unsecured promissory notes in an amount not to exceed $82,000,000 in the aggregate to a direct or indirect parent of Holdings in connection with the exercise or vesting of stock options, warrants, restricted stock units or similar rights so long as such parent entity contributes such unsecured promissory notes to a Loan Party on the same day as such unsecured promissory notes are made; provided that the amounts available under this clause (q) shall be used for any such Restricted Payments described in this clause (q) prior to using any amounts available under any other provision of Section 9.6; provided further that no Restricted Payment may be made under this clause (q) by Holdings or any Group Member if it would be commercially reasonable, as determined in the sole discretion of Borrower and taking into account tax consequences, for Holdings or such Group Member to make such Restricted Payment directly to a Loan Party pursuant to clause (a) of this Section ~~9.6.~~9.6; and

(r) Restricted Payments to achieve the structure set forth in the Final Structure Schedule.

9.7 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of any Person (all of the foregoing, “Investments”), except:

(a) accounts receivable or notes receivable arising from extensions of trade credit granted in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) loans and advances to employees, officers and directors of Holdings and Group Members (i) in the ordinary course of business and consistent with past practice for business related travel expenses, moving expenses and other similar expenses and (ii) in an aggregate amount for Holdings and its Subsidiaries not to exceed $2,000,000 at any one time outstanding;

(d) Investments made by a Group Member with the Net Cash Proceeds of any Asset Sale or Recovery Event to the extent such Net Cash Proceeds are applied in accordance with Section 5.2;

(e) Investments in any business similar to any business in which the Group Members are permitted to engage in under Section 9.14 made by a Group Member in an amount not to exceed the greater of (x) $125,000,000 and (y) 6.0% of Consolidated Total Assets (as of the last day of the most recent Test Period prior to such Investment for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 9.7);

(f) Investments by a Group Member in any Foreign Subsidiary that is not a Subsidiary Guarantor or Excluded Foreign Subsidiary in an amount not to exceed the greater of (x) $50,000,000 and (y) 2.5% of Consolidated Total Assets (as of the last day of the most recent Test Period prior to such Investment for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 9.7);

(g) acquisitions by a Group Member of the outstanding Capital Stock of Persons (including Permitted Genealogical Data Acquisitions) (each a “Permitted Acquisition”); provided that (i) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Permitted Acquisition, (ii) after giving effect to each such Permitted Acquisition and all Indebtedness incurred in connection therewith, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Covenant (regardless of whether or not such Financial Covenant is then in effect) as of the last day of the most recent Test Period prior to such Permitted Acquisition for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)); and (iii) unless such acquired Persons and their Subsidiaries become Guarantors and pledge their assets as, and to the extent, required by Section 8.8, the aggregate consideration paid by the Group Member (x) in respect of all such Permitted Acquisitions (including Permitted Genealogical Data Acquisitions) shall not exceed $150,000,000 plus (y) an additional amount not to exceed $50,000,000 solely in respect of Permitted Genealogical Data Acquisitions;

(h) Investments in the Borrower, U.S. Holdings or any Person that is a Subsidiary Guarantor or any newly created Subsidiary that becomes a Subsidiary Guarantor;

(i) Investments by any Non-Guarantor Subsidiaries in any other Non-Guarantor Subsidiaries;

(j) Investments by the Borrower and Subsidiary Guarantors constituting a capital contribution or other transfer of Capital Stock in any Foreign Subsidiary that is not a Subsidiary Guarantor in connection with a Disposition permitted under Section 9.5(k);

(k) loans and advances to employees, officers and directors of Holdings and any of its Subsidiaries to the extent used to acquire Capital Stock of Holdings and to the extent such transactions are cashless;

(l) Investments in the ordinary course of business consisting of prepaid expenses and endorsements of negotiable instruments for collection or deposit;

(m) Investments received in settlement of amounts due to the Group Members effected in the ordinary course of business or owing to the Group Members as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of the Group Members;

(n) Investments in existence or contemplated on the Closing Date and described in Schedule 9.7(n); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 9.7), and any Investments, loans and advances existing on the Closing Date by Holdings and any Group Member in or to any other Group Member;

(o) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or consolidates or merges with any Group Member (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(p) Investments paid for with consideration which consists of (i) Capital Stock of Holdings or any of its direct or indirect parent companies (other than Disqualified Equity Interests) or (ii) the proceeds of a substantially contemporaneous issuance or sale of Capital Stock of Holdings (other than Disqualified Equity Interests), or a substantially contemporaneous contribution of cash to Holdings, in each case, to the extent the Net Cash Proceeds thereof (if any), or such cash shall be, as applicable, contributed to the Borrower and used by the Borrower or any other Group Member for such Investment or such Investment shall be contributed to the Borrower;

(q) guarantees by Holdings of the obligations of the Group Members of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) guarantees granted under or permitted by this Agreement;

(s) Investments resulting from the receipt of non-cash consideration received in connection with Dispositions permitted by Section 9.5;

(t) loans and advances to Holdings and any other direct or indirect parent of Holdings in lieu of and not in excess of the amount of (after giving effect to any other loans or advances under this clause (t)) Restricted Payments permitted to be made to Holdings or such other direct or indirect parent in accordance with Section 9.6;

(u) so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period of Holdings for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), shall not exceed 5.50:1.00, the Group Members may make Investments in an amount not to exceed the Available Amount at the time of any such Investment;

(v) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(w) Investments in respect of lease, utility and other similar deposits in the ordinary course of business;

(x) Investments consisting of licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(y) Investments consisting of purchases and acquisitions of inventory (including content), supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in the ordinary course of business;

(z) de minimis Investments made in connection with the incorporation or formation of any newly created Restricted Subsidiary; provided that any amounts in excess of such de minimis amount Invested in any such Restricted Subsidiary must be permitted under Section 9.7 other than under this clause (z); and

(aa) Investments consisting of Swap Agreements permitted under Section 9.2(k);

(bb) in addition to Investments otherwise expressly permitted by this Section, Investments by a Group Member in an outstanding amount (valued at cost) not to exceed the greater of (x) $100,000,000 and (y) 5.0% of Consolidated Total Assets (as of the last day of the most recent Test Period prior to such Investment for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b)); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 9.7); and

(cc) Investments by a Group Member in joint ventures not to exceed $50,000,000;

(dd) Investments not otherwise permitted to the extent of Excluded Contributions, so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(ee) loans owing to current or former officers, directors and employees, their respective estates, heirs, spouses or former spouses to finance the purchase or redemption of Capital Stock of Holdings (or any direct or indirect parent thereof) permitted by Section 9.6(k) or as a result of the inability of Holdings to purchase or redeem its Capital Stock as a result of the restrictions set forth in Section 9.6(d); and

(ff) Investments to achieve the structure set forth in the Final Structure Schedule.

9.8 Payments and Modifications of Certain Debt Instruments. (i) Make any optional or mandatory prepayment, repayment, redemption or repurchase with respect to the principal amount of any Indebtedness permitted by Section 9.2 that is subordinated in right of payment to the Obligations (a “Junior Financing”) or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Financing that would shorten the maturity or obligate any Loan Party to make a repayment, prepayment or redemption of such Junior Financing prior to the date that is 180 days after the Latest Maturity Date, except in each case:

(a) any Junior Financing may be Refinanced with the proceeds of any Permitted Refinancing or other Indebtedness permitted by Section 9.2 and any amendment, modification or supplement of any Junior Financing shall be permitted to the extent that the terms of such modified Indebtedness would satisfy the criteria set forth in the definition of Permitted Refinancing;

(b) payments with respect to Junior Financing owed to any Group Member, other than (i) following the occurrence and during the continuation of an Event of Default under Section 11.1(f) and (ii) following the occurrence and during the continuation of any other Event of Default after notice by the Administrative Agent to the Borrower that such payments are not permitted;

(c) the conversion of any Junior Financing to Capital Stock (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents;

(d) optional or mandatory prepayments, repayments, redemptions or repurchases of a Junior Financing shall be permitted in an aggregate amount not to exceed the sum of (I) $15,000,000 (less the amount of Restricted Payments made under Section 9.6(o)) plus (II) the Available Amount at the time thereof so long as, in the case of clauses (I) and (II), (i) no Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) the Total Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period of Holdings for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), shall not exceed 5.50:1.00; and

(e) optional or mandatory prepayments, repayments, redemptions or repurchases of a Junior Financing not otherwise permitted to the extent of Excluded Contributions, so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom.

For the avoidance of doubt, the making of any AHYDO Payments shall be permitted so long as such AHYDO Payments are made after the fifth anniversary of the incurrence of the Junior Financing to which such AHYDO Payments apply.

9.9 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction or contract (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees) with or for the benefit of any Affiliate (each an “Affiliate Transaction”), except (a) transactions between or among Holdings and its Restricted Subsidiaries, (b) transactions that are on terms and conditions not less favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction from unrelated third parties that are not Affiliates, (c) any Restricted Payment permitted by Section 9.6, (d) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Holdings or any Group Member as determined in good faith by the board of directors (or similar governing body) of Holdings or such Group Member and in the ordinary course of business, (e) the issuance or sale of any Capital Stock of Holdings (and the exercise of any options, warrants or other rights to acquire Capital Stock of Holdings) or any contribution to the capital of Holdings, (f) the Transactions, (g) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (h) transactions between Holdings or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Holdings or any direct or indirect parent of Holdings; provided that such director abstains from voting as a director of Holdings or such direct or indirect parent of Holdings, as the case may be, on any matter involving such other Person and (i) transactions approved by a majority of the disinterested members of the board of directors (or similar governing body) of Holdings or any Restricted Subsidiary of Holdings, as applicable.

9.10 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt in respect of all Sale Leaseback Transactions does not at any time exceed $25,000,000.

9.11 Changes in Fiscal Periods. Permit the fiscal year of Holdings to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

9.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any Restricted Subsidiary of Holdings to incur any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement of a Person in effect at the time such Person becomes a Restricted Subsidiary of Holdings provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of Holdings, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of Holdings (or the assets of a Restricted Subsidiary of Holdings) pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary of Holdings that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Closing Date identified on Schedule 9.12 and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect, (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Foreign Subsidiaries that are not Subsidiary Guarantors or Non-Guarantor Subsidiaries permitted under Section 9.2; provided that such Indebtedness is only with respect to the assets of Foreign Subsidiaries that are not Subsidiary Guarantors or Non-Guarantor Subsidiaries, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (i) agreements evidencing or governing Indebtedness permitted under Sections 9.2(b), (c), (d), (e), (g), (i), (j), (h), (r) or (w) or any Permitted Refinancing thereof, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of the business of the Group Members.

9.13 Clauses Restricting Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Holdings to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or repay or prepay any Indebtedness owed to, the Borrower or any other Group Member, (b) make loans or advances to, or other Investments in, the Borrower or any other Group Member or (c) transfer any of its assets to the Borrower or any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and the Senior Notes Documents, (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary so long as such sale is permitted hereunder, (iii) customary restrictions on the assignment of leases, contracts and licenses entered into in the ordinary course of business, (iv) any agreement of a Person in effect at the time such Person becomes a Restricted Subsidiary;

provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (v) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (vi) agreements governing Indebtedness outstanding on the Closing Date and listed on Schedule 9.2(j) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Closing Date, (vii) Liens permitted by Section 9.3 that limit the right of a Group Member to dispose of the assets subject to such Liens, (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement; provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by a Group Member as in effect at the date of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired, (x) restrictions under agreements evidencing or governing Indebtedness of Foreign Subsidiaries that are not Subsidiary Guarantors permitted under Section 9.2; provided that such restrictions are only with respect to assets of Foreign Subsidiaries that are not Subsidiary Guarantors and Non-Guarantor Subsidiaries, and (xi) restrictions under agreements evidencing or governing Indebtedness permitted under Sections 9.2(b), (c), (d), (e), (g), (i), (j), (h), (r) or (w) or any Permitted Refinancing thereof and (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of the business of the Group Members.

9.14 Lines of Business. (a) With respect to each Group Member, enter into any material business, either directly or through any Restricted Subsidiary, except for those businesses in which the Group Members are engaged on the Closing Date (which, for the avoidance of doubt, shall include any business related to genealogical, historical or DNA data) or that are reasonably related, complementary or ancillary thereto and reasonable extensions thereof and (b) with respect to Holdings, engage in any business or activity other than (i) the ownership of all outstanding Capital Stock in U.S. Holdings and LuxCo 3, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies consisting of U.S. Holdings, LuxCo 3 and their Subsidiaries, (iv) the performance of obligations under the Loan Documents to which it is a party, (v) making and receiving Restricted Payments and Investments, incurring Indebtedness and Liens, and other activities, in each case permitted by this Agreement, (vi) establishing and maintaining bank accounts, (vii) entering into employment agreements and other arrangements with officers and directors and (viii) activities incidental to the businesses or activities described in clauses (i)-(viii).

SECTION 10. GUARANTEE

10.1 The Guarantee. Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of any Debtor Relief Laws after any bankruptcy or insolvency petition under any Debtor Relief Laws or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders to the Borrower and (ii) the Notes held by each Lender of the Borrower and (2) all other Obligations from time to time owing to the Secured Parties by the Borrower (such obligations being herein called the “Guaranteed Obligations”). Each Guarantor hereby jointly and severally agrees that, if the Guaranteed Obligations shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), such Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

10.2 Obligations Unconditional. The obligations of the Guarantors under Section 10.1, respectively, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Guarantor, as applicable (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above;

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 10.8, or otherwise.

Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each of the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this guarantee made under this Section 10 (this “Guarantee”) or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the applicable Secured Parties, and their respective successors and permitted assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

10.3 Reinstatement. The obligations of the Guarantors under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

10.4 No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.1, whether by subrogation, right of contribution or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

10.5 Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 10.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 11 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.

10.6 Continuing Guarantee. The Guarantee made by the Guarantors in this Section 10 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

10.7 General Limitation on Guaranteed Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 10.9) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10.8 Release of Guarantors and Pledges.

(a) A Subsidiary Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by Section 9. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to such Guarantor, at such Guarantor’s expense, all UCC termination statements and other documents that such Guarantor shall reasonably request to evidence such release.

(b) If (x) any voting Capital Stock issued by any Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary is redeemed by such Excluded Foreign Subsidiary, (y) the Borrower provides written notice to the Administrative Agent that the Borrower has determined in accordance with clause (i) of the definition of Excluded Foreign Subsidiary that a Subsidiary has become an Excluded Foreign Subsidiary described in such clause (i), or (z) the Borrower provides written notice to the Administrative Agent that a Foreign Subsidiary or a U.S. Owned DRE has ceased to be an Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary and has become an Excluded Foreign Subsidiary described in clause (ii) or (iii) of the definition of Excluded Foreign Subsidiary, then such shares of the relevant issuer shall be automatically and without further action released from the security interests created by this Agreement so that the shares of Capital Stock of such Subsidiary subject to the security interests created by this Agreement shall not include more than 65% of the total outstanding Capital Stock of any Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary or at any time include any shares of Capital Stock of any Excluded Foreign Subsidiary described in clause (ii) or clause (iii) of the definition of Excluded Foreign Subsidiary and any certificates representing such released Capital Stock shall be returned to the applicable grantor.

10.9 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.4. The provisions of this Section 10.9 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

SECTION 11. EVENTS OF DEFAULT

11.1 Events of Default. An “Event of Default” shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, an “Event of Default”):

(a) the Borrower shall fail to pay any principal of any Loan or Unpaid Drawing when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Unpaid Drawing, or any other amount payable hereunder or under any other Loan Document within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by Holdings or its Restricted Subsidiaries herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c) any Loan Party shall default in the observance or performance of (i) any agreement contained in Section 8.4(a) (with respect to the Borrower only), Section 8.7(a) or Section 9 (other than Section 9.1); or (ii) Section 9.1; provided that an Event of Default under this clause (ii) is subject to cure pursuant to Section 11.3; provided further that an Event of Default under this clause (ii) shall not constitute an Event of Default for purposes of any Facility other than the Revolving Facility unless and until the Revolving Lenders have declared all such obligations to be immediately due and payable in accordance with Section 11.2(b) and such declaration has not been rescinded on or before such date; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 11.1), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) Holdings or any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clause (i), (ii) or (iii) of this Section 11.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 11.1(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; provided further that clause (iii) of this Section 11.1(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or

(f) (i) Holdings, the Borrower or any Significant Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, examinership, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any Significant Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any Significant Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Holdings, the Borrower or any Significant Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Holdings, the Borrower or any Significant Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Holdings, the Borrower or any Significant Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of Holdings, the Borrower, any Subsidiary, or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) a Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA with respect to a Plan, (vii) a determination has been made that any Single Employer Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (viii) a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (ix) any contribution required to be made with respect to a Single Employer Plan, Multiemployer Plan or Non-U.S. Plan has not been timely made, (x) a Plan has an Unfunded Pension Liability or (xi) the imposition of liability under Title IV of ERISA with respect to any Plan (other than premiums due but not delinquent under Section 4007 of ERISA); and in each case in clauses (i) through (xi) above, such event or condition, together with all other such events or conditions, if any, has had, or could reasonably be expected to have, a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent and which third party is covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any material Security Document shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof, or any Loan Party or any Affiliate of any such Loan Party shall so assert, or any Lien created by any such Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby, or any Loan Party shall so assert, except (A) to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) after notice of the requirement to do so by any Loan Party pursuant to the terms of any Loan Document and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage and (y) the Loan Parties take such action as the Administrative Agent or the Collateral Agent may reasonably request to remedy such loss of perfection or priority or (B) the fair market value of assets affected thereby does not exceed $1,000,000; or

(j) any material Guarantee of any Guarantor contained in Section 10 shall cease, for any reason, to be in full force and effect, other than as provided for in Section 10.8, or any Loan Party or any Affiliate of any such Loan Party shall so assert; or

(k) a Change of Control shall occur.

11.2 Action in Event of Default.

(a) Except as otherwise provided in clause (b) below, upon any Event of Default specified in Section 11.1(f), the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically immediately become due and payable, and if any other Event of Default under Section 11.1 occurs, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Loan Commitments to be terminated forthwith, whereupon the Revolving Loan Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Administrative Agent, in its capacity as Collateral Agent, may enforce all Liens and security interests created pursuant to the Security Documents. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon and all amounts drawn thereunder have been reimbursed in full and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 11.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

(b) Upon the occurrence of an Event of Default under Section 11.1(c)(ii) (a “Financial Covenant Event of Default”) that is uncured or unwaived, the Required Revolving Lenders may, so long as a Compliance Date continues to be in effect, (i) declare that such breach constitutes a Default for purposes of Sections 7.2 and 7.3 and (ii) on the date that is ten (10) Business Days after the date on which financial statements are required to be delivered for the applicable fiscal quarter, so long as the Borrower has provided a Notice of Intent to Cure with respect to such breach and, otherwise, immediately upon such breach, either (x) terminate the Revolving Loan Commitment and/or (y) take the actions specified in Section 11.2(a) in respect of the Revolving Loan Commitments and the Revolving Loans. In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 11.2(a) on the date that the Required Revolving Lenders terminate the Revolving Loan Commitment and accelerate all Obligations in respect of the Revolving Loan Commitment; provided that the Required Lenders may not take such actions if either (i) the Revolving Loans have been repaid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the Revolving Loan Commitments have been terminated or (ii) the Financial Covenant Event of Default has been waived by either the Required Revolving Lenders or the Required Lenders.

11.3 Right to Cure.

(a) Solely for purposes of determining compliance with the Financial Covenant, on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered pursuant to Section 8.1 for any fiscal quarter (the “Equity Cure Period”), the Sponsors, any of their Affiliates or other Persons shall have the right to make an equity investment (which equity shall be common equity or Qualified Equity Interests) in Holdings in cash, which Holdings shall subsequently contribute to U.S. Holdings, and U.S. Holdings shall contribute to the Borrower on or prior to the expiration of the Equity Cure Period for such fiscal quarter, and such cash will, if so designated by the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the Financial Covenant at the end of such fiscal quarter and the subsequent three fiscal quarters (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) there shall be no more than two (2) quarters in each four (4) consecutive fiscal quarter period in respect of which a Specified Equity Contribution is made, (b) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in compliance with the Financial Covenant on a Pro Forma Basis, (c) no more than five (5) Specified Equity Contributions shall be made during the term of this Agreement, (d) all Specified Equity Contributions shall be disregarded for purposes of any financial ratio determination under this Agreement other than for determining compliance with the Financial Covenant (and will not be credited as an addition to the Available Amount or Excluded Contribution) and (e) there shall be no reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant for the fiscal quarter for which such Specified Equity Contribution was made.

(b) Upon receipt by the Administrative Agent of a Notice of Intent to Cure prior to the last day of the Equity Cure Period, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under this Section 11 (or any rights and remedies under any other Loan Document that are available during the continuance of an Event of Default) on the basis of any failure to comply with the ~~Total Leverage~~Financial Covenant until the expiration of the Equity Cure Period.

11.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of the proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 11.2, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral, and all other amounts received on account of the Obligations), in the following order:

(a) First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (including, without limitation, all reasonable costs and expenses of every kind incurred in connection with any action taken pursuant to any

Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including, without limitation, Section 9-615(a)(3) of the UCC)), and all amounts for which Administrative Agent is entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under this Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under this Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b) Second, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including reasonable fees and disbursement of counsel payable under Section 13.1 and amounts payable under Section 2.11 and Section 5.5) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

(c) Third, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable fees and disbursement of counsel payable under Section 13.1 and amounts payable under Section 2.11 and Section 5.5), ratably among them in proportion to the amounts described in this clause (c) payable to them;

(d) Fourth, for application by it pro rata to (i) repay the Swingline Lender for any then outstanding Swingline Loans to the extent Revolving Lenders have not funded their obligations to acquire participations therein, (ii) cure any Lender Default that has occurred and is continuing at such time and (iii) repay the Issuing Lender for any amounts not paid by L/C Participants pursuant to Section 3.4;

(e) Fifth, to the payment of that portion of all Obligations constituting accrued and unpaid interest and fees on the Loans, Commitments, Letters of Credit and Drawings, and any fees, premiums and scheduled periodic payments due under Cash Management Obligations or Specified Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth payable to them;

(f) Sixth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans and Drawings (including to Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Cash Management Obligations or Specified Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (f) held by them;

(g) Seventh, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

(h) Eighth, any balance of such proceeds remaining after all of the Obligations shall have been satisfied by payment in full in immediately available funds (or in the case of Letters of Credit, terminated or Collateralized) and the Commitments shall have been terminated, be paid over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 12. ADMINISTRATIVE AGENT

12.1 Appointment. The Lenders hereby irrevocably designate and appoint Barclays Bank PLC as Administrative Agent (for purposes of this Section 12 and Section 13.1, the term “Administrative Agent” also shall include Barclays Bank PLC in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

12.2 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Joint Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Joint Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.6 and 13.1. Without limitation of the foregoing, each Joint Lead Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.3 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.4 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders or the Required Revolving Lenders, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or the Required Revolving Lenders, as the case may be; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders or the Required Revolving Lenders, as the case may be.

12.5 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.6 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is required to be reimbursed or indemnified by the Borrower and has not been reimbursed and indemnified by the Borrower (and without limiting its obligation to do so), the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof), including without limitation in its capacity as Collateral Agent under the Loan Documents, in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.7 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Required Revolving Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.8 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent and recorded in the Register. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.9 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Lenders and the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b), (c) and (d) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Sections 11.1(a) or (f) then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such fifteen (15) Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided that the Borrower’s consent shall not be required if an Event of Default under Section 11.1(a) or (f) then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above before the date that is twenty (20) Business Days after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and/or under any other Loan Document (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.9, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 12 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

(f) Resignation by an Issuing Lender.

(i) An Issuing Lender may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Lenders and the Borrower. Any resigning Issuing Lender (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect pursuant to clauses (ii), (iii) and (iv) below or as otherwise provided below.

(ii) Upon any such notice of resignation by an Issuing Lender, the Required Lenders shall appoint a successor Issuing Lender hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld, conditioned or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 11.1(f) then exists).

(iii) If a successor Issuing Lender shall not have been so appointed within such fifteen (15) Business Day period, the resigning Issuing Lender, with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Borrower’s consent shall not be required if an Event of Default under Section 11.1(f) then exists), shall then appoint a successor Issuing Lender who shall serve as Issuing Lender hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Issuing Lender as provided above.

(iv) If no successor Issuing Lender has been appointed pursuant to clause (ii) or (iii) above within twenty (20) Business Days after the date such notice of resignation was given by such Issuing Lender, such Issuing Lender’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Issuing Lender hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Issuing Lender as provided above.

(v) Upon a resignation of an Issuing Lender pursuant to this Section 12.9(g), such Issuing Lender shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 12 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of such Issuing Lender for all of its actions and inactions while serving as an Issuing Lender.

12.10 Collateral Matters. (a) Each Secured Party authorizes and directs the Collateral Agent to enter into the Security Documents and any Intercreditor Agreement, other intercreditor arrangements or collateral trust arrangements contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any Intercreditor Agreement and other agreements or documents. Each Lender hereby agrees, and each holder of any Note and each other Secured Party by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders (or such greater number of Lenders as may be required hereunder) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the

Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Secured Parties hereby authorize the Collateral Agent to release, at the Borrower’s sole cost and expense, any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.5, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c) The Collateral Agent shall have no obligation whatsoever to the Secured Parties or to any other Person to assure that the Collateral exists or is owned by any Secured Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11 Parallel Debt.

(a) Without prejudice to the provisions of this Agreement and the Security Documents and for the purpose of preserving the initial and continuing validity of the security interests in the Collateral granted and to be granted by the Loan Parties to the Collateral Agent (or any sub-agent thereof) for the benefit of any Secured Parties, an amount equal to and in the same currency as the Obligations from time to time due by such Loan Party in accordance with the terms and conditions of the Loan Documents, including for the avoidance of doubt, any limitations set forth therein, shall be owing as separate and independent obligations of such Loan Party to the Collateral Agent (or any sub-agent thereof) for the benefit of any Secured Parties (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”).

(b) Each Loan Party and the Collateral Agent (and any sub-agent thereof) acknowledge that (i) for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of each Loan Party to the Collateral Agent (and any sub-agent thereof) under the Loan Documents which are separate and independent from, and without prejudice to, the corresponding Obligations under the Loan Documents which such Loan Party has to the Secured Parties and (ii) that the Parallel Debt represents the Collateral Agent’s (including any sub-agent thereof) own claims to receive payment of the Parallel Debt; provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Loan Documents; provided, further, that the Collateral Agent or any sub-agent thereof shall exercise its rights with respect to the Parallel Debt solely in accordance with this Agreement and any other Loan Document.

(c) Every payment of monies made by a Loan Party to the Collateral Agent or any sub-agent thereof shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by such Grantor contained in Section 12.11(a); provided that if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application the Collateral Agent and any sub-agent thereof shall be entitled to receive the amount of such payment from such Loan Party and such Loan Party shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d) Subject to the provision in paragraph (c) of this Section 12.11, but notwithstanding any of the other provisions of this Section 12.11:

(i) the total amount due and payable as Parallel Debt under this Section 12.11 shall be decreased to the extent that a Loan Party shall have paid any amounts to the Collateral Agent (or any sub-agent thereof) on behalf of the applicable Secured Parties or any of them to reduce the outstanding principal amount of the applicable Obligations or the Collateral Agent (or any sub-agent thereof) on behalf of the applicable Secured Parties otherwise receives any amount in payment of such Obligations; and

(ii) to the extent that a Loan Parties shall have paid any amounts to the Collateral Agent (or any sub-agent thereof) under the Parallel Debt owed to it or the Collateral Agent (or any sub-agent thereof) shall have otherwise received monies in payment of the Parallel Debt owed to it, the total amount due and payable under the Loan Documents shall be decreased as if said amounts were received directly in payment of the applicable Obligations.

(e) In the event of a resignation of the Collateral Agent or any of its sub-agents or the appointment of a new Collateral Agent or sub-agent pursuant to this Agreement, the retiring or replaced Collateral Agent or sub-agent shall (i) assign the Parallel Debt owed to it (but not by way of novation) and (ii) transfer any Collateral granted to it securing such Parallel Debt, in each case to the successor Collateral Agent or sub-agent, as applicable.

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13. MISCELLANEOUS

13.1 Payment of Expenses, etc. The Borrower hereby agrees upon the occurrence of the Closing Date to: pay (without duplication) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers (including, the reasonable fees and disbursements of Cahill Gordon & Reindel LLP or other single counsel selected by the Administrative

Agent and the reasonable fees and disbursements of a single local counsel to the Administrative Agent and Joint Lead Arrangers in each relevant jurisdiction and of a single special counsel to the Administrative Agent and Joint Lead Arrangers in each relevant specialty (in each case except allocated costs of in-house counsel)) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, modification, enforcement or consent relating hereto or thereto, of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent, of each Issuing Lender and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and, after the occurrence and during the continuance of an Event of Default, of the Collateral Agent, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case, the reasonable out-of-pocket costs and expenses of one special counsel, one consultant and one local counsel in each relevant jurisdiction for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, for the group of Issuing Lenders and the group of Lenders (limited to, solely in the case of any actual or potential conflict of interest as determined by the affected Issuing Lender or Lender, one additional counsel for the affected Lenders as a whole). The Borrower hereby agrees to indemnify the Joint~~,~~ Lead Arrangers, the Administrative Agent, the Collateral Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, disbursements and other charges for a single firm of counsel for all Indemnified Persons, taken as a whole, and if necessary, one single local counsel in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for any affected Lenders, taken as a whole) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Joint Lead Arrangers, the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Loan Party or its equity holders, Affiliates, creditors or other person) related to the entering into and/or performance of this Agreement or any other Loan Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (b) the actual or alleged presence of Materials of Environmental Concern at any Property; the generation, storage, transportation, handling or disposal of Materials of Environmental Concern by Holdings or any of its Subsidiaries at any location; the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Property; or any related claim asserted against Holdings, any of its Subsidiaries or any Property (collectively, the “Environmental Liabilities”); provided that no Indemnified Person will be indemnified for (i) any cost, expense or liability to the extent determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing, or (B) a material breach under this Agreement or any other Loan Document by any such persons or disputes between and among Indemnified Persons (other than disputes against the Joint Lead Arrangers, the Administrative Agent, the Collateral Agent or any Swingline Lender or Issuing Lender in such capacity or which involves an act or omission by the Borrower or its Affiliates), (ii) any settlement entered into by such person without the Borrower’s written consent

(such consent not to be unreasonably withheld or delayed), (iii) any Taxes, other than any Taxes that represent losses or damages arising from any non-Tax claim and (iv) any increased costs, compensation or net payments incurred by or owed to any Indemnified Person to the extent addressed in Section 2.11 or Section 2.12, except to the extent set forth therein. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. For clarity, the term “Administrative Agent” as used in this Section 13.1 shall include the Administrative Agent acting in its capacity as Collateral Agent under the Loan Documents.

Without limiting the indemnification obligations of the ~~proceeding~~preceding paragraph of this Section 13.1, to the full extent permitted by applicable law, each Loan Party, Subsidiary and Indemnified Person shall not assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential, punitive or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any other transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Each Loan Party, Subsidiary and Indemnified Person shall not be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such party results from such party’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision).

This Section 13.1 shall not apply in respect of the matters addressed in Sections 2.11, 2.12, 3.6 and 5.5, which shall be the sole remedy in respect of matters addressed in such sections.

13.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of the Loan Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.4, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.17(d) and (e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

13.3 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Loan Party, at the address specified opposite its signature below or in the other relevant Loan Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Loan Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Each of the Administrative Agent, Holdings and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.4 Benefit of Agreement; Assignments; Participations. (a) (i) Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

Subject to the conditions set forth in paragraph (a)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) in the case of any Lender, the Borrower; provided that such consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days after notice by the Administrative Agent or the respective assigning Lender; provided further that no consent of the Borrower shall be required (x) in the case of any Lender, for an assignment of any Term Loan (other than with respect to Incremental Term Loans) and any Term Loan Commitment (other than with respect to Incremental Term Loan Commitments) to a Lender, an Affiliate of a Lender or an Approved Fund or (y) if a Significant Event of Default has occurred and is continuing, any other Eligible Assignee;

(B) except, in the case of any Lender, with respect to an assignment of any Term Loan (other than with respect to Incremental Term Loans) and any Term Loan Commitment (other than with respect to Incremental Term Loan Commitments) to a Lender or an Affiliate of a Lender, the Administrative Agent; and

(C) with respect to any proposed assignment of all or a portion of any Revolving Loan or Revolving Loan Commitment, the Swingline Lender and each Issuing Lender.

(ii) Assignment Conditions. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (i) with respect to Term Loans, $1,000,000 and (ii) with respect to Revolving Loans and Revolving Loan Commitments, $5,000,000 (provided that in each case, that simultaneous assignments to or by two (2) or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and the Borrower otherwise consent;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C) the Assignee, if it is not already a Lender hereunder, shall deliver to the Administrative Agent an administrative questionnaire and the IRS forms described in Section 5.5(b) (including the Non-Bank Certificate, as applicable) and any forms described in Section 5.5(c) (if applicable).

This Section 13.4(a) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time pursuant to (x) Dutch Auctions open to all Lenders on a pro rata basis or (y) open market purchases, in each case in accordance with the terms of this Agreement (including this Section 13.4), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction,” in each case, and subject to the following further limitations:

(A) each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Term Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Auction Purchaser be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to such Permitted Auction Purchaser shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Auction Purchaser shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including this Section 13.4);

(B) at the time any Permitted Auction Purchaser is making purchases of Loans pursuant to a Dutch Auction or open market purchase it shall enter into an Assignment and Assumption;

(C) immediately upon the effectiveness of each Auction Purchase or other acquisition of Term Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase for no consideration, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and

(D) at the time of such Purchase Notice and Auction Purchase or open market purchases, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) no proceeds of Revolving Loans are used to consummate the Auction Purchase.

Notwithstanding anything to the contrary herein, this Section 13.4(a)(iii) shall supersede any provisions in Sections 2.8 and 13.6 to the contrary.

(iv) Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans to an Affiliated Lender (including Affiliated Investment Funds) through (1) Dutch Auctions open to all Lenders on a pro rata basis or (2) open market purchases, in each case in accordance with the terms of this Agreement (including Section 13.4), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction,” in each case, and subject to the following further limitations:

(A) notwithstanding anything in Section 13.12 or the definition of “Required Lenders” to the contrary, (x) for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 13.12), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, or (4) subject to Section 2.14, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Restricted Affiliated Lender disproportionately in any material respect as compared to other Lenders, Restricted Affiliated Lenders will be deemed to have voted in the same proportion as Lenders that are not Restricted Affiliated Lenders voting on such matter and (y) Affiliated Investment Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 49.9% will be subject to the limitations set forth in clause (x) above;

(B) Restricted Affiliated Lenders shall not receive (i) information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings or conference calls attended solely by Lenders and the Administrative Agent and their advisors, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2 and (ii) advice of counsel to the Lenders or the Administrative Agent or challenge the attorney-client privilege afforded to such Persons;

(C) at the time any Affiliated Lender is making purchases of Loans pursuant to a Dutch Auction or an open market purchase it shall enter into an Assignment and Assumption;

(D) at the time of such Purchase Notice and Auction Purchase or open market purchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(E) the aggregate principal amount of all Term Loans that may be purchased by Restricted Affiliated Lenders through Dutch Auctions or assigned to the Restricted Affiliated Lenders through open market purchases shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 20% of the aggregate principal amount of the Term Loans then outstanding.

Notwithstanding anything to the contrary herein, this Section 13.4(a)(iv) shall supersede any provisions in Sections 2.8 and 13.6 to the contrary.

(v) Novation. Subject to acceptance and recording thereof pursuant to Section 13.4(a)(vi) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 5.5 and 13.1). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of Section 13.4.

(vi) Acceptance and Register. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consents to such assignment required by Section 13.4, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vii) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in respect of Term Loans and/or Revolving Loan Commitments to one or more banks or other entities (other than a Disqualified Lender, a natural person or a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations with respect thereto; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided further that any Permitted Auction

Purchaser or Affiliated Lender shall only be permitted to be a Participant to the extent such Permitted Auction Purchaser or Affiliated Lender would otherwise be permitted to receive an assignment pursuant to Section 13.4(a). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the first or second proviso of Section 13.12(a) and (2) directly affects such Participant. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans, L/C Obligations or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, L/C Obligation or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(viii) The Borrower agrees that (x) each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 (subject to the requirements of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.4(a) and (y) each Participant shall be entitled to the benefits of Section 5.5 if the Borrower is notified that a participation has been sold and such Participant agrees, for the benefit of the Borrower, to comply with the requirements of Section 5.5 to the same extent as if it were a Lender that had acquired its interest by assignment pursuant to Section 13.4(a) (and for the purposes of the definitions of Excluded Taxes, Indemnified Taxes, Other Taxes and Taxes, such Participant shall be treated as if it were a Lender). Notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment under Section 2.11 or 5.5 than the applicable participating Lender would have been entitled to receive in respect of the amount of the participation transferred by such participating Lender to such Participant had no such participation occurred, except to the extent such entitlement to receive a greater payment results from a Change in Tax Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.2.

(b) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(c) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 13.4.

(d) Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.

Notwithstanding the foregoing provisions of this Section 13.4 or any other provision of this Agreement, if the Borrower shall have consented thereto in writing in its sole discretion, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans, Incremental Term Loan Commitments and Term Loan Commitments via an electronic settlement system acceptable to the Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent with the other provisions of this Section 13.4. Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans, Incremental Term Loan Commitments and Term Loan Commitments pursuant to the Settlement Service. Assignments and assumptions of Loans, Incremental Term Loan Commitments and Term Loan Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies Lenders of the Settlement Service as set forth herein. The Borrower may withdraw its consent to the use of the Settlement Service at any time upon notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans, Incremental Term Loan Commitments and Term Loan Commitments shall be effected by the provisions otherwise set forth herein.

13.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any other Loan Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.6 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata (or in accordance with Section 11.4, as applicable) based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Loan Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement that (i) require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) permit disproportionate payments with respect to the Loans as, and to the extent, expressly provided herein. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Lender, Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

13.7 [Reserved].

13.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT

(OTHER THAN ALL LOAN DOCUMENTS GOVERNED BY OR EXPRESSED TO BE GOVERNED BY FOREIGN LAW), EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ALL LOAN DOCUMENTS GOVERNED BY OR EXPRESSED TO BE GOVERNED BY FOREIGN LAW) BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS, U.S. HOLDINGS, THE BORROWER OR ANY SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ALL LOAN DOCUMENTS GOVERNED BY OR EXPRESSED TO BE GOVERNED BY FOREIGN LAW) BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.

13.10 ~~Effectiveness. This Agreement shall become effective on the date (the “Closing Date”) on which (a) Holdings, U.S. Holdings, the Borrower, each Subsidiary Guarantor, the Administrative Agent, each Joint Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (b) the conditions precedent set forth in Section 7.1 have been satisfied or waived. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Closing Date.~~[Reserved.]

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Loan Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of Holdings may be released from, the Guarantee and the Security Documents without the consent of the Required Lenders or all of the Lenders, as set forth below, in accordance with the express provisions hereof or thereof that otherwise permit such release); provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly and adversely affected in the case of following clause (i)(y) or whose Obligations are being extended in the case of following clause (i)(x)), (i)(x) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date or (y) or reduce the rate or extend the time of payment of interest or Fees thereon or of any scheduled repayment of the Term Loans (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.7(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)) or of any scheduled repayment of the Term Loans, (ii) release all or substantially all of the Collateral or all or substantially all of the value of the Guarantees (except as expressly provided in the Loan Documents) under all the Security Documents or this Agreement, respectively, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Closing Date) or (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date); provided further that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender (including any Defaulting Lender) over the amount thereof then in effect or extend the stated expiration date of any Commitment of any Lender (including any Defaulting Lender) without the consent of such Lender (including any Defaulting Lender) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (6) reduce the percentage contained in the definitions of the terms “Required Revolving Lenders” and “Required Term Lenders” without the prior written consent of each Lender under its respective Facility.

(b) Notwithstanding the foregoing: (I) only the consent of the Required Revolving Lenders shall be necessary to (i) amend, waive or modify the terms and provisions of Section 9.1 and the first sentence of Section 11.2(b) (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) and no such amendment, waiver or modification of any such terms or provisions (and related definitions as used in such Sections, but not as used in other

Sections of this Agreement) shall be permitted without the consent of the Required Revolving Lenders, (ii) amend, modify or waive any condition precedent set forth in Section 7.2 or 7.3 with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit or (iii) amend, modify or waive any provision of this Agreement that solely affects the Revolving Lenders in respect of such Revolving Facility, including (except as explicitly provided in the first proviso of Section 13.12(a)), the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Revolving Facility; (II) only the consent of the Required Term Lenders shall be necessary to (i) amend, modify or waive any provision of this Agreement that solely affects the Term Lenders in respect of any Term Facility, including (except as explicitly provided in the first proviso of Section 13.12(a)), the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of ~~the~~such Term Facility or (ii) amend, modify or waive any condition precedent set forth in Section 7.2 or 7.3 with respect to the making of Term Loans; and (III) only the consent of the Required Lenders constituting Incremental Lenders shall be necessary to (i) amend, modify or waive any condition precedent set forth in the applicable Incremental Amendment or Section 7.2 or 7.3 with respect to the making of the applicable Incremental Loans or (ii) amend, modify or waive any provision of this Agreement or the applicable Incremental Amendment that solely affects the applicable Incremental Lenders in respect of the applicable Incremental Facility, including (except as explicitly provided in the first proviso of Section 13.12(a)), the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the applicable Incremental Facility.

(c) Notwithstanding the provisions of Section 13.12(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility which is a term loan facility or any such increase in the Term Facility to share ratably in prepayments with the Term Loans, (iii) to permit any such additional credit facility which is a revolving loan facility or any such increase in the Revolving Facility to share ratably in prepayments with the Revolving Facility and (iv) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d) Notwithstanding the provisions of Section 13.12(a), this Agreement and the other Loan Documents may be amended in connection with any Permitted Amendment pursuant to a Loan Modification Offer in accordance with Section ~~2.17~~2.16 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement, any Intercreditor Agreement (or enter into a replacement thereof) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the terms of such Permitted Amendment).

(e) Notwithstanding the provisions of Section 13.12(a), but subject to Section 5.1(b), this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the Refinancing or modification of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term

Loans at the time of such Refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable (unless all remaining Lenders have the benefit of any more favorable terms) to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such Refinancing.

(f) Notwithstanding the provisions of Section 13.12(a), this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.15 in connection with any Incremental Amendment and any increase in or new Commitments or Loans, with the consent of the Borrower, the Administrative Agent and the Incremental Term Lenders or Incremental Revolving Lenders (as applicable) providing such increased or new Commitments or Loans. In addition, the Administrative Agent may enter into an Intercreditor Agreement (or amend, supplement or modify and existing Intercreditor Agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any Incremental Term Loans or Incremental Revolving Commitments.

(g) Notwithstanding the provisions of Section 13.12(a), this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.18 in connection with any Refinancing Amendment and the Lenders providing the Other Term Loans and Other Revolving Loans. In addition, the Administrative Agent may enter into an Intercreditor Agreement (or amend, supplement or modify and existing Intercreditor Agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any Other Term Loans and Other Revolving Loan.

(h) Notwithstanding the provisions of Section 13.12(a), any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each Issuing Lender and the Swingline Lender) if (i) by the terms of such agreement the Commitment (if any) of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.4) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement

(i) Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents (including any Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Closing Date, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Security Documents), then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(j) Notwithstanding the provisions of Section 13.12(a), the Administrative Agent may amend an Intercreditor Agreement (or enter into a replacement thereof), any Security Documents and/or replacement Security Documents (including a collateral trust agreement) in connection with the incurrence of (a) any Indebtedness permitted under Section 9.2 to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and (b) any Indebtedness permitted under Section 9.2 to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a second lien, subordinated basis to the Obligations and the obligations in respect of any Indebtedness described in clause (a) above.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.11, 2.12, 3.6, 5.5, 12.6 and 13.1 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.11, 2.12, 3.6 or 5.5 from those being charged by the respective Lender prior to such transfer, then no Borrower shall be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes in any applicable law, treaty, government rule, regulation, guideline or order, or in the official interpretation thereof, after the date of the respective transfer).

13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record from time to time the name and address of each Lender and each Issuing Lender, the Commitments, the principal amounts of the Loans, L/C Obligations and any other obligations under the Loan Documents, and the amounts of stated interest due thereon, owing to each Lender and each Issuing Lender pursuant the terms hereof and any Note. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans, L/C Obligations or other obligations under the Loan Documents. With respect to any Lender or Issuing Lender, the transfer of the Commitments of such Lender or Issuing Lender and the rights to the principal of, and interest on, any Loans, L/C Obligations and any other obligations under the Loan Documents owing to such Lender or Issuing Lender shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans, L/C Obligations and other obligations under the Loan Documents shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments, Loans, L/C Obligations or other obligations under the Loan Documents shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 13.4. Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender and/or Issuing Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but only, in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, L/C Obligations and other Obligations), at any reasonable time and from time to time upon reasonable prior notice. Coincident with the delivery of such an Assignment and Assumption to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assignee or transferee Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15 to the same extent that the Administrative Agent is otherwise indemnified pursuant to Section 13.1.

13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors, agents, representatives or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 or substantially similar terms and (vii) to any prospective or actual transferee or Participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16 or substantially similar terms.

(b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries); provided that such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17 Patriot Act. Each Lender subject to the Patriot Act hereby notifies Holdings and the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Loan Parties in accordance with the Patriot Act.

13.18 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.19 Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in the respective Available Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the applicable Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or the applicable Alternate Currency Equivalent or any other rate of exchange for this Section 13.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges and agrees, and acknowledges its Affiliates’’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between Holdings and its Subsidiaries and the Administrative Agent, any Joint Lead Arranger, any L/C Issuer, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, any Joint Lend Arranger, any L/C Issuer, any Swingline Lender or any Lender has advised or is advising Holdings or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between Holdings and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Administrative Agents, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed, in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower or any of its Affiliates and none of the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, each of Holdings and the Borrower hereby waives and releases any respective claims that either may have against the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.21 Amendment and Restatement. (a) On the Amendment No. 1 Effective Date, the Original Credit Agreement shall be amended and restated in its entirety by this Agreement. From and after the Amendment No. 1 Effective Date, the Obligations outstanding under the Original Credit Agreement shall be governed by the terms of this Agreement. The parties hereto acknowledge and agree that (A) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Original Credit Agreement) under the Original Credit Agreement as in effect prior to the Amendment No. 1 Effective Date and which remain outstanding, (B) the “Obligations” are in all respects continuing (as amended and restated hereby and which are hereinafter subject to the terms herein) and (C) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby. Each Loan Party ratifies its authorization for the Collateral Agent to file in any relevant jurisdictions any such financing statement or other instrument relating to all or any part of the Collateral if filed prior to the date hereof. Notwithstanding anything to the contrary, as of the Amendment No. 1 Effective Date all specified baskets in this Agreement shall be deemed to be unutilized.

(b) On and after the Amendment No. 1 Effective Date, (i) all references to the “Credit Agreement”, “therein”, “thereof”, “thereunder” or words of similar import when referring to the Original Credit Agreement in the Loan Documents delivered pursuant to the Original Credit Agreement shall mean and shall be deemed to refer to this Agreement without further amendment of such Loan Documents, (ii) all references to any section (or subsection) of the Original Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Amendment No. 1 Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to refer to the Original Credit Agreement as amended and restated hereby.

(c) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly Authorized Officers as of the day and year first above written.

THE BORROWER:	ANCESTRY.COM INC. (F/K/A GLOBAL GENERATIONS MERGER SUB INC.) By: Name Title:

GUARANTORS:	ANCESTRY.COM LLC (F/K/A ANVIL US 1 LLC) By: Name Title:

ANCESTRY US HOLDINGS INC. (F/K/A GLOBAL GENERATIONS INTERNATIONAL INC.) By: Name Title:

ANCESTRY INTERNATIONAL HOLDINGS LLC (F/K/A ANCESTRY.COM LLC) By: Name Title:

ANCESTRY.COM DNA, LLC By: Name Title:

ANCESTRY.COM OPERATIONS INC. By: Name Title:

[Signature Page to Credit Agreement]

iARCHIVES, INC. By: Name Title:

TGN SERVICES, LLC By: Name Title:

ANCESTRY.COM OPERATIONS INC., as Sole Member of WE’RE RELATED, LLC By: Name Title:

ANCESTRY INTERNATIONAL LLC (F/K/A ANVIL US 2 LLC) By: Name Title:

~~WE’RE RELATED, LLC~~ANCELUX 3 S.À R.L By: Name Title:

ANCELUX 4 S.À R.L By: Name Title:

[Signature Page to Credit Agreement]

ANVILIRE LIMITED By: Name Title:

ANVILIRE ONE LIMITED By: Name Title:

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender

By:
Name: Title:

[Signature Page to Credit Agreement]